As filed with the Securities and Exchange Commission on ^ January 15, 1998

                                                      Registration No. 333-42501
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------
                            LAKEVIEW FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

         New Jersey                          6036               22-3334052
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                                1117 Main Street
                           Paterson, New Jersey 07503
                                 (201) 890-1234
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

             Kevin J. Coogan, President and Chief Executive Officer
                            Lakeview Financial Corp.
                               989 McBride Avenue
                         West Paterson, New Jersey 07424
                                 (201) 890-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             Samuel J. Malizia, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700, East
                              Washington, DC 20005

                        Approximate date of commencement of proposed sale to the
                  public: As soon as practicable after the effectiveness of the Registration Statement.
         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                       ----------------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed Maximum       Proposed Maximum
         Title of Securities                 Amount to             Offering Price       Aggregate Offering        Amount of
          to be Registered                 be Registered              Per Share              Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,

  par value $1.00 per share.........         ^ 520,000                 $27.13               $9,564,102            $2,821.41

====================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee for the filing of the Form S-4 pursuant to Rule 457(f)(1) and (3) under the Securities Act based on the average of the high and low prices reported by NASDAQ for Westwood Financial Corporation common stock as of December 16, 1997, a date within five business days prior to the filing of this Registration Statement and reduced by 49.9% of cash to be paid by Lakeview Financial Corp. As of December 16, 1997, Westwood Financial Corporation had 645,295 shares of common stock outstanding and 58,355 options to purchase common stock outstanding. Shareholders of Westwood Financial Corporation will be entitled to elect their preference with respect to each share of Westwood Financial Corporation common stock held by them, subject to pro-rata allocation, such that an aggregate of 49.9% will be converted into cash and 50.1% will be converted into stock.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         Westwood Financial Corporation
                                 700-88 Broadway
                           Westwood, New Jersey 07675


                               ^ January 23, 1998


To the Shareholders of
Westwood Financial Corporation


          You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Westwood Financial Corporation ("WFC"), the holding company for Westwood Savings Bank ("WSB"), which will be held on ^ Tuesday, February 24, 1998, at ____:____ ____.m., local time at the ___________,
___________, New Jersey.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated September 10, 1997 (the "Reorganization Agreement") by and between WFC, WSB, and Lakeview Financial Corp. ("LFC"), a New Jersey corporation and the holding company for Lakeview Savings Bank, a New Jersey stock savings bank ("LSB") and LSB. Pursuant to the Reorganization Agreement, WFC will be merged with and into LFC, and as soon as practicable thereafter, WSB will be merged with and into LSB (together, the "Merger"). According to the terms of the Reorganization Agreement, shareholders of WFC may elect, subject to certain election and allocation procedures, to exchange their shares of WFC common stock for $29.25, payable in the aggregate form of 50% cash and 50% LFC common stock. ^An election form and letter of transmittal ^is being delivered to you under separate cover. You will have the right to elect payment in the form of cash or stock, subject to proration to assure aggregate consideration of approximately 50% LFC common stock. The allocation of cash and shares of LFC common stock that you receive will depend on the stated preferences of the WFC shareholders on the election forms and the proration procedures to be applied. You should note that the federal income tax consequences of the Merger will depend on whether you receive cash, stock or a combination of cash and stock in exchange for your shares of WFC common stock.

         ^ FinPro, Inc., an investment banking firm, has issued its opinion to your board of directors regarding the fairness from a financial point of view, of the consideration to be received by the shareholders of WFC pursuant to the Reorganization Agreement as of the date of such opinion. A copy of the opinion is attached as Appendix II to the Proxy Statement/Prospectus.


          THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES "FOR" APPROVAL OF THE MERGER. THE AFFIRMATIVE VOTE OF A MAJORITY OF WFC'S OUTSTANDING SHARES ENTITLED TO VOTE IS NECESSARY TO APPROVE THE MERGER. ACCORDINGLY, FAILURE TO VOTE, EITHER BY RETURNING YOUR PROXY CARD OR VOTING IN PERSON AT THE SPECIAL MEETING WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER.


         ^ The accompanying Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus ^ describe the matters to be acted upon at the Special Meeting, ^ including matters incidental to the conduct of the Special Meeting. Shareholders are urged to review carefully the attached Proxy Statement/Prospectus, including the Appendices, which together describe the Merger and its terms and conditions in detail.


                                     Sincerely,


                                     William J. Woods
                                     President and Chief Executive Officer

                         Westwood Financial Corporation
                                 700-88 Broadway
                           Westwood, New Jersey 07675

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ^ February 24, 1998


To the Holders of Common Stock of Westwood Financial Corporation:


NOTICE IS HEREBY GIVEN that the Special Meeting of ^ Shareholders (the "Special Meeting") of Westwood Financial Corporation ("WFC") will be held on ^ Tuesday, February 24, 1998, at ____:____ ____.m., local time at the ________________,
________________, New Jersey. The Special Meeting is for the purpose of considering and voting upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement/Prospectus:

1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated September 10, 1997 (the "Reorganization Agreement") by and between WFC, ^ Westwood Savings Bank ("WSB"), and Lakeview Financial Corp. ("LFC"), a New Jersey corporation and the holding company for Lakeview Savings Bank, a New Jersey stock savings bank ("LSB") and LSB. Pursuant to the Reorganization Agreement, WFC will be merged with and into LFC, and as soon as practicable thereafter, WSB will be merged with and into LSB (together, the "Merger"). According to the terms of the Reorganization Agreement, shareholders of WFC may elect, subject to certain election and allocation procedures, to exchange their shares of WFC common stock for $29.25, payable in the aggregate form of 50% cash and 50% LFC common stock.

^ To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on the record date, ^ January 20, 1998, are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The affirmative vote of not less than a majority of outstanding WFC common stock entitled to vote is necessary to approve the ^ merger proposal. Accordingly, failure to vote either by failing to return your proxy or failing to vote in person at the Special Meeting will have the same effect as a vote against the ^ merger proposal. We urge you to execute and return the enclosed proxy as soon as possible to ensure that your shares will be represented at the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting.


                                          By Order of the Board of Directors



                                          Joanne Miller
                                          Secretary


Westwood, New Jersey
^ January 23, 1998

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ^ THE ^ PROPOSAL STATED ABOVE. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.


         PLEASE DO NOT SEND IN CERTIFICATES FOR YOUR SHARES OF WFC COMMON STOCK WITH YOUR PROXY CARD; PLEASE CAREFULLY READ AND FOLLOW THE INSTRUCTIONS SET FORTH IN THE ELECTION FORM AND LETTER OF TRANSMITTAL REGARDING THE MAKING OF YOUR ELECTION AND THE SURRENDER OF YOUR WFC STOCK CERTIFICATES.

                           Proxy Statement/Prospectus

                                 Proxy Statement
                                       of
                         Westwood Financial Corporation


                      For a Special Meeting of Shareholders
                        To Be Held on ^ February 24, 1998


                            LAKEVIEW FINANCIAL CORP.
                                   Prospectus

        Up to ^ 520,000 Shares of Common Stock, $1.00 Par Value Per Share

         This combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock, $0.10 par value per share ("WFC Common Stock") of Westwood Financial Corporation, a New Jersey corporation ("WFC"), in connection with the solicitation of proxies by the Board of Directors of WFC for use at the Special Meeting of Shareholders of WFC to be held on ^ Tuesday, February 24, 1998 at ____:____ ____.m., local time, at the ________, ________, New Jersey or at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement/Prospectus and accompanying form of proxy ("Proxy") are first being mailed to shareholders of WFC as of ^ January 20, 1998 (the "Record Date") on or about ^ January 23, 1998.


         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, dated September 10, 1997 (the "Reorganization Agreement") by and between WFC, Westwood Savings Bank ("WSB") and Lakeview Financial Corp. ("LFC"), a New Jersey corporation and the holding company for Lakeview Savings Bank, a New Jersey stock savings bank ("LSB") and LSB. Pursuant to the Reorganization Agreement, WFC will be merged with and into LFC, and as soon as practicable thereafter, WSB will be merged with and into LSB (together, the "Merger"). According to the terms of the Reorganization Agreement, shareholders of WFC may elect, subject to certain election and allocation procedures, to exchange their shares of WFC common stock for $29.25, payable in the aggregate form of 50% cash and 50% LFC common stock. You will have the right to elect payment in the form of cash or stock, subject to proration to assure aggregate consideration of approximately 50% LFC common stock. The Merger must qualify as a tax-free reorganization. Thus, no guarantee can be given that an election by any given shareholder will be honored, or that WFC shareholders will receive their elected form of consideration. For a more detailed description of the terms of the Merger, see "Proposal I--The Merger."


         This Proxy Statement also constitutes a prospectus of LFC with respect to up to ^ 520,000 shares of LFC common stock, $1.00 par value per share ("LFC Common Stock"), that will be issued in connection with the Merger and the exercise of certain options granted under the WFC 1993 and 1997 Stock Option Plans (the "Plans").


         THE SHARES OF WFC COMMON STOCK TO BE ISSUED PURSUANT TO THE REORGANIZATION AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF LFC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS ________________, 1998.

         This Proxy Statement/Prospectus does not cover any resale of the securities to be received by shareholders of WFC upon consummation of the proposed transaction, and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

         No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus or incorporated by reference herein in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by LFC or WFC. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of LFC or WFC since the date of this Proxy Statement/Prospectus or that the information set forth herein or in the documents or reports incorporated herein by reference since the date of this Proxy Statement/Prospectus; however, if any material change occurs in such affairs or information during the period that this Proxy Statement is required to be delivered, this Proxy Statement/Prospectus will be amended and supplemented accordingly. All information contained in this Proxy Statement/Prospectus relating to WFC and its subsidiary has been supplied by WFC and all information contained in this Proxy Statement/Prospectus relating to LFC and its subsidiaries has been supplied by LFC.

                              AVAILABLE INFORMATION


         LFC and WFC are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information, when filed, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The
Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address of such site is http://www.sec.gov. In addition, the common stock of both LFC and WFC is listed on the Nasdaq Stock Market and reports, proxy statements and other information concerning LFC and WFC can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


         From February 23, 1993 to June 6, 1996, WSB was subject to the informational requirements of the Exchange Act pursuant to Section 12(i) of the Exchange Act. Such reports, proxy statements, and other information were filed with the Federal Deposit Insurance Corporation (the "FDIC") and can be inspected and copied at the public reference facilities maintained by the FDIC. Copies of such materials can be obtained, at prescribed rates, from the Registration, Disclosure and Securities Operations Unit, 550 17th Street, N.W., Room F640, Washington, D.C. 20429, or by calling the FDIC at (202) 899- 8911 or (202) 898-8913 or faxing the FDIC at (202) 898-3909.

         LFC has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), in respect to the LFC Common Stock to be issued in the Merger ("Registration Statement"). As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents or portions of documents filed by LFC (File No. 0-25106) and WFC (File No. 0-28200) with the Commission are hereby incorporated by reference into and made a part of this Proxy Statement/Prospectus.

     1.   LFC's  Annual  Report on Form 10-K for the fiscal  year ended July 31,
          1997.

     2. LFC's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997.

     3.   LFC's Current Report on Form 8-K filed September 10, 1997.

     4. WFC's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997.

     5. WFC's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1997 and September 30, 1997.

     6.   WFC's Current Report on Form 8-K filed September 10, 1997.

         All documents filed by LFC and WFC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the WFC Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE LFC DOCUMENTS ARE AVAILABLE (WITHOUT CHARGE) UPON WRITTEN REQUEST TO SANDRA L. COULTHART, LAKEVIEW FINANCIAL CORP., 1117 MAIN STREET, PATERSON, NEW JERSEY 07424. THE WFC DOCUMENTS ARE AVAILABLE (WITHOUT CHARGE) UPON WRITTEN REQUEST TO JOANNE MILLER, WESTWOOD FINANCIAL CORPORATION, 700-88 BROADWAY, WESTWOOD, NEW JERSEY, 07675. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST MUST BE RECEIVED BY ^ FEBRUARY 17, 1998.

                             ACCOMPANYING DOCUMENTS

         This Proxy Statement/Prospectus includes a copy of WFC's Annual Report to Shareholders for the fiscal year ended March 31, 1997 and Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997. See Appendices III and IV.

                                                 TABLE OF CONTENTS


SUMMARY............................................................................................................
         The Companies.............................................................................................
         Westwood Special Meeting..................................................................................
         Time, Date, Place and Purpose.............................................................................
         Record Date; Vote Required................................................................................
         Stock Held By WFC Affiliates..............................................................................
         The Merger................................................................................................
         ^ Comparative Market and Stock Price Information..........................................................
         Comparative Per Share Information.........................................................................
         Selected Historical Consolidated Financial Information....................................................

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS........................................................................
INTRODUCTION.......................................................................................................
WFC SPECIAL MEETING................................................................................................
         Record Date; Vote Required................................................................................
         Proxies; Revocation; Solicitation.........................................................................

PROPOSAL I -- THE MERGER...........................................................................................
         Closing and Effective Time................................................................................
         The Merger................................................................................................
         Effect of the Merger......................................................................................
         Merger Consideration......................................................................................
         Recommendation of the Board of Directors..................................................................
         Background of the Merger..................................................................................
         Reasons for the Merger....................................................................................
         Opinion of WFC's Financial Advisor........................................................................
         Conditions to the Merger..................................................................................
         Termination...............................................................................................
         Termination Fee...........................................................................................
         Business Pending Consummation.............................................................................
         ^ WFC Stock Option Plans..................................................................................
         Federal Income Tax Consequences...........................................................................
         No Dissenters' Rights.....................................................................................
         Accounting Treatment......................................................................................
         Interests of Certain Persons in the Merger................................................................
         Resales by Affiliates.....................................................................................
         Regulatory Approvals......................................................................................

EFFECT OF THE MERGER ON SHAREHOLDERS' RIGHTS.......................................................................
         General...................................................................................................
         Board of Directors........................................................................................
         Meetings of Shareholders; Cumulative Voting; Proxies......................................................
         Nominations to the Board of Directors, Shareholder Proposals, and Conduct of Meetings.....................
         Authorized Shares.........................................................................................
         Limitations on Voting.....................................................................................
         Indemnification; Limitation of Liability..................................................................
LFC................................................................................................................
DESCRIPTION OF LFC CAPITAL STOCK...................................................................................
WFC................................................................................................................
EXPERTS............................................................................................................
LEGAL MATTERS......................................................................................................
OTHER MATTERS......................................................................................................
AGREEMENT AND PLAN OF REORGANIZATION
  DATED SEPTEMBER 10, 1997.............................................................................APPENDIX I
FAIRNESS OPINION OF FINPRO, INC........................................................................APPENDIX II

WFC's ANNUAL REPORT TO SHAREHOLDERS
  FOR THE FISCAL YEAR ENDED MARCH 31, 1997.............................................................APPENDIX III
WFC's QUARTERLY REPORT ON FORM 10-Q
  FOR THE QUARTER ENDED SEPTEMBER 30, 1997..............................................................APPENDIX IV


--------------------------------------------------------------------------------

                                     SUMMARY

         The following is a brief summary of the matters to be considered at the Special Meeting. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the detailed information, including the Appendices hereto, contained or incorporated by reference herein. A copy of the Reorganization Agreement is attached as Appendix I to this Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus. As used in this Proxy Statement/Prospectus, the terms "LFC," and "WFC" refer to such corporations, respectively, and where the context requires such corporations and their subsidiaries on a consolidated basis.

                                  The Companies

LFC


         LFC, ^ headquartered in Paterson, New Jersey and incorporated under the laws of the state of New Jersey, is a savings and loan holding company ^.
Through its wholly-owned stock savings bank subsidiary, ^ LSB, LFC has eight banking offices located in Bergen and Passaic Counties, New Jersey. LFC's primary business consist of attracting deposits from the general public and originating loans that are secured by residential properties, as well as originating multi-family, commercial real estate, home equity, second mortgage and home improvement loans. In addition, LFC owns two active nonbank subsidiaries that are engaged primarily in mortgage brokerage services and consumer finance services, respectively. LFC's principal office is located at 1117 Main Street, Paterson, New Jersey. See "Incorporation of Certain Information by Reference" for additional information about LFC. ^

^ WFC

         WFC, headquartered in Westwood, New Jersey^ and incorporated under the laws of the state of New Jersey, is a bank holding company. Through its wholly-owned stock, savings bank subsidiary, WSB, ^ WFC has two banking offices in Westwood and Haworth, New Jersey. ^ WFC's primary business consist of attracting deposits from the general public and originating loans that are secured by residential properties as well as originating commercial real estate and consumer loans. WFC's principal office is located at 700-88 Broadway, Westwood, New Jersey. See "Incorporation of Certain Information by Reference" and "Accompanying Documents" for additional information about WFC.


                            Westwood Special Meeting

Time, Date, Place and Purpose


         The Special Meeting will be held on ^ Tuesday, February 24, 1998 at ^ ____:____ ____.m. local time, at the ^ ____________, ___________, New Jersey, to consider and vote upon ^ a proposal to approve the Reorganization Agreement and the transactions contemplated thereby^. A copy of the Reorganization Agreement (without exhibits) is attached hereto as Appendix I.


Record Date; Vote Required


         The record date ("Record Date") for determining WFC shareholders entitled to notice of and to vote at the Special Meeting is ^ January 20, 1998. The presence, in person or by proxy, of holders of shares entitled to cast at least a majority of the votes at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Assuming a quorum is present, an affirmative vote of at least a majority

--------------------------------------------------------------------------------

                                       (i)

--------------------------------------------------------------------------------

of the votes cast and entitled to vote at the Special Meeting is necessary to approve the Reorganization Agreement. In the event a quorum is not present or there are insufficient votes to approve any proposal, the Special Meeting may be adjourned from time to time by a majority of those present in person or by proxy in order to permit, as appropriate, further solicitation of proxies by the WFC Board.

                          Stock Held By WFC Affiliates


         The directors and executive officers of WFC and their affiliates beneficially owned, as of the Record Date, ^ 133,296 shares of "WFC Common Stock", including 51,692 shares subject to unexercised options held by such persons which cannot be voted at the Special Meeting if not exercised, representing 19% of the issued and outstanding shares of WFC Common Stock. The directors and executive officers of WFC have all indicated that they will vote their shares of WFC Common Stock in favor of the proposal to approve the Reorganization Agreement.

         LFC beneficially owns ^ 28,415 shares of WFC Common Stock, which represents 4% of the issued and outstanding WFC Common Stock. LFC intends to vote its shares in favor of the proposal to approve the Reorganization Agreement.


                                   The Merger

Effective Time

         The merger of WFC with and into LFC (the "Holding Company Merger") will become effective at the hour and on the date ("Effective Time") specified in the Articles of Merger to be filed pursuant to the New Jersey Business Corporation Act with the Secretary of State of the State of New Jersey immediately following the closing of the Holding Company Merger. If the Holding Company Merger is approved by WFC shareholders, subject to the satisfaction or waiver of certain other conditions set forth in the Reorganization Agreement, it is currently contemplated that the Effective Time will occur during the first calendar quarter of 1998. At the Effective Time, WFC will be merged with and into LFC. See "Proposal I -- The Merger-Closing and Effective Time."

Merger Consideration


         The Reorganization Agreement provides that, subject to the election and allocation procedures provided for therein, each issued and outstanding share of WFC Common Stock will be converted into the right to receive, at the election of each holder thereof, either (a) cash equal to $29.25 (the "Cash Merger Consideration"), or (b) a number of shares of LFC Common Stock equal to $29.25 divided by the Final Market Price. The Final Market Price will be the average closing price per share of the "last" real time trades (i.e., closing price) of the LFC Common Stock as reported on the Nasdaq National Market for each of the 15 Nasdaq National Market general market trading days preceding one week prior to the Closing Date on which the Nasdaq National Market was open for business.


         Fractional shares of LFC Common Stock will not be issued in the Merger. WFC shareholders otherwise entitled to a fractional share will be paid the value of such fraction in cash determined as described herein under "Proposal I -- The Merger-Effect of the Merger."


         On ^ January 13, 1998, the most recent date for which it was practicable to obtain market price data prior to the printing of this Proxy Statement/Prospectus, the closing sales price per share of LFC Common Stock was ^ $25.25.

--------------------------------------------------------------------------------

                                      (ii)

--------------------------------------------------------------------------------

         Because the Merger must qualify as a tax-free reorganization, no guarantee can be given that an election by any given shareholder will be honored. Rather, the election by each holder will be subject to the proration and allocation procedures described herein and in the Reorganization Agreement. Thus, holders may not receive their chosen form of consideration. See "Proposal I -- The Merger-Election and Allocation Procedures."



Election by WFC Shareholders

         Each shareholder of WFC will have the opportunity to submit an election form and letter of transmittal ("Election Form") specifying the kind of consideration sought to be received in exchange for his or her shares of WFC Common Stock. The Election Form will be mailed (the "Mailing Date") under separate cover to each holder of record of WFC Common Stock as of the Record Date. An Election Form and a copy of this Proxy Statement/Prospectus also will be mailed to persons who become shareholders of record of WFC after the Record Date up to one business day prior to the Election Deadline (as defined below). Election Forms also will be available at WFC's main office, LFC's main office and from the Exchange Agent at all times through the Election Deadline.


         The Election Form will permit WFC shareholders (i) to indicate that they elect to receive in exchange for their WFC shares (a) LFC Common Stock ("Stock Election Shares"), (b) cash ("Cash Election Shares"), or (c) a combination thereof, or (ii) to make no election ("Non-Electing Shares"). The Non-Electing Shares will be converted into LFC Common Stock, cash or a combination thereof as necessary to ensure that (i) the aggregate amount of consideration payable in cash is equal to 49.9% of the aggregate value of all of the consideration issued or paid in connection with the Merger, and the total number of shares of LFC Common Stock to be issued in connection with the Merger shall be that number of whole shares of LFC Common Stock that is equal to 50.1% of the aggregate value of all of the consideration issued or paid in connection with the Merger, and (ii) the Merger will qualify as a tax-free reorganization. The Election Form together with stock certificates representing all shares of WFC Common Stock covered thereby (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates), must be returned to Registrar and Transfer Company, as exchange agent (the "Exchange Agent"), no later than ^ the close of business on February 24, 1998 (the "Election Deadline"). Shares of WFC Common Stock for which a properly completed Election Form has not been received by the Exchange Agent by the Election Deadline will be deemed Non-Electing Shares. Accordingly, persons who become shareholders of WFC after the Election Deadline will be deemed to hold Non-Electing Shares, because they could not have made an effective election with respect to such shares. See "Proposal I -- The Merger-Election and Allocation Procedures."


         Because the Merger must qualify as a tax-free reorganization, the extent to which individual elections will be accommodated will depend upon the respective number of WFC shareholders who elect cash and stock and who fail to make an election. Accordingly, a WFC shareholder who elects to receive cash may instead receive a combination of cash and shares of LFC Common Stock, a WFC shareholder who elects to receive shares of LFC Common Stock (plus cash in lieu of fractional shares) may instead receive a combination of cash and shares of LFC Common Stock, and a WFC shareholder who elects to receive a combination of cash and shares of LFC Common Stock may instead receive a different combination of cash and shares of LFC Common Stock.

         Because the tax consequences of receiving cash or LFC Common Stock will differ, shareholders of WFC are urged to read carefully the information under the caption "Proposal I -- The Merger-Federal Income Tax Consequences" and consult their own tax advisor to determine the particular tax consequences to them of the Merger.
--------------------------------------------------------------------------------

                                      (iii)

--------------------------------------------------------------------------------

Allocation Procedures

         The aggregate amount of consideration to be received by WFC shareholders in exchange for their shares of WFC Common Stock shall consist of cash or LFC Common Stock, in such proportion as follows: (i) the aggregate amount of consideration payable in cash ("Cash Amount") shall be 49.9% of the aggregate value of all of the consideration issued or paid in connection with the Merger; and (ii) the total number of shares of LFC Common Stock to be issued in connection with the Merger ("Stock Amount") shall be that number of whole shares of LFC Common Stock that has an aggregate value of 50.1% of the aggregate value of all of the consideration issued or paid in connection with the Merger. The Reorganization Agreement provides that the value of the aggregate number of shares of LFC Common Stock to be issued in the Merger shall not exceed 50.1% of the aggregate value of all of the consideration to be paid in connection with the Merger. However, in order for Malizia, Spidi, Sloane & Fisch, P.C. to render its opinion that the Merger qualifies as a tax-free reorganization, the value of the aggregate number of shares of LFC Common Stock to be issued in the Merger must be at least 50.1% of the aggregate value of all of the consideration to be paid in connection with the Merger. To the greatest extent possible, LFC will allocate cash and stock in accordance with each WFC shareholder's election. However, if either the cash portion or the stock portion is oversubscribed, or if the initial allocation based on WFC shareholder elections would threaten satisfaction of the conditions to the consummation of the Merger, WFC shareholder  elections  will be adjusted in  accordance  with the  election  and allocation procedures, as described herein. See "Proposal I -- The Merger-Election and Allocation Procedures."

Exchange of Certificates; Delivery of LFC Common Stock and Cash

         No holder of certificates formerly representing shares of WFC Common Stock will be entitled to receive either cash or shares of LFC Common Stock until the certificates are properly surrendered to the Exchange Agent and no interest will accrue in respect thereof. Each share of LFC Common Stock for which shares of WFC Common Stock are exchanged in the Merger will be deemed to have been issued on the Effective Date. Accordingly, WFC shareholders who receive LFC Common Stock in the Merger will be entitled to vote their shares and to receive any dividends or other distributions, without interest, that may be payable to holders of record of LFC Common Stock after the Effective Date, except that no such dividend will be remitted until the certificate representing WFC Common Stock have been properly surrendered to the Exchange Agent. Within five business days after the allocation described above under "--Allocation Procedures," the Exchange Agent will distribute LFC Common Stock and cash with respect to shares of WFC Common Stock which have been properly surrendered to the Common Stock for LFC. Instead, each holder of shares of WFC Common Stock who would otherwise be entitled to a fractional share of LFC Common Stock will receive in lieu thereof a check in an amount equal to the value of such fractional share based upon the Final Market Price.



Opinion of WFC's Financial Advisor


         WFC engaged FinPro, Inc. ("FinPro") to render financial advisory and investment banking services in connection with WFC management's decision to explore various methods to enhance WFC shareholder value. Pursuant to such engagement, FinPro has evaluated the fairness of the consideration to be received by WFC's shareholders. FinPro has delivered to WFC an opinion dated September 9, 1997 and updated as of January 15, 1998, stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the ^ merger consideration was fair, from a financial point of view, to WFC's shareholders. A copy of FinPro's opinion is attached as Appendix

--------------------------------------------------------------------------------

                                      (iv)

--------------------------------------------------------------------------------

II to this Proxy Statement/Prospectus and should be read in its entirety. See "Proposal I -- The Merger- Opinion of WFC's Financial Advisor."

Federal Income Tax Consequences

         The Merger is  intended  to be a  reorganization  within the meaning of
Section 368 of the Code; accordingly, a gain or loss generally will not be recognized by WFC shareholders who receive solely LFC Common Stock in exchange for their WFC Common Stock. Receipt of cash in the Merger will be a taxable event. The Reorganization Agreement provides that consummation of the Merger is conditioned upon receipt by LFC and WFC of an opinion of Malizia, Spidi, Sloane & Fisch, P.C., legal counsel to LFC, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. For a further discussion of the federal income tax consequences of the Merger, see "Proposal I-- The Merger-Federal Income Tax Consequences".

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH HOLDER OF WFC COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO
DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX
LAWS).

Accounting Treatment

         It is anticipated that the Merger, when consummated, will be accounted for as a purchase. See "Proposal I -- The Merger-Accounting Treatment".



Conditions of the Merger


         Consummation of the Merger is subject, among other things, to the approval of the Reorganization Agreement by the requisite vote of WFC shareholders and the receipt of all requisite regulatory approvals and satisfaction of other conditions contained in the Reorganization Agreement. See

"Proposal I -- The Merger-Conditions to the Merger."

Comparison of Shareholders' Rights

         Because LFC and WFC are both New Jersey corporations, any differences in the rights of holders of their respective common stock are due to differences in the certificates of incorporation and by-laws of the two corporations. At the Effective Time, holders of WFC Common Stock who become shareholders of LFC will have their rights as shareholders of LFC determined by LFC's Certificate of Incorporation and By-laws. See "Effect of the Merger on Shareholders' Rights."

Dissenters' Rights

         Under the New Jersey Business Corporation Act, there are no dissenters' rights of appraisal available to holders of WFC Common Stock in connection with the Merger. See "Proposal I -- The Merger-No Dissenters Rights."
--------------------------------------------------------------------------------

                                       (v)

--------------------------------------------------------------------------------

Interests of Certain Persons in the Merger

         Certain members of WFC's management and Board of Directors have interests in the Merger in addition to their interests as WFC shareholders. These include provisions in the Reorganization Agreement relating to continued employment, indemnification, severance payments, stock options and restricted stock payments. See "Proposal I -- The Merger-Interests of Certain Persons in the Merger."

Comparative Market and Stock Price Information


         LFC Common Stock is quoted on the Nasdaq National Market under the symbol "LVSB". WFC Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "WWFC". The table below sets forth, for the fiscal ^ quarter indicated, the high and low sales prices for LFC Common Stock and WFC Common Stock and the dividends per share declared on LFC Common Stock and WFC Common Stock in each quarter. No assurance can be given as to the market price of LFC Common Stock or WFC Common Stock at, or in the case of LFC Common Stock, after, the Effective Date.


                                                                   LFC^(1)                             WFC
                                              ----------------------------------------      ----------------------------------------
                                                   Sales Price                 Cash               Sales Price                Cash
                                              --------------------           Dividends            -----------             Dividends
                                                High          Low              Paid           High           Low             Paid
                                                ----          ---              ----           ----           ---             ----
1996
----
Quarter Ended October 31..............        $ 7.91        $ 7.18           $.03125           N/A            N/A            N/A
Quarter Ended January 31..............          8.13          7.28            .03125           N/A            N/A            N/A
Quarter Ended April 30................          9.04          7.84            .03125           N/A            N/A            N/A
Quarter Ended July 31.................          9.55          8.07            .03125        $11.00         $10.25           $.05
1997
----
Quarter Ended October 31..............         12.44          9.21            .03125         13.75          10.50            .05
Quarter Ended January 31..............         15.69         11.25            .03125         17.13          13.25            .05
Quarter Ended April 30................         17.13         13.75            .03125         20.38          16.25            .05
Quarter Ended July 31.................         17.32         13.63            .03125       ^ 21.75          17.00            .05
1998
----
Quarter Ended October 31..............         26.75         16.13            .03125         28.00          20.00            .10
Quarter Ended January 31
  (through ^ January 13)..............         26.00         24.13                         ^ 28.25        ^ 27.63            .05

^(1) Per share data and historical stock prices have been adjusted for a two-for-one stock split on October 15, 1997 and a 10% stock dividend on November 13, 1996.

N/A - WFC's conversion and reorganization from the mutual holding company to the stock holding company form of reorganization was completed on June 6, 1996. Prior to that time, WSB's common stock was not listed on the Nasdaq ^ Stock Market or any national exchange.

--------------------------------------------------------------------------------

                                      (vi)

--------------------------------------------------------------------------------

         On September 9, 1997, the last trading day before the public announcement of the Reorganization Agreement, the reported closing sale prices of LFC Common Stock and WFC Common Stock were $17.75 and $21.25, respectively. On ^ January 13, 1998, the most recent date for which it was practicable to obtain market price data prior to the printing of this Proxy Statement/Prospectus, the reported closing sale prices per share of LFC Common Stock and WFC Common Stock were ^ $25.25 and ^ $27.63, respectively. The per share stock distribution will be determined based on a formula set forth in the Reorganization Agreement that takes into consideration the average closing price per share of the "last" real time trades (i.e. closing price of LFC common stock as reported on the Nasdaq National Market for each of the fifteen Nasdaq National Market general market trading days preceding the week prior to the Closing Date on which the Nasdaq National Market was open for business (the "Pricing Period").


         No assurance can be given as to what LFC average stock price will be during the actual Pricing Period or as to what the market price of the shares of LFC Common Stock will be at the time the Merger is consummated. WFC shareholders are encouraged to obtain current market quotations for LFC Common Stock and WFC Common Stock. No assurance can be given as to the market price of LFC Common Stock or WFC Common Stock at, or in the case of LFC Common Stock, after, the Effective Date.

--------------------------------------------------------------------------------

                                      (vii)

--------------------------------------------------------------------------------

Comparative Per Share Information

         The following table sets forth unaudited comparative per share data of LFC on both a historical and pro forma combined basis and per share data of WFC on both a historical and pro forma equivalent combined basis. These tables should be read in conjunction with the consolidated financial statements and notes thereto of LFC contained in the LFC 1997 Annual Report and the LFC Form 10-Q for the three months ended October 31, 1997, the consolidated financial statements and notes thereto of WFC contained in the WFC 1997 Annual Report accompanying this Proxy Statement/Prospectus, and the pro forma combined financial statements and notes thereto appearing elsewhere in this Proxy
Statement/Prospectus. See "Incorporation of Certain Information By Reference" and "Pro Forma Consolidated Financial Information." Pro forma combined and pro forma equivalent per share data have been prepared giving effect to the Merger under the purchase method of accounting. The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position. As discussed under "Proposal I - The Merger--Merger Consideration," the conversion ratio is subject to adjustment as a result of changes in the market price of shares of LFC Common Stock.

                                                                      At or For the                At or For the
                                                                   Three Months Ended               Year Ended
                                                                    October 31, 1997               July 31, 1997
                                                                    ----------------               -------------
Book Value Per Share
Historical:
  LFC......................................................               $13.29                    $13.71
  WFC......................................................                15.95                     15.76
Pro Forma:

  LFC and WFC combined.....................................                14.27                     14.42
  WFC equivalent(1)........................................              ^ 16.53                     16.70

Cash Dividends Per Share
Historical:
  LFC......................................................                 $.03125                   $.1250
  WFC......................................................                  .05000                    .2000
Pro Forma:

  LFC and WFC combined(2)..................................                  .03125                   ^.12500
  WFC equivalent(1)........................................                 ^.03620                    .14480

Net Income Per Share
 Historical:
  LFC......................................................                 $.26                     $1.20
  WFC......................................................                  .19                       .78
Pro Forma:

  LFC and WFC combined.....................................                  .20                       .96
  WFC equivalent(1)........................................                 ^.23                      1.11


                                                   (footnotes on following page)

--------------------------------------------------------------------------------

                                     (viii)

--------------------------------------------------------------------------------


------------------

(1) The pro forma equivalent per share data for WFC has been computed by multiplying the pro forma combined amount (giving effect to the Merger) by the ratio of ^ 1.1584 based on the consideration of $29.25 divided by ^ $25.25, the last sales price of a share of LFC ^ common stock on January 13, 1998.

(2) Based on historical dividends of LFC.



Selected Historical Consolidated Financial Information

         The following tables set forth, for the periods indicated, certain selected historical financial information for LFC and WFC. This information should be read in conjunction with the consolidated financial statements of LFC and WFC, and the related notes thereto, included in documents incorporated herein by reference. See "Incorporation of Certain Information by Reference."

         The historical balance sheet and income statement information included in the selected financial information for LFC for the five years ended July 31, 1997, and for WFC for the five years ended March 31, 1997, are derived from audited financial statements as of, and for, such years. The historical balance sheet and income statement information for LFC for the three months ended October 31, 1997 and 1996 and WFC for the six months ended September 30, 1997 and 1996 are derived from unaudited financial statements as of, and for, such period. These unaudited financial statements include all adjustments which are, in the opinion of LFC management and WFC management, necessary for a fair statement of the results of these periods and are of a normal recurring nature.

--------------------------------------------------------------------------------

                                      (ix)

--------------------------------------------------------------------------------

                Selected Historical Financial Information of LFC

                                                        At or For the
                                                     Three Months Ended
                                                         October 31,                        At or For the Year Ended July 31,
                                                   -----------------------     -----------------------------------------------------
                                                        1997        1996       1997       1996       1995        1994      1993
                                                        ----        ----       ----       ----       ----        ----      ----
                                                    (Unaudited)
                                                                     (In thousands, except per share data)
Income Statement Data:

Interest income..........................           $   8,971    $   8,058   $ 32,842  $ 30,972   $ 28,430    $ 18,947    $15,179
Interest expense.........................               4,636        4,209     17,318    16,550     13,539       7,735      7,154
Net interest income......................               4,335        3,849     15,524    14,423     14,891      11,212      8,025
Provision for loan losses................                 301          105        961       664      1,376       2,047      2,031
Investment securities gains (losses).....                (13)          764      4,788     2,769      2,107         866        679
Net income ..............................             ^ 1,266          346      6,061     6,274      6,295       4,571      2,339
Net income ^ per share...................                 .26          .07       1.20      1.13       1.01         N/A        N/A
Average common shares outstanding........               4,822        5,142      5,071     5,560      6,261         N/A        N/A

Balance Sheet Data:

Total assets.............................             517,975      472,698    505,882   457,860    419,212     413,725    207,462
Investment securities....................             252,892      263,459    250,523   252,250    239,680     246,973     56,493
Loans....................................             233,514    ^ 179,222    224,564   163,457    142,123     136,143    137,301
Total deposits...........................             369,056      360,989    370,787   354,247    343,489     344,915    164,130
Borrowings...............................              85,782       58,187     63,604    54,721     19,859      19,021     18,500
Shareholders' equity.....................              55,359       48,415     61,809    45,760     49,440      46,982     22,211
Book value per common share..............               13.29         9.73      13.71      9.18       8.51        7.30        N/A

Selected Ratios:

Return on average assets(1)..............              1.00^%         .30%      1.28%     1.42%      1.50%       1.16%      1.13%
Return on average equity(1)..............              8.63          2.98      11.27     13.18      13.06       13.21      11.11
Average interest rate spread.............              3.06          3.24       3.15      3.21       3.58        4.07       3.89
Average net interest margin..............              3.61          3.57       3.51      3.51       3.86        4.31       4.13
Allowance for loan losses to total loans.              1.51          1.76       1.52      1.88       1.78        1.26       1.92

 Allowance for loan losses

  to nonperforming assets................           ^ 59.9        ^ 55.2       59.4      67.1       32.4      ^ 15.0     ^ 17.2



(1)  Annualized for the three months ended October 31, 1997 and 1996.

--------------------------------------------------------------------------------

                                       (x)

--------------------------------------------------------------------------------

                Selected Historical Financial Information of WFC

                                                   At or For the
                                                 Six Months Ended
                                                   September 30,                              At or For the Year Ended March 31
                                                   -------------                             ----------------------------------

                                                   1997        1996      1997           1996            1995      1994      1993
                                                   ----        ----      ----           ----            ----      ----      ----
                                                    (Unaudited)
                                                                        (In thousands, except per share data)
 Income Statement Data:
Interest income..........................       $  3,777    $ 3,061  $  6,648        $  5,566       $  4,535   $ 3,700   $ 3,647
Interest expense.........................          2,235      1,716     3,775           3,314          2,229     1,671     1,876
 Net interest income.....................          1,542      1,345     2,873           2,252          2,236     2,029     1,771
Provision for loan losses................             17         40        52              35             39        14        12
Investment securities gains (losses).....              -       (17)      (98)               -              -         -         -

 Net income .............................          ^ 357         19       435             552            550       698       592
Net income ^ per share...................            .55        .03       .73            1.45           1.45       .49       N/A
Cash dividends declared per share........            .15        .05       .20             .20            .40       .10       N/A
Average common shares outstanding........            645        549       645             380            380       N/M       N/A


Balance Sheet Data:
Total assets.............................        110,425     93,648   107,981          86,564         75,497    53,807    49,026
Investment securities....................         60,512     46,680    58,633          43,445         35,039    21,489    18,547
Loans....................................         40,067     38,486    40,371          34,504         32,205    28,246    27,640
Total deposits...........................         89,745     83,425    87,857          80,356         69,822    48,639    45,534
Long-term debt...........................         10,000          -         -               -              -         -         -
Shareholders' equity.....................         10,290      9,546     9,950           6,126          5,543     5,084     3,381
Book value per common share..............          15.95      14.76     15.42             N-M            N-M       N-M       N/A

Selected Ratios:
Return on average assets(1)..............            .7%        .04%      .5%             .7%            .8%      1.3%     1 .3%
Return on average equity(1)..............           7.0         .4       4.8             9.4           10.1      17.0      19.2
 Average interest rate spread............           2.5        2.8       2.7             2.7            3.1       3.6       3.5
 Average net interest margin.............           2.8        3.1       3.0             2.9            3.3       3.9       3.8
 Allowance for loan losses to total loans            .04        .1        .5              .5             .4        .3        .3
Allowance for loan losses
  to nonperforming assets................            -          -         -               -              -         -         -



  (1)  Annualized for the six months ended September 30, 1997 and 1996.
  N-M - Not meaningful as a result of the conversion and reorganization completed June 6, 1996.

--------------------------------------------------------------------------------

                                      (xi)

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma consolidated financial statements give effect to the Merger as if it had been consummated on October 31, 1997 for ^ balance sheet purposes, and August 1, 1997 or August 1, 1996 for statement of income purposes, as the case may be. Pro forma adjustments are based on the purchase method of accounting and a preliminary allocation of the purchase price based on the estimated fair value of the net assets acquired as of October 31, 1997. The actual purchase accounting adjustments and goodwill will be based on the facts and circumstances on the date the transaction closes. The transaction is structured such that LFC will pay 50.1% in LFC Common Stock and 49.9% cash for the estimated fair market value of net assets acquired of WFC. The actual allocation of the purchase price between stock and cash, as outlined in "Proposal I - The Merger," may have an impact on the pro forma consolidated results of operations and earnings per share reported herein, although such impact is not expected to be material. Accordingly, the pro forma combined consolidated financial statements are intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented. See "Proposal I - The Merger" for a discussion of the determination of the aggregate value of all consideration paid in connection with the Merger.


         The following unaudited pro forma consolidated financial statements assume the following with respect to the allocation of the purchase price and determination of goodwill:

Purchase price:
Stock portion (416,613 shares of LFC Common Stock
  issued at a value of $24.75 per share)...............          $10,311,170
Cash portion ($7 million borrowed from a
  third party financial institution)...................           10,270,008
Estimated direct costs.................................              335,000
                                                                 -----------
                                                                  20,916,178
Estimated fair market value of assets acquired:
WFC book value at September 30, 1997...................           10,290,000
Estimated mark-to-market adjustments, net..............              529,855
                                                                 -----------
Estimated fair market value of net assets acquired.....           10,819,855
                                                                  ----------
Estimated goodwill.....................................          $10,096,323
                                                                  ==========




         The following information should be read in conjunction with the consolidated financial statements of LFC and WFC, and the related notes thereto, included herein or in documents incorporated herein by reference. As a result of the different fiscal year-ends between LFC and WFC, the historical statements of income of WFC included in the pro forma consolidated financial statements of income have been updated to conform with the reporting requirements of Article 11 of Regulation ^ S-X. Accordingly, for the year ended July 31, 1997 the results of operations of WFC include the twelve months ended June 30, 1997 by combining the last three quarters of WFC's 1997 fiscal year-end ^ with the first quarter of WFC's 1998 fiscal year end. Furthermore, the results of operations for second fiscal quarter of WFC's 1998 fiscal year-end have been separated from that period's six month results of operations in order to make WFC's results comparable to the reporting periods included in LFC's results of operations for the three months ended October 31, 1997.


                                      (xii)

PRO FORMA CONSOLIDATED ^ BALANCE SHEETS

(Unaudited)

                                                                        Historical
                                                            -------------------------------------
                                                            October 31, 1997   September 30, 1997        Pro Forma      Pro Forma
                                                                   LFC                WFC               Adjustments   Consolidated
                                                            ---------------    ------------------   ---------------   -------------
Assets
------
Cash on hand and in banks                                     $  6,482,274        $  6,302,000      $(3,270,008)(2)   $  9,514,266
Investment securities held to maturity                          45,816,417          42,399,000         (727,000)(5)     87,488,417
Investment securities available for sale                       109,118,930               2,000                         109,120,930
Mortgage-backed securities held to maturity                     97,956,618          18,111,000                         116,067,618
Loans receivable, net                                          233,514,164          40,067,000         (200,000)(5)    273,381,164
Real estate owned, net                                           1,761,637                   0                           1,761,637
FHLB of New York stock, at cost                                  3,800,000             576,000                           4,376,000
Accrued interest receivable                                      3,959,441           1,115,000                           5,074,441
Office properties and equipment, net                             3,976,046             711,000                           4,687,046
Excess of cost over fair value of net assets acquired            8,526,064           1,085,000       10,096,323 (1)     19,497,047
                                                                                                       (210,340)(6)
 Other assets                                                    3,063,245              57,000           35,700 (7)      3,155,945
                                                               -----------       -------------      -----------        -----------
         Total assets                                         $517,974,836        $110,425,000         $  5,724,675   $634,124,511
                                                               ===========         ===========          ===========    ===========

Liabilities
-----------
 Deposits                                                     $369,056,018       $  89,745,000      ($2,000,000)(5)   $456,801,018
Borrowings                                                      83,450,000          10,000,000         7,000,000(2)    100,450,000
Borrowings - (ESOP) obligation                                   2,332,375                   0                           2,332,375
Advance payments by borrowers for taxes
  and insurance                                                    267,978                   0                             267,978
Other liabilities                                                7,508,997             390,000          878,145 (5)      8,882,142
                                                                                                        105,000 (7)
         Total liabilities                                     462,615,368         100,135,000            5,983,145    568,733,513


Stockholders' Equity
--------------------
Common Stock                                                  $  6,441,504      $       65,000     $    (65,000)(4)   $  6,858,117
                                                                                                        416,613 (3)
Additional paid-in capital                                      33,277,112           3,212,000       (3,212,000)(4)     43,171,669
                                                                                                      9,894,557 (3)
Retained income                                                 29,743,857           7,013,000       (7,013,000)(4)     29,464,217
                                                                                                        (69,300)(7)
                                                                                                       (210,340)(6)
Unrealized gain on securities available for sale,
  net of tax                                                    14,290,563                   0                    0     14,290,563
Treasury stock at cost                                        (25,010,210)                   0                    0   (25,010,210)
Unallocated ESOP shares                                        (2,325,710)                   0                    0    (2,325,710)
Unallocated MSBP shares                                        (1,057,648)                   0                    0    (1,057,648)
                                                              -----------       --------------         ------------    ----------
         Total stockholders' equity                             55,359,468          10,290,000            (258,470)     65,390,998
                                                               -----------         -----------          ----------     -----------
         Total liabilities and stockholders' equity           $517,974,836        $110,425,000           $5,724,675   $634,124,511
                                                               ===========         ===========            =========    ===========




                                                   (footnotes on following page)

                                                               (xiii)

1. Excess of cost over fair value of net assets acquired resulting from the Merger, after application of purchase accounting adjustments, is assumed to approximate $10.1 million.

2. Amount to fund the cash portion of the transaction assumed to be $10.3 million, represented by $7.0 million in borrowings and $3.3 million in cash on hand and in banks.

3. 416,613 shares of ^ $1.00 par value LFC Common Stock are assumed to have been issued at a value of $24.75 per share or $10.3 million in total. The per share amount represents the market value of LFC Common Stock at October 31, 1997.


4. Adjustments necessary to eliminate WFC equity accounts.

5. All other pro forma adjustments to assets and liabilities represent estimated mark-to-market adjustments and other accrued liabilities associated with the Merger as of October 31, 1997. Mark-to-market adjustments are based on third party securities prices, appraisals, or in circumstances where such could not be obtained, management's best estimate of the value of the asset or liability.


6. Amount reflects the amortization of goodwill to give effect of the transaction as if it had occurred at the beginning of the ^ period. Goodwill is being amortized over 12 years.


7. Amount reflects the interest expense that would have been recorded on the borrowings at an assumed rate of 6%, net of tax, as if the transaction had occurred at the beginning of the year.


                                                       (xiv)

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                        Historical
                                                          ----------------------------------
                                                           Year Ended          Year Ended
                                                          July 31, 1997       June 30, 1997      Pro Forma      Pro Forma
                                                                LFC                 WFC         Adjustments    Consolidated
                                                          -----------------   -------------     -----------    ------------
Interest Income
---------------
Loans receivable                                            $16,841,183        $3,083,000                       $19,924,183
Mortgage-backed securities                                    7,319,449         1,267,000                         8,586,449
Investment securities, held to maturity and
  Federal Funds                                               3,425,496         2,671,000     $   145,400 (3)     6,241,896
Investment securities available for sale                      5,255,997                 0                         5,255,997
                                                            -----------       -----------        --------       -----------
         Total interest income                               32,842,125         7,021,000         145,400        40,008,525
                                                             ----------       -----------        --------       -----------

Interest Expense
----------------
Interest on deposits                                         13,987,512         3,669,000         400,000 (3)    18,056,512
Interest on borrowings                                        3,330,542           364,000         420,000 (2)     4,114,542
                                                            -----------       -----------        --------       -----------
         Total interest expense                              17,318,054         4,033,000         820,000        22,171,054
                                                             ----------         ---------        --------       -----------

Net interest income                                          15,524,071         2,988,000        (674,600)       17,837,471

 Provision for losses on loans                                  961,217            25,000                           986,217
                                                             ----------       -----------       ---------       -----------

Net interest income after provision for losses               14,562,854         2,963,000        (674,600)       16,851,254
                                                             ----------         ---------       ---------       -----------
  on loans

Other income:
 Loan fees and service charges                                1,192,971           156,000                         1,348,971
Net realized gain (loss) on sales of
  investment securities available for
  sale and trading securities                                 4,787,866          (98,000)                         4,689,866
Other operating income                                        2,120,763             6,000                         2,126,763
                                                             ----------       -----------                        ----------
         Total other income                                   8,101,600            64,000                         8,165,600
                                                             ----------       -----------                        ----------
Other Expenses:
Compensation and employee benefits                            5,707,554           685,000                         6,392,554
Office occupancy and equipment expense                          932,128           107,000                         1,039,128
Net loss on real estate owned activities                        206,369                 0                           206,369
Other operating activities                                    2,769,553           790,215                         3,559,768
SAIF recapitalization assessment                              2,218,674           454,000                         2,672,674
Amortization of the excess of cost over fair
 value of net assets acquired                                 1,320,288           105,785         829,985 (1)     2,256,058
                                                             ----------       -----------        --------        ----------
         Total other expenses                                13,154,566         2,142,000         829,985        16,126,551


Income before Federal and state income tax                    9,509,888           885,000      (1,504,585)        8,890,303

Federal and state income tax expense
  (benefit)                                                   3,448,877           382,000        (142,800)(2)     3,601,513
                                                                                                  (86,564)(3)

Net income                                                   $6,061,011        $  503,000     $(1,275,221)       $5,288,790
                                                              =========         =========      ==========         =========

Weighted average shares outstanding                           5,071,444           645,268        (228,655)        5,488,057

Earnings per common share                                         $1.20             $0.78                             $0.96


                                                  (footnotes on following pages)

                                      (xv)

PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                                Historical
                                                     --------------------------------------------
                                                     Three Months Ended     Three Months Ended
                                                      October 31, 1997      September 30, 1997      Pro Forma          Pro Forma
                                                            LFC                    WFC             Adjustments       Consolidated
                                                     ------------------     ------------------     -----------       ------------
Interest Income
---------------
Loans receivable                                         $5,183,596              $  774,000                          $  5,957,596
Mortgage-backed securities                                1,635,489                 328,000                             1,963,489
Investment securities, held to maturity
  and Federal Funds                                         937,332                 793,000       $      36,350 (3)     1,766,682
Investment securities available for sale                  1,214,099                       0                             1,214,099
                                                         ----------             -----------        ------------        ----------
         Total interest income                            8,970,516               1,895,000              36,350        10,901,866

Interest Expense
----------------
 Interest on deposits                                     3,568,271                 983,000             100,000 (3)     4,651,271
 Interest on borrowings                                   1,068,140                 150,000             105,000 (2)     1,323,140
                                                         ----------              ----------        ------------         ---------
         Total interest expense                           4,636,411               1,133,000             205,000         5,974,411

Net interest income                                       4,334,105                 762,000            (168,650)        4,927,455

Provision for losses on loans                               300,518                   9,000                               309,518
                                                         ----------              ----------         -----------        ----------

Net interest income after provision
  for losses on loans                                     4,033,587                 753,000            (168,650)        4,617,937

Other income:
Loan fees and service charges                               323,604                  58,000                               381,604
Net realized gain (loss) on sales of
  investment securities available for
  sale and trading securities                               (13,056)                      0                               (13,056)
Other operating income                                      434,717                   6,000                               440,717
                                                         ----------              ----------                            ----------
         Total other income                                 745,265                  64,000                               809,265

Other Expenses:
Compensation and employee benefits                        1,507,226                 244,000                             1,751,226
Office occupancy and equipment expense                      230,504                  76,000                               306,504
Net loss on real estate owned activities                     41,487                       0                                41,487
Other operating activities                                  713,648                 236,000                               949,648
 Amortization of the excess of cost over
   fair value of net assets acquired                        330,072                  23,000             210,340 (1)       563,412
                                                         ----------              ----------         -----------        ----------
         Total other expenses                             2,822,937                 579,000             210,340         3,612,277


Income before Federal and state income
  tax                                                     1,955,915                 238,000            (378,990)        1,814,925

Federal and state income tax expense
   (benefit)                                                689,600                 118,000             (35,700) (2)      750,259
                                                                                                        (21,641) (3)
Net income                                               $1,266,315              $  120,000         $  (321,649)       $1,064,666
                                                          =========               =========          ==========         =========

Weighted average shares outstanding                       4,822,350                 645,268            (228,655)        5,238,963

Earnings per common share                                     $0.26                   $0.19                                 $0.20



                                                   (footnotes on following page)

                                      (xvi)

1. Excess of cost over fair value of net assets acquired is assumed to approximate $10.1 million and is amortized over 12 years.

2. Borrowings drawn by LFC to fund the transaction are assumed have an annual rate of 6%.

3. All other pro forma adjustments represent the amortization of estimated mark-to-market adjustments amortized over five years and the related income tax effect of such adjustments at an assumed tax rate of 34%. The pro forma adjustments give no effect to cost savings or revenue enhancements that may be realized as a result of the Merger.

                                     (xvii)

                                  INTRODUCTION


         This Proxy Statement/Prospectus is being furnished to WFC Shareholders in connection with the solicitation of proxies by the WFC Board for use at the WFC Special Meeting to be held on ^Tuesday, February 24, 1998, at the _____________, ______________, New Jersey, at ____:____ ____.m. local time or at any adjournments thereof. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Reorganization Agreement and the transactions contemplated thereby, as more fully set forth in the Notice of Special Meeting accompanying this Proxy Statement/Prospectus.


         The Board of Directors of WFC unanimously approved the Reorganization Agreement and recommends that WFC Shareholders vote FOR its approval.

                               WFC SPECIAL MEETING

Record Date; Vote Required


         The securities to be voted at the WFC Special Meeting consist of shares of WFC Common Stock, with each share entitling its owner to one vote on the proposal brought before the WFC Special Meeting. WFC had no other class of securities entitled to vote on the Reorganization Agreement outstanding at the close of business on the WFC Record Date. There were ^ 335 holders of record of WFC Common Stock and ^ 645,296 shares of WFC Common Stock outstanding and eligible to be voted at the WFC Special Meeting as of the Record Date.

         The presence at the WFC Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of WFC Common will constitute a quorum for the transaction of business. Under the New Jersey Corporation Act and WFC's Certificate of Incorporation, the approval of the Reorganization Agreement requires the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote. The approval of the Reorganization Agreement by WFC Shareholders is a condition to the consummation of the Merger. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non- votes or (b) proxies marked "ABSTAIN" as to that matter. See Proposal I -- "The Merger-Conditions to the Merger.

         For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" and "against" a proposal are counted. There will be no "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under the applicable ^ Nasdaq rules). Consequently, broker ^ non-votes will have no impact on the votes counted as "for" or "against" for purposes of determining the number of votes cast ^ but will be treated as present for quorum purposes. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" the proposal.

Proxies; Revocation; Solicitation

         If the form of WFC proxy is properly executed and returned to WFC in time to be voted at the WFC Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. WFC proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Reorganization Agreement. Should any other matter properly come before the WFC Special Meeting, the persons named as proxies in the WFC proxy, acting by a majority of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. However, no proxy which is voted "against" the proposal to approve and adopt the Reorganization Agreement will be voted in favor of any such adjournment or postponement. As of the time of the preparation of this Proxy Statement/Prospectus, the WFC Board does not know of any matter, other than those matters referred to in the WFC Notice of Special Meeting of Shareholders, to be presented for action at the WFC Special Meeting.

         The cost of soliciting proxies will be borne by WFC. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of WFC, who will not be specially compensated for such solicitation activities. Arrangements will also be made by WFC to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

         A proxy may be revoked by the person giving the proxy at any time prior to the close of voting. Prior to the WFC Special Meeting a proxy may be revoked by filing with the Secretary of WFC at Westwood Financial Corporation, 700-88 Broadway, Westwood, New Jersey 07675, a written revocation or a duly executed proxy bearing a later date. During the WFC Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the WFC Special Meeting prior to the close of voting or by attending the WFC Special Meeting and voting in person. Any shareholder of record may attend the WFC Special Meeting and vote in person, whether or not a proxy has previously been given.

         If a person holding WFC Common in street name wishes to vote such WFC Common at the WFC Special Meeting, the person must obtain from the nominee holding the WFC Common in street name a properly executed "legal proxy" identifying the individual as a WFC Shareholder, authorizing the WFC Shareholder to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted.

                            PROPOSAL I -- THE MERGER

         The following information concerning the Merger, insofar as it relates to matters contained in the Reorganization Agreement, is qualified in its entirety by reference to the full text of the Reorganization Agreement which is attached as Appendix I to this Proxy Statement/Prospectus and is incorporated by reference.

Closing and Effective Time

         The Reorganization Agreement provides that the closing of the Merger (the "Closing") will be held on the second business day after satisfaction of the conditions or waiver of the Holding Company Merger, unless another date, time or place is agreed to in writing by the parties hereto, provided, however, that the Closing Date will not occur prior to January 1, 1998.

         The Holding Company Merger shall become effective on the date and at the time of filing of the Articles of Merger with the Secretary of State of the State of New Jersey or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed.

The Merger

         The Reorganization Agreement provides that LFC will acquire WFC through a merger of WFC into LFC with LFC being the surviving entity. Upon consummation of the Merger, all shares of WFC Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any shares of WFC Common Stock will cease to have any rights with respect thereto, except the right to receive cash and/or shares of LFC Common Stock to be paid or issued upon the surrender of such certificate, without interest, as described below. LFC also plans to merge WSB into LVSB on, or as soon as practicable after, the Effective Date (the "Bank Merger"), and LFC and WFC have agreed to take all action necessary and appropriate to effectuate the Bank Merger.

Effect of The Merger

         On the Effective Date, as defined below, WFC will merge with and into LFC. The WFC Common Stock will be exchanged for shares of LFC Common Stock or cash as described under "-- Merger Consideration." Each share of LFC Common Stock outstanding immediately prior to the Effective Date will remain outstanding and unchanged as a result of the Merger.

         No fractional shares of LFC Common Stock will be issued in connection with the Merger. In lieu of issuing fractional shares, LFC will make a cash payment equal to the fractional interest which a WFC shareholder would otherwise receive multiplied by the Final Market Price (described below).

Merger Consideration

         Conversion of Stock. At the Effective Time of the Merger, each share of WFC Common Stock then issued and outstanding (other than shares held directly or indirectly by LFC, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the cash and/or shares of stock of LFC constituting the Per Share Merger Consideration (as defined below). As of the Effective Time of the Merger, each share of the WFC Common Stock held directly or indirectly by LFC, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled, retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         As used herein, the term "Per Share Merger Consideration" shall mean either the amount of cash set forth in clause (i) below (the "Cash Merger Consideration") or that number of shares of LFC Common Stock as set forth in clause (ii) below (the "Stock Merger Consideration"), at the election of the holder of each share of WFC Common Stock, subject however to proration as set forth below.

         (i) If Cash Merger Consideration is to be paid with respect to a share of WFC Common Stock, the Per Share Merger Consideration with respect to such share of WFC Common Stock shall be in the amount of $29.25.

         (ii) If Stock Merger Consideration is to be paid with respect to a share of WFC Common Stock, the Per Share Merger Consideration with respect to such share of WFC Common Stock shall be that number of shares of LFC Stock (the "Conversion Number") equal to $29.25 divided by the Final Market Price as defined below.

         The "Final Market Price" shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the LFC Common Stock as reported on the Nasdaq National Market for each of the 15 Nasdaq National Market general market trading days preceding one week prior to the Closing Date on which the Nasdaq National Market was open for business (the "Pricing Period"). In the event the LFC Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of LFC Common Stock and the average shall be based upon the "last" real time trades and number of days on which the LFC Common Stock actually traded during the Pricing Period.

         No such holder will be entitled to dividends, voting rights or any other rights of a stockholder of LFC or WFC in respect of any such fractional share.

         The calculations of the respective amounts of cash and LFC Common Stock payable and issuable pursuant to the terms of this Reorganization Agreement shall be jointly prepared and agreed to by LFC and WFC and set forth in reasonable detail in a schedule that shall be delivered to Registrar and Transfer Company (the "Exchange Agent") prior to the Closing Date.

         Election and Allocation Procedures. Subject to and in accordance with the allocation and election procedures set forth herein, each record holder of a share of WFC Common Stock (the "WFC Shareholders") shall, prior to the Election Deadline (as hereinafter defined) specify (i) the number of whole shares of WFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Cash Merger Consideration, and (ii) the number of whole shares of WFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Stock Merger Consideration.

         At the Effective Time of the Merger, each unexercised WFC Stock Option shall be deemed canceled and as consideration therefor, at the election of each holder of a WFC Stock Option (the "Option Holders," and together with the Shareholders the "Holders") shall be converted into the right to receive either
(i) solely a cash payment amount (the "Cash Out") equal to the excess of (A) $29.25 over the exercise price per share of WFC Common Stock covered by the WFC Stock Option, multiplied by (B) the total number of shares of WFC Common Stock covered by the WFC Stock Option or (ii) solely a number of shares of LFC Common Stock (the "Stock Exchange") equal to the excess of (A) $29.25 over the exercise price per share of WFC Common Stock covered by the WFC Stock Option, multiplied by

(B) the total number of shares of WFC Common Stock covered by the WFC Stock Option and divided by (C) the Final Market Price.

         An election as described in clause (i) above is herein referred to as a "Cash Election," and shares of WFC Common Stock as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election as described in clause (ii) above is herein referred to as a "Stock Election," and shares as to which a Stock Election has been made are herein referred to as "Stock Election Shares." A failure to indicate a preference in accordance herewith is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares."


         Notwithstanding anything herein to the contrary, not less than 50.1% of the WFC Common Stock shall be exchanged for Lakeview Common Stock. Payment of cash pursuant to the Cash Merger Consideration and the Cash Out, and issuance of LFC Common Stock pursuant to the Stock Merger Consideration and the Stock Exchange, shall be allocated to Holders such that the number of shares of WFC Common Stock (outstanding or subject to WFC Stock Options) as to which cash is paid shall equal 49.9% of the aggregate number of shares of WFC Common Stock outstanding plus those subject to WFC Stock Options (the "Aggregate Shares"), and the number of shares of WFC Common Stock (outstanding or subject to WFC Stock Options) as to which WFC Stock are issued shall equal 50.1% of the Aggregate Shares, as follows:


     (1) If the number of Cash Election Shares is in excess of 49.9% of the Aggregate Shares, then (i) Non-Electing Shares shall be deemed to be Stock Election Shares, (ii) Cash Election Shares of Option Holders shall be treated as Cash Election Shares without adjustment, and
          (iii)(A) Cash Election Shares of each Shareholder shall be reduced pro rata by multiplying the number of Cash Election Shares of such Shareholder by a fraction, the numerator of which is the number of shares of WFC Common Stock equal to 49.9% of the Aggregate Shares minus the aggregate number of Cash Election Shares of Option Holders and the denominator of which is the aggregate number of Cash Election Shares of all Shareholders, and (B) the shares of such Shareholder representing the difference between such Shareholder's initial Cash Election and such Shareholder's reduced Cash Election pursuant to clause (A) shall be converted into and be deemed to be Stock Election Shares.


     (2) If the number of Stock Election Shares is in excess of 50.1% of the Aggregate Shares, then (i) Non-Electing Shares shall be deemed to be Cash Election Shares, ^ (ii) Stock Election Shares of Option Holders shall be treated as Stock Election Shares without adjustment, and
          (iii)(A) Stock Election Shares of each Holder shall be reduced pro rata by multiplying the number of Stock Election Shares of such Holder by a fraction, the numerator of which is the number of shares of WFC Common Stock equal to 50.1% of the Aggregate Shares and the denominator of which is the aggregate number of Stock Election Shares of all Holders, and (B) the shares of such Holder representing the difference between such Holder's initial Stock Election and such Holder's reduced Stock Election pursuant to clause (A) shall be converted into to and be deemed to be Cash Election Shares.


     (3) If the number of Cash Election Shares is less than or equal to 49.9% of the Aggregate Shares and the number of Stock Election Shares is less than or equal to 50.1% of the Aggregate Shares, then (i) there shall be no adjustment to the elections made by electing

          Holders, and (ii) Non-Electing Shares of each Holder shall be treated as Stock Elections Shares and/or as Cash Election Shares in proportion to the respective amounts by which the Cash Election Shares and the Stock Election Shares are less than the 49.9% and 50.1% limits, respectively.

         After taking into account the foregoing adjustment provisions, each Cash Election Share (including those deemed to be Cash Election Shares) shall receive in the Merger the Cash Merger Consideration or the Cash Out, as applicable, and each Stock Election Share (including those deemed to be Stock Election Shares) shall receive in the Merger the Stock Merger Consideration (and cash in lieu of fractional shares).

         Notwithstanding any other provision of the Reorganization Agreement, if the application of the proration provisions would result in receiving a number of shares of LFC Common Stock that would prevent the Per Share Merger
Consideration from consisting in the aggregate of 49.9% Cash Merger Consideration and 50.1% Stock Merger Consideration or otherwise prevent the satisfaction of any of the conditions set forth in the Reorganization Agreement, the number of shares otherwise allocable shall be adjusted in an equitable manner as shall be necessary to enable the satisfaction of all conditions.


         Election Procedures. ^ Elections ^ may be made by Shareholders of WFC (the "Holders" or "Holder") by mailing to the Exchange Agent a completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent and must be accompanied by certificates representing the shares of WFC Common Stock or the WFC Stock Option as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by LFC. A properly completed Election Form and accompanying share certificates or WFC Stock Options, as the case may be, must be received by the Exchange Agent by the close of business on ^ February 24, 1998, for an election to be effective. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form.


         LFC will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of LFC (or the Exchange Agent) in such matters shall be conclusive and binding. Neither LFC nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

         For the purposes hereof, a Holder who does not submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election.


         To make an effective election, a WFC Holder will be required to return a properly completed Election Form sufficiently in advance of the Election Deadline so that it is actually received by the Exchange Agent at or prior to the Election Deadline. An Election Form will not be considered properly completed if it is not accompanied by certificates representing all shares of WFC Common Stock covered thereby (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates). The Election Deadline is the close of business of the Exchange Agent on February 24, 1998.


         In the event that the Reorganization Agreement is terminated pursuant to the provisions hereof and any shares or WFC Stock Options have been transmitted to the Exchange Agent pursuant to the provisions hereof, LFC and WFC shall cause the Exchange Agent to promptly return such shares to the person submitting the same.

         Mechanics of Payment of Consideration. The conversion of shares of WFC's Common Stock into the right to receive the Cash Merger Consideration or the Stock Merger Consideration will occur at the Effective Time of the Merger.

         As soon as practicable as of or after the Effective Time of the Merger, the Exchange Agent will send a letter of transmittal to each Holder of WFC Common Stock or WFC Stock Options (other than the Holder who has properly submitted the Election Form and certificates of WFC Common Stock or WFC Stock Options (the "share certificates") to the Exchange Agent). The letter of transmittal will contain instructions with respect to the surrender of the Holder's share certificates in order for the Holder to receive the consideration to be paid in the Merger.

         EXCEPT FOR THE SHARE CERTIFICATES SURRENDERED WITH AN ELECTION FORM AS DESCRIBED ABOVE UNDER "-- ELECTION PROCEDURE," THE HOLDER SHOULD NOT FORWARD SHARE CERTIFICATES TO THE EXCHANGE AGENT UNTIL HE HAS RECEIVED THE LETTER OF TRANSMITTAL.

         After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding share certificates shall be deemed for all corporate purposes to represent and evidence only the right to receive the consideration into which the Holder's share certificates were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding share certificates shall have been properly surrendered as provided above, the consideration issued or payable to the Holder of the canceled share certificates as of any time after the Effective Date of the Merger shall not be paid to the Holder of the share certificates until the share certificates shall have been surrendered in the manner required. Each Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the consideration to be paid in the Merger.

         The Holder of any share certificates which shall have been lost or destroyed may nevertheless, subject to the provisions of the Reorganization Agreement, receive the consideration to which the Holder is entitled, provided that the Holder shall deliver to LFC and to the Exchange Agent: (i) a sworn statement certifying the loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to LFC and the Exchange Agent which has been duly executed by a corporate surety satisfactory to LFC and the Exchange Agent, indemnifying LFC and the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of the lost or destroyed share certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be paid by the Holder.

Recommendation of the Board of Directors


         The Reorganization Agreement has been approved by the WFC Board and it believes that the Merger is in the best interests of WFC shareholders. The WFC Board unanimously recommends that the shareholders vote FOR the proposal to approve the Reorganization Agreement.


Background of the Merger

         In 1993 WSB converted from a mutual savings bank to a stock savings bank, as part of a reorganization to the mutual holding company ("MHC"), form of organization. As part of the MHC reorganization, approximately 42% of WSB's stock was owned by the public and 58% by the mutual holding company. In June 1996, the mutual holding company reorganized to a full stock company and WFC conducted an initial public offering of common stock, whereby the approximately 42% of the stock of WSB held by the public was exchanged for the stock of WFC and the remaining 58% of the stock held by the mutual holding company was offered to the public. Since the public offering, the Board of Directors and management of WFC have recognized that the increased competition from commercial banks and other financial institutions has changed fundamentally the environment in which traditional thrifts have operated and threatens the market share held by thrifts for their traditional services. Competition with these commercial banks, with other financial institutions and with other providers of financial services, such as credit unions, is strong, making it extremely difficult for WFC, despite its diversification efforts and accomplishments, to meaningfully expand into the commercial banking business or make significant market share gains in any one market area.

         The Board of Directors and management of WFC have assessed the foregoing and other developments and their significance to WFC and its shareholders. At the same time, the Board of Directors has been cognizant of changes in WFC's operating environment, including rising interest rates and shrinking interest margins, causing the Board of Directors and management to project slower growth in earnings and a decline in the estimated fair value of financial assets compared to their carrying values over the next few years.

         In light of these occurrences and conditions, the Board of Directors, in April, 1997, decided to undertake a comprehensive study of WFC's future and the strategic options available to WFC. The Board of Directors employed FinPro to provide business and financial advice regarding the strategic future of WFC. With the assistance of FinPro, the Board of Directors reviewed the economic and competitive conditions in the market areas of WFC, changes in the residential mortgage industry, the trend of consolidation among federally-insured depository institutions, the potential effects of the Interstate Banking Act and the advent of interstate banking, and the effects that rising interest rates and cyclical trends could have on bank and thrift stock prices in coming years. The Board of Directors also analyzed the history and market performance of WFC since it converted to a stock institution in 1996 and of WSB since its MHC form of organization.

         The Board of Directors considered several options for the future of WFC, including: (i) remaining independent and seeking to generate growth and added profits by expanding and diversifying WFC's financial services and product offerings, (ii) expanding through establishment of new branches, (iii) expanding by acquiring smaller savings institutions, commercial banks or branches, (iv) merging with an institution of nearly equal size, and (v) being acquired by a larger bank or thrift holding company. The Board reviewed each option and concluded, in light of current business conditions, WFC's particular circumstances and prospects, and the risks and expenses of expanding its products, services, and/or branch network on an independent basis, that the best interests of WFC and its shareholders should be served by exploring closely the possibility of combining with another institution in a sale transaction in the near term.


         Accordingly, in July 1997 the Board of Directors decided to survey the most likely obtainable terms and conditions on which WFC could combine with a larger in-state or out-of-state bank or thrift holding company. Working with FinPro, WFC reviewed the expected terms of a business combination and developed a list of desirable and likely acquirors. FinPro, on behalf of WFC, communicated directly with ^ targeted financial institutions it considered to be the most likely potential acquirors of WFC to invite expressions of interest in pursuing acquisition proposals. ^ LFC and one other company acting pursuant to written confidentiality agreements and with the aid of certain information provided by FinPro and WFC, expressed indications of value, with LFC ultimately submitting a proposal in response to FinPro's communications. The Board of Directors of WFC determined, with the assistance of FinPro, that LFC's indication of value represented the highest value to, and the best strategic alternative for WFC and its shareholders. With the advice of FinPro, WFC proceeded to enter into further discussions with LFC. ^ In late July, several lengthy meetings of certain members of the senior management of LFC and WFC were held to discuss and develop the basis for a potential acquisition of WFC by LFC. Between meetings, and subject to a confidentiality agreement between the parties, an appreciable exchange of information occurred. Representatives of LFC conducted due diligence of WFC and representatives of WFC, RD Hunter & Company, LLP and FinPro conducted due diligence of LFC on behalf of WFC. ^

         Throughout the foregoing process, management advised and informed the Board of Directors of WFC of developments and was directed by the Board to pursue discussions. ^ On August ^ 8, 1997, the Board of Directors ^ met to review the LFC proposal and FinPro presented a preliminary analysis of the proposal. On August 15, 1997, the Board of Directors met again to review the proposal and met with FinPro and WFC's attorneys to discuss and review the final proposal, including the form of agreement which had previously been distributed to the Board of Directors for its review. FinPro presented a detailed analysis of the proposal to the Board of Directors and concluded that in FinPro's opinion LFC's proposal was fair to WFC's shareholders from a financial point of view. ^ On August 21, 1997 the Board of Directors of WFC met with senior management of WFC. Management reviewed with the Board of Directors the alternative strategies for the future operation of WFC including the potential of a merger with LFC. On this same date, the full Board of Directors of WFC met with senior management and FinPro representatives in attendance. Management repeated the review of alternative strategies for the future operation of WFC previously discussed with the Executive Committee. FinPro addressed the Board on these strategies and reviewed with the Board the tentative proposal of LFC. FinPro also briefed the Board on the general climate of the merger/acquisitions market place and reported on all contacts with other financial institutions by FinPro acting in WFC's behalf. The Board directed senior management to continue negotiations with LFC, including the conduct of due diligence by both parties. In early ^ September 1997, senior management of both institutions, with the assistance of FinPro and outside counsel, negotiated a form of a definitive reorganization agreement. Draft copies of the proposed agreement were distributed to the Board of Directors of WFC for their review.


         On the basis of the independent judgment of the members of the WFC Board and the advice of FinPro, that the LFC proposal was fair to WFC's shareholders from a financial point of view, the Board of Directors concluded that LFC's offer was in the best interests of WFC and its shareholders. Accordingly, for all of the reasons herein, on September 10, 1997, WFC's Board of Directors accepted LFC's offer and authorized execution of the Reorganization Agreement.

Reasons for the Merger

         In reaching its conclusion to approve the Merger, the WFC Board considered a number of factors. The WFC Board did not assign any relative or specific weights to the factors considered. Among other things, The WFC Board considered: (i) the Merger consideration in relation to earnings, book value, and assets of WFC; (ii) information concerning the financial condition, results of operations and prospects of WFC, including the return on assets and return on equity of WFC; (iii) the financial terms of other recent business combinations in the banking industry; and (iv) the opinion of FinPro as to the fairness of the consideration to be received by WFC shareholders from a financial point of view.

         The WFC Board believes that the terms of the Reorganization Agreement, which are the product of arms-length negotiations between LFC and WFC, are in the best interest of WFC and its shareholders. In the course of reaching its determination, the WFC Board consulted with legal counsel with respect to its legal duties, the terms of the Reorganization Agreement and the issues related thereto; with its financial advisor with respect to the financial aspects and fairness of the transaction; and with senior management regarding, among other things, operational matters.

         In reaching its determination to approve the Reorganization Agreement, the WFC Board considered all factors it deemed material, which are the following:

         (a) The WFC Board analyzed information with respect to the financial condition, results of operations, businesses and prospects of WFC and LFC. In this regard, the WFC Board analyzed the options of selling WFC or continuing on a stand-alone basis. The range of values on a sale basis were determined to generally exceed the present value of WFC shares on a stand-alone basis under business strategies which could be reasonably implemented by WFC.

         (b) The WFC Board considered the written opinion of FinPro that, as of September 9, 1997, the Merger Consideration was fair to WFC shareholders from a financial point of view. See "--Opinion of WFC's Financial Advisor."

         (c) The WFC Board considered the current operating environment, including, but not limited to, the continued merger and increasing competition in the banking and financial services industries, the prospect for further changes in these industries, and the importance of being able to capitalize on developing opportunities in these industries. This information has been periodically reviewed by the WFC Board at its regular board meetings and was also discussed between the WFC Board and WFC's various advisors.

         (d) The WFC Board considered the other terms of the Reorganization Agreement and exhibits, including the tax-free nature of the transaction for those shareholders who receive LFC Common Stock.

         (e) The WFC Board considered the detailed financial analyses and other information with respect to WFC and LFC discussed by FinPro, as well as the WFC Board's own knowledge of WFC, LFC and their respective businesses. In this regard, the latest publicly-available financial and other information for WFC and LFC were analyzed, including a comparison to publicly-available financial and other information for other similar institutions.

         (f) The WFC Board considered the value of WFC Common Stock if WFC continued as a stand-alone entity compared to the effect of WFC combining with LFC in light of the factors summarized above and the current economic and financial environment, including, but not limited to, other possible strategic alternatives, the results of the contacts and discussions between WFC and its financial advisor and various third parties and the belief of the WFC Board and management that the Merger offered the best transaction available to WFC and its shareholders.

         (g) The WFC Board considered the likelihood of the Merger being approved by the appropriate regulatory authorities, including factors such as market share analysis, LFC's Community Reinvestment Act rating at that time and the estimated pro forma financial impact of the Merger on LFC.

         The foregoing discussion of the information and factors considered by the WFC Board is not intended to be exhaustive, but constitutes the material factors considered by the WFC Board. In reaching its determination to approve and recommend the Reorganization Agreement, the WFC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighted factors differently. After deliberating with respect to the Merger and the other transactions contemplated by the Reorganization Agreement, considering, among other things, the matters discussed above and the opinion of FinPro referred to above, the WFC Board approved and adopted the Reorganization Agreement and the transactions contemplated thereby as being in the best interests of WFC and its shareholders.

Opinion of WFC's Financial Advisor

         On August 20, 1997 WSB retained FinPro, Inc., a financial consulting firm, on the basis of its experience, to render a written fairness opinion to the Board of Directors and shareholders of WFC. FinPro, Inc. has been in the business of consulting for the banking industry for eight years, including the appraisal and valuation of banking institutions and their securities in connection with mergers, acquisitions and other securities transactions. FinPro has knowledge of and experience with the New Jersey banking and thrift market and financial organizations operating in that market. FinPro reviewed the negotiated terms of the Reorganization Agreement including governance matters. Except as described herein, FinPro is not affiliated in any way with WFC or LFC or their respective affiliates.


         On ^ September 10, 1997, FinPro delivered its written opinion that the terms of the Merger as provided in the Reorganization Agreement are fair and equitable, from a financial perspective, to WFC and its shareholders. ^ This opinion was based upon conditions as they existed on July 31, 1997. ^ This opinion was reconfirmed in writing as of January 15, 1998. A copy of the updated opinion is attached as Appendix II to this Proxy Statement/Prospectus and should be read in its entirety by WFC shareholders. FinPro's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote at the ^ Special Meeting.

         In rendering its opinion, FinPro reviewed certain publicly available information concerning WFC and LFC, including each party's audited financial statements and annual reports. FinPro considered many factors in making its evaluation. In arriving at its ^ opinion regarding the fairness of the transaction, FinPro reviewed: (i) the Reorganization Agreement; (ii) the most recent external auditor's reports to the Boards of Directors of each organization; (iii) the June 30, 1997 Report of Condition and Income for each organization; (iv) the Rate Sensitivity Analysis reports for each organization;
(v) each organization's listing of marketable securities showing rate, maturity, and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of each organization; (ix) the Minutes of the Board of Directors meeting for WFC; (x) the most recent Board report for WFC; (xi) the listing and description of significant real properties for each organization; and (xii) the directors and officers liability and blanket bond insurance policies for each organization. FinPro conducted an on-site review of each organization's historical performance and current financial condition and performed a market area analysis.


         In addition, FinPro discussed with the management of WFC and LFC the relative operating performance and future prospects of each organization, primarily with respect to the current level of their earnings and future expected operating results, giving weight to FinPro's assessment of the future of the banking industry and each organization's performance within the industry. FinPro compared the results of operation of WFC and LFC with the results of operation of all New Jersey ^ savings banks as of March 31, 1997.

                                                                          New Jersey ^
                                                      WFC          LFC    Savings Banks
                                                      ---          ---    -------------


Return on Average Assets                              .47%         1.02%         .97%
Return On Average Equity                              5.8          10.7          9.9
Net Interest Margin/Average Assets                   3.04          3.68         3.02
Noninterest Income/Average Earning Assets             .15           .29          .14
Total Overhead Expense/Average Earning Assets        1.56          1.92         1.32
Nonearning Assets/Total Assets                          3             7            3
Total Loans/Earning Assets                             39            48           46
Loan Loss Reserves/Total Equity                         3             9            3
Efficiency Ratio                                     49.0          48.5         40.7
Tier 1 Capital/Assets                                 6.8           7.3          9.5
Tier I & II Capital/Risk Based Assets                19.1          14.8         27.0




         Many variables affect the value of savings banks and thrifts , not the least of which is the uncertainty of future events, so that the relative importance of the valuation ^ variables differs in ^ various situations, with the result that appraisal theorists argue about which variable are the most appropriate ones on which to focus. However, most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the banking company's stock, nature and relationship of the other shareholdings in the bank, and special ownership or management considerations.

         FinPro analyzed the total purchase price on a cash equivalent fair market value basis using the standard evaluation techniques (as discussed below) including net asset value, comparable sales multiples, net present value, return on investment and the price equity index based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 10% to 12%


         Net Asset Value. Net asset value is the value of the net equity of a bank, including every kind of property and value. This approach normally assumes liquidation on the date of appraisal with the recognition of securities gains or losses, real estate appreciation or depreciation, adjustments to the loan loss reserve, premium or discount to the loan portfolio, premium or discount for deposits, premium or discount for borrowings, and changes in the net value of other assets and/or liabilities. As such, it is not the best approach to use when valuing a going concern, because it is based on historical costs and varying accounting methods. Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), it still results in a liquidation value for the concern. Furthermore, since this method does not take into account the values attributable to the going concern such as the interrelationship among the company's assets and liabilities, customer relations, market presence, image and reputation, and staff expertise and depth, little weight is given by FinPro to the net asset value method of valuation.

         Market Value. Market value is generally defined as the price, established on an "arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The market value is frequently used to determine the price of a minority block of stock when both the quantity and the quality of the "comparable" data are deemed sufficient. However, the relative thinness of the specific market for the stock of the banking company being appraised may result in the need to review alternative markets for comparative pricing purposes. The "hypothetical" market value for a small bank with a thin market for its stock is normally determined by comparison to the average price to earnings, price to equity and dividend yield of local or regional publicly-traded bank issues, adjusting for significant differences in financial performance criteria and for any lack of marketability or liquidity. The market value in connection with the evaluation of control of a bank is determined by the previous sales of banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data is available, the market value deserves greater weight than the net asset value and similar emphasis as the investment value as discussed below.

         FinPro maintains substantial files concerning the prices paid for banking institutions nationwide. The database includes transactions involving New Jersey thrift organizations and thrift organizations in the Eastern region of the United States, and national thrift organizations over the last five years. The database provides comparable pricing and financial performance data for banking organizations sold or acquired. Organized by different peer groups, the data present averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of WFC, FinPro has considered the market approach and has evaluated price to equity and price to earnings multiples of all New Jersey banking organizations and Regional banking organizations with assets less than $150 million.

         Comparable Sales Multiples. FinPro calculated an "Adjusted Book Value" of $28.81 per share, based on WFC's fully diluted June 30, 1997 equity and the average price to book multiple of 199.37% for New Jersey savings organizations sold between January 1, 1997 and August 8, 1997. FinPro calculated an "Adjusted Book Value" of $23.43 per share, based on WFC's fully diluted June 30, 1997 equity and the average price to book multiple of 162.17% for New Jersey savings organizations sold between January 1, 1996 and December 31, 1996.

         FinPro calculated an "Adjusted Earnings Value" of $20.78 per share, based on WFC's fully diluted unadjusted last twelve months earnings ending June 30, 1997 and the average price to earnings multiple of 16.76 for New Jersey savings organizations sold between January 1, 1997 and August 8, 1997. FinPro calculated an "Adjusted Earnings Value" of $26.77 per share, based on WFC's fully diluted unadjusted last twelve months earnings ending June 30, 1997 and the average price to earnings multiple of 21.59 for New Jersey savings organizations sold between January 1, 1996 and December 31, 1996.

         FinPro calculated an "Adjusted Book Value" of $24.44 per share, based on WFC's fully diluted June 30, 1997 equity and the average price to book multiple of 169.14% for New Jersey, New York, Pennsylvania, and Delaware savings organizations less than $150 million in assets sold between January 1, 1997 and August 8, 1997. FinPro calculated an "Adjusted Book Value" of $18.27 per share, based on WFC's fully diluted June 30, 1997 equity and the average price to book multiple of 126.42% for New Jersey, New York, Pennsylvania, and Delaware savings organizations less than $150 million in assets sold between January 1, 1996 and December 31, 1996.

         FinPro calculated an "Adjusted Earnings Value" of $16.28 per share, based on WFC's fully diluted last twelve months earnings ending June 30, 1997 and the average price to earnings multiple of 13.13 for New Jersey, New York, Pennsylvania, and Delaware banking organizations less than $150 million in assets sold between January 1, 1997 and August 8, 1997. FinPro calculated an "Adjusted Earnings Value" of $32.15 per share, based on WFC's fully diluted last twelve months earnings ending June 30, 1997 and the average price to earnings multiple of 25.93 for New Jersey, New York, Pennsylvania, and Delaware banking organizations less than $150 million in assets sold between January 1, 1996 and December 31, 1996.

         The financial performance characteristics of the regional banking organizations vary, sometimes substantially, from those of WFC. When the variance is significant for relevant performance factors, adjustments to the price multiples are appropriate when comparing them to the transaction value.

         Investment Value. The investment value is sometimes referred to as the income value or earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a banking company to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value methods which were analyzed in connection with this transaction were the net present value analysis, and the return on investment analysis, which are discussed below.

         Net Present Value Analysis. The investment of earnings value of any banking organization's stock is an estimate of present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. An earnings value is calculated using an annual future earnings stream over a period of time of no less than ten years and the residual value of the earnings stream after ten years, assuming no earnings growth, and an appropriate capitalization rate (the net present value discount rate). FinPro's computations were based on an analysis of the banking industry, the economic and competitive situations in WFC's market area, its current financial condition and historical levels of growth and earnings. Using a net present value discount rate of 11%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this as of the valuation date, the "Net Present Value of Future Earnings," equaled $26.41 per share.


         Return on Investment Analysis. Return on investment (ROI) analysis ^ analyzes the ten year ROI of an equity investment equal to WFC's book value at July 31, 1997, (i) assuming a constant return on equity of 9.37%, with a liquidation at book value in the year 2007, as opposed to a sale at ten times projected earnings for the year 2007; and (ii) assuming a gradual reduction in return on equity from

9.37% to 6.87%, with a liquidation at book value in the year 2007, as opposed to a sale at ten times projected earnings for the year 2007. This ROI analysis provides a benchmark for assessing the validity of the fair market value of a majority block of stock. The ROI analysis is one approach to valuing a going concern, and is directly impacted by the earning stream, dividend payout levels and levels of debt, if any. Other financial and non-financial factors indirectly affect the ROI; however, these factors more directly influence the level of ROI an investor would demand from an investment in a majority block of stock of a specific bank at a certain point in time. The ROI, assuming a constant return on equity of 9.37% with liquidation at book value in 2007, is 7.83%, and sale at twenty times projected earnings in 2007, is 13.78%. The ROI, assuming a gradual reduction in return on equity with liquidation at book value in 2007, is 6.99%, and sale at twenty times projected earnings in 2007, is 10.29%.

         Price Equity Index Analysis. Furthermore, a price level indicator, the equity index, may be used to confirm the validity of the transaction value. The equity index adjusts the price to equity multiple in order to facilitate a truer price level comparison with comparable banking organizations, regardless of differing levels of equity capital. The equity index is derived by multiplying the price to equity multiple by the equity-to-assets ratio. The following table sets forth the average price equity indexes for all New Jersey transactions, for transactions in New Jersey, New York, Pennsylvania, and Delaware for organizations less than $150 million, and for WFC for the years 1997, 1996, 1995, and 1994.

                               Year    New Jersey     Region        WFC
                               ----    ----------     ------        ---

Average Price Equity Index     1997      14.86%       15.81%        17.48%
Average Price Equity Index     1996       12.66        19.43         N/A
Average Price Equity Index     1995       20.02        11.22         N/A
Average Price Equity Index     1994       11.44        12.25         N/A



         Finally, another test of appropriateness for the transaction value of a majority block of stock is the net present value-to-transaction value ratio. Theoretically, an earnings stream may be valued through the use of a net present value analysis. In FinPro's experience with majority block community bank stock valuations, it has determined that a relationship does exist between the net present value of an "average" community banking organization and the transaction value of a majority block of the banking organization's stock. The net present value-to-transaction value ratio equals 90.28% for WFC, which falls within FinPro's expected range. There are many other factors to consider, when valuing a going concern, which do not directly impact the earnings stream and the net present value but which do exert a degree of influence over the fair market value of a going concern. These factors include, but are not limited to, the general condition of the industry, the economic and competitive situations in the market area and the expertise of the management of the organization being valued.

         When the net asset value, market value and investment value methods are subjectively weighted, using the appraiser's experience and judgment, it is FinPro's opinion that the proposed transaction is fair.

         FinPro considered this transaction as a merger rather than a purchase of assets. Consideration was given to the levels of earnings per share, equity per share and dividends per share appreciation or dilution percentages between the merger partners over the next three to five years after consummation. A merger is usually completed with the hopes of realizing economics of scale and earnings enhancement opportunities, thereby providing a benefit to WFC shareholders that otherwise might not be attainable.

To justify the fairness of the transaction for WFC shareholders, it is important to project, based upon realistic projections of future performance, a positive impact for WFC shareholders. FinPro projected that WFC shareholders will have a higher level of earnings per share, equity per share and dividends per share after the Merger with LFC than they would on a stand-alone basis. The primary focus has been on short-term and long-term earnings per share, equity per share and dividends per share appreciation potential for WFC shareholders.

         Neither WFC nor LFC imposed any limitations upon the scope of the investigation to be performed by FinPro in formulating its Opinion. In rendering its Opinion, FinPro did not independently verify the asset quality and financial condition of WFC or LFC, but instead relied upon the data provided by or on behalf of WFC and LFC to be true and accurate in all material respects.

         For its services as independent financial analyst of the Merger, including the rendering of its Opinion referred to above, WFC has paid FinPro aggregate fees of approximately $140,000. WFC also agreed to reimburse FinPro for reasonable out-of-pocket expenses. In addition, over the last two years, FinPro has provided consulting services to both WFC and LFC and received fees for these services of approximately $47,000 and $30,000, respectively.

Conditions to the Merger

         The obligation of each party to consummate the Merger is subject to satisfaction or waiver of certain conditions, including (i) approval of the Reorganization Agreement and the transactions contemplated thereby by the requisite vote of the holders of WFC Common Stock; (ii) the receipt of all consents, approvals and authorizations of all necessary federal and state government authorities and expiration of all required waiting periods, necessary for the consummation of the Merger (see "--Regulatory Approvals"); (iii) the effectiveness of the registration statement covering the shares of LFC Common Stock to be issued to WFC shareholders, and the qualification of the issuance of LFC Common Stock in every state where such qualification is required under applicable state securities laws; (iv) the absence of any litigation that would restrain or prohibit the consummation of the Merger; and (v) receipt by the parties of an opinion of Malizia, Spidi, Sloane & Fisch, P.C. to the effect that the exchange of WFC Common Stock for LFC Common Stock is a tax-free reorganization within the meaning of Section 368 of the Code. See "-- Certain Federal Income Tax Consequences".

         The obligation of LFC to consummate the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of WFC contained in the Reorganization Agreement; and (ii) the performance by WFC, in all material respects, of all its obligations under the Reorganization Agreement.


         The obligation of WFC to consummate the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of LFC contained in the Reorganization Agreement; and (ii) the performance by LFC, in all material respects, of all its obligations under the Reorganization Agreement; ^(iii) the receipt ^ of an opinion by FinPro, Inc. regarding the fairness from a financial point of view of the consideration to be received by the WFC shareholders in the Merger.

Termination


         The Reorganization Agreement may be terminated at any time prior to the closing: (i) by mutual consent in writing of the parties; (ii) by LFC or WFC in the event the closing shall not have occurred by June 30, 1998, unless the failure of the closing to occur shall be due to the failure of the party seeking to terminate the Reorganization Agreement to perform its obligations hereunder in a timely manner; (iii) by either LFC or WFC upon written notice to the other party, upon (i) denial of any governmental approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either LFC or WFC may, upon written notice to the other, extend the term of ^ the Reorganization Agreement for only one or more sixty (60) day periods to prosecute diligently and overturn such denial, provided that such denial has been appealed within twenty (20) business days of the receipt thereof or (ii) upon the failure to obtain the approval of the WFC shareholders at the WFC shareholders meeting; (iv) by LFC or WFC in the event that there shall have been a material breach of any obligations or covenant of the other party hereunder and such breach shall not have been remedied within sixty (60) days after receipt by the breaching party of written notice from the other party specifying the nature of such breach and requesting that it be remedied; (v) by LFC or WFC should WFC or any WFC subsidiary enter into any letter of intent or agreement with a view of being acquired by or effecting a business combination with any other person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other person or to acquire a material amount of assets or a material equity position in any other person, whether financial or otherwise; (vi) by LFC should either WFC or WSB enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring WFC or WSB to raise additional capital or to sell a substantial portion of its assets.


Termination Fee

         Pursuant to the Reorganization Agreement, WFC has agreed to pay LFC a fee of $900,000 following the occurrence of a "Purchase Event." The term "Purchase Event" means any of the following events, or WFC agreeing to enter into an agreement relating to any of the following events, occurring before the Effective Date or within 12 months of the date of termination of the Reorganization Agreement: (i) the acquisition by any person, other than LFC, of beneficial ownership of 25% or more of WFC Common Stock; (ii) a merger, consolidation, share exchange, business combination or any similar transaction involving WFC or WSB; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of WFC or WSB, in single transaction or series of transactions; or (iv) the WFC Board does not recommend approval of the Merger to the WFC shareholders. The fee will not be paid to LFC if the Reorganization Agreement is terminated (i) by mutual consent of WFC and LFC; (ii) by LFC or WFC if the closing of this transaction does not occur by June 30, 1998, (iii) by either LFC or WFC upon written notice to the other party, upon denial of any government approval; (iv) in the event terminated by WFC due to a material breach by LFC, or (v) prior to the occurrence of a Purchase Event.

Business Pending Consummation

         WFC has agreed in the Reorganization Agreement not to take certain actions relating to the operation of WFC pending consummation of the Merger without the prior written consent of LFC except as otherwise permitted in the Reorganization Agreement. See the Reorganization Agreement attached hereto as Appendix I.

WFC Stock Option Plans


         Pursuant to WFC's stock option plans, options to acquire an aggregate of 58,335 shares of WFC Common Stock have been granted to officers, directors and employees of WFC and WSB. Pursuant to the Reorganization Agreement, on the Effective Date of the Merger, each option granted under WFC Stock Option Plan which is outstanding and unexercised will be converted, at the election of the holder, into the right to receive either (i) cash equal to the excess of $29.25 over the exercise price per share of WFC Common Stock or (ii) a number of shares of LFC Common Stock equal to the excess of $29.25 over the exercise price per share of WFC Common Stock, multiplied by the total number of shares of WFC Common Stock covered by the WFC stock option and divided by the Final Market Price.

Federal Income Tax Consequences

         The following is a summary description of the material federal income tax consequences of the Merger. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax consequences which may be applicable to particular categories of taxpayers, such as broker-dealers, or to any shareholder who acquired his or her WFC Common Stock through the exercise of an employee stock option including a plan under Section 422 of the Code, or otherwise as compensation. This discussion does not address the effect of any applicable foreign, state, local or other tax laws. SHAREHOLDERS OF WFC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

         Tax Treatment to LFC, WFC, and WSB. No gain or loss will be recognized by LFC, WFC and WSB solely as a result of the Merger.

         Receipt of LFC Common Stock for WFC Common Stock. No gain or loss will be recognized by a holder who receives solely shares of LFC Common Stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of WFC Common Stock. The tax basis of the shares of LFC Common Stock received by a holder in such exchange will be equal (except for the basis attributable to any fractional shares of LFC Common Stock, as discussed below) to the basis of the WFC Common Stock surrendered in exchange therefor. The holding period of the LFC Common Stock received will include the holding period of shares of WFC Common Stock surrendered in exchange therefor, provided that such shares were held as capital assets on the Effective Date of the Merger.

         Receipt of LFC Common Stock and Cash in Exchange for WFC Common Stock. A holder who receives a combination of LFC Common Stock and cash in exchange for his or her WFC Common Stock will not be permitted to recognize any loss for federal income tax purposes. Such a holder will recognize gain, if any, equal to the lesser of (i) the amount of cash received, or (ii) the amount of gain "realized" in the transaction. The amount of gain a holder "realizes" will equal the amount by which (i) the cash plus the fair market value on the Effective Date of the Merger of the LFC Common Stock received exceeds (ii) the holders' basis in the WFC Common Stock to be surrendered in the exchange therefor. Any recognized gain could be taxed as a capital gain or a dividend, as described below. The aggregate tax basis of the shares of LFC Common Stock received by such holder will be the same as the aggregate basis of the shares of WFC Common Stock surrendered in exchange therefor, adjusted as provided in Section 358(a) of the Code for the cash received in exchange for such shares of WFC

Common Stock. The holding period for shares of LFC Common Stock received in the Merger will be the same as the holding period for WFC Common Stock surrendered in exchange therefor, provided that such shares were held as capital assets of the holder on the Effective Date of the Merger.

         A holder's federal income tax consequences also will depend on whether his or her shares of WFC Common Stock were purchased at different times at different prices. If they were, the holder could realize gain with respect to some of the shares of WFC Common Stock and loss with respect to other shares. Such holder would have to recognize such gain to the extent such holder receives cash with respect to those shares in which the holder's adjusted tax basis is less than the amount of cash plus the fair market value on the Effective Date of the Merger of the LFC Common Stock received, but could not recognize loss with respect to those shares in which the holder's adjusted tax basis is greater than the amount of cash plus the fair market value on the Effective Date of the Merger of the LFC Common Stock received. Any disallowed loss would be included in the adjusted basis of the LFC Common Stock. Such a holder is urged to consult his or her own tax advisor regarding the tax consequences of the Merger on that holder.

         Possible Dividend Treatment. In certain circumstances, a holder who receives cash or a combination of cash and LFC Common Stock in the Merger may receive ordinary dividend, rather than capital gain, treatment on all or a portion of the gain recognized by that holder. The determination of whether a cash payment has the effect of a dividend distribution is made by treating a WFC shareholder as if such holder had received solely LFC Common Stock in the Merger, and LFC immediately thereafter redeemed a number of shares of LFC Common Stock equal in value to the cash consideration received. This hypothetical redemption is then tested under the provisions and limitations of Section 302 of the Code to determine whether the holder's change in ownership in LFC results in a dividend distribution. For purposes of this hypothetical Section 302 redemption analysis, shares of LFC Common Stock held by certain members of the holder's family or certain entities in which the holder has an ownership or beneficial interest and certain stock options may be aggregated with the holder's shares of LFC Common Stock. The amount of the cash payment that may be treated as a dividend is limited to the holder's ratable share of the accumulated earnings and profits of WFC (or possibly of the total earnings and profits of WFC and LFC) on the Effective Date of the Merger. Any gain that is not treated as a dividend will be taxed as a capital gain, provided that the holder's shares were held as capital assets on the Effective Date of the Merger. Because the determination of whether a cash payment will be treated as having the effect of a dividend will depend in part upon the facts and circumstances of each holder, holders are advised to consult their own tax advisors regarding the tax treatment of cash received in the Merger.

         Receipt of Cash in Exchange for WFC Common Stock. A holder who receives solely cash in exchange for all of his or her shares of WFC Common Stock, and owns no LFC Common Stock actually or constructively, will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such holder's tax basis in the WFC Common Stock surrendered in exchange therefor. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the holder on the Effective Date of the Merger. Such gain or loss will be long-term capital gain or loss if the holder's holding period is more than eighteen months on the Effective Date of the Merger. The Code contains limitations on the extent to which a holder may deduct capital losses from ordinary income. It is not clear whether the above treatment would apply to a holder who receives solely cash for his or her shares but who owns constructively shares of LFC Common Stock, or owns constructively shares of WFC Common Stock which are not exchanged solely for cash, or whether instead the treatment referred to above under "--Certain Federal Income Tax Consequences -- Possible

Dividend Treatment" would apply. A holder in this situation is advised to consult his or her own tax advisor regarding the tax consequences to the holder.


         Cash in Lieu of Fractional Shares. A holder who holds WFC Common Stock as a capital asset and who receives in the Merger, in exchange for such stock, solely LFC Common Stock and cash in lieu of a fractional share interest in LFC Common Stock will be treated as having received such fraction of a shares of LFC Common Stock and then as having received cash in redemption by LFC of the fractional share interest. ^


         Backup Withholding; Information Reporting. The cash payments due a holder upon the exchange of such WFC Common Stock pursuant to the Merger (other than certain exempt persons or entities) will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. LFC or a third party paying agent, as the case may be, must withhold 31% of the cash payments to a holder, unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(ii) provides LFC or a third party paying agent, as the case may be, with his or her taxpayer identification number and completes a form in which he or she certifies that he or she has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security number. Any amount paid as backup withholding will be credited against the holder's federal income tax liability. Holders who receive LFC Common Stock also must comply with the information reporting requirements of the Treasury regulations under Section 368 of the Code. Appropriate documentation for the foregoing purposes will be provided to holders with the Election Forms that will be sent to them by the Exchange Agent.


         ^ Pursuant to the terms of the Reorganization Agreement, LFC and WFC shall receive an opinion from Malizia, Spidi, Sloane & Fisch, P.C. ^ to the effect that the Merger will constitute a tax free reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by WFC shareholders who receive solely shares of LFC Common Stock in exchange for their shares of WFC Common Stock. No ruling has been or will be sought from the Internal Revenue Service as to the federal income tax consequences of the Merger, and the opinions of Malizia, Spidi, Sloane & Fisch, P.C.
^ are not binding on the Internal Revenue Service or any court.


No Dissenters' Rights

         Under applicable New Jersey law, no dissenters' rights of appraisal are available to holders of WFC stock in connection with the Merger.

Accounting Treatment

         Under generally accepted accounting principles, it is anticipated that the Merger will be accounted for under the purchase method of accounting. The assets and liabilities of WFC will be reflected in the consolidated financial statements of LFC based upon their fair values as of the effective date of the Merger. Results of operations of WFC will be reflected in the consolidated financial statements of LFC for all periods subsequent to the effective date of the Merger. Under the purchase method of accounting, the excess purchase price paid over the fair market value of assets is amortized as an expense over the period estimated to be benefitted.

Interests of Certain Persons in the Merger

         Certain members of WFC's management and its Board may be deemed to have interests in the Merger in addition to their interests, if any, as stockholders of WFC. These interests are described in more detail below.

         Employment and Severance Agreements. Certain officers of WFC will receive severance benefits. Total severance benefits will aggregate $293,000. One of such officers will also entered into an employment agreement with LVSB for three years, at such officer's current salary of $75,000. Chairman of the Board of WFC and WSB, William J. Woods, will receive a consulting agreement for a term of not less than three years at his current salary of $80,000 per year. Such payments will continue to be paid to the spouse, survivor(s) or estate of Mr. Woods in the event of death or disability.

         Stock Options. Certain directors and officers of WFC have been granted options under the Stock Option Plan to purchase, in the aggregate, 58,355 shares of WFC Common Stock. As of the Effective Date of the Merger, such Option Plan will terminate, and such options will be converted into shares of WFC Common Stock or cash consideration of $29.25 less the exercise price, in accordance with the Reorganization Agreement. Assuming the options are cashed out, William
J. Woods will receive approximately $255,000 and all other directors and officers will receive payments aggregating $383,000.

         Restricted Stock. Certain officers and directors of WFC have been awarded shares of restricted stock under the Management Stock Bonus Plan (the "MSBP"). As of the Effective Date of the Merger, the MSBP will terminate, all unvested restricted stock awarded to officers and directors of the Company will vest and be converted into shares of LFC Common Stock or cash in accordance with the Reorganization Agreement. William J. Woods will receive either cash or stock with a value of $103,000 in exchange for unvested shares of restricted stock. Other officers and directors will receive cash or stock aggregating $151,000.


         Continued Indemnification and Insurance Coverage. After the Merger is consummated, LFC will continue to indemnify officers and directors of WFC and WSB for prior acts in accordance with the provisions of LFC's Certificate of Incorporation. LFC will also cover officers and directors of WFC and ^ WSB for liability insurance for a three year period after the Merger is consummated.


         Advisory Board. Pursuant to the Reorganization Agreement, LFC will create an advisory board to assist and advise the LFC's Board of Directors with respect to, the operations of WSB and the maintenance of building existing relationships within the WSB's business community. The advisory board will consist of William J. Woods and two directors of WFC and will meet on a quarterly basis for at least three years. Mr. Woods will not receive compensation for his services. One of the directors will receive annual board fees of not less than $7,500.

Resales by Affiliates

         The shares of LFC Common Stock issued to WFC shareholders upon consummation of the Merger have been registered under the Securities Act, but such registration does not cover resales by affiliates of WFC ("Affiliates"). LFC Common Stock received and beneficially owned by those WFC shareholders who are deemed to be Affiliates may be resold without registration as provided for by Rule 145 under the Securities Act, or as otherwise permitted. The term
"Affiliate" is defined to include any person who, directly or indirectly, controls, or is controlled by, or is under common control with WFC at the time the Reorganization Agreement is submitted for approval by a vote of the holders of WFC Common Stock. Generally, this definition includes executive officers, directors and 10% or more shareholders of WFC. Each Affiliate who desires to resell LFC Common Stock received in the Merger must sell such LFC Common Stock either (i) pursuant to an effective registration statement under the Securities Act, (ii) in accordance with the applicable provisions of Rule 145 under the Securities Act or (iii) in a transaction which, in the opinion of counsel for such Affiliate or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to LFC, to the effect that such resale is exempt from the registration requirements of the Securities Act.

         Rule 145(d) requires that persons deemed to be Affiliates resell their LFC Common Stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such LFC Common Stock is sold within the first year after the receipt thereof. After one year, if such person is not an affiliate of LFC and LFC is current in the filing of its periodic securities law reports, a former Affiliate of WFC may freely resell the LFC Common Stock received in the Merger without limitation. After two years from the issuance of the LFC Common Stock, if such person is not an affiliate of LFC at the time of sale or for at least three months prior to such sale, such person may freely resell such LFC Common Stock, without limitation, regardless of the status of LFC's periodic securities law reports.

Regulatory Approvals

         Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. Consummation of the Merger requires approval of the Merger by the New Jersey Department of Banking and Insurance ("NJDB"), and the FDIC under the Bank Merger Act (the "Bank Merger Act"), and the approval of the Merger or waiver of the need for such approval by the FRB. Approval by the NJDB or the FDIC does not constitute an endorsement of the Merger or a determination by any such regulator that the terms of the Merger are fair to the shareholders of WFC. While LFC and WFC anticipate receiving all such approvals, there can be no assurance that they will be granted, or that they will be granted on a timely basis or that they will be granted without conditions unacceptable to LFC or WFC.

                  EFFECT OF THE MERGER ON SHAREHOLDERS' RIGHTS

General

         Because WFC and LFC are both New Jersey business corporations, any differences in rights of holders of their respective stocks are due to the differences in the certificates of incorporation and by-laws of the two companies. The following is a summary explanation of the material differences between the rights of WFC shareholders and the rights of LFC shareholders. This summary is qualified in its entirety by reference to the governing documents of WFC and LFC referred to above.

Board of Directors

         WFC. The number of directors of WFC will not be less than five nor more than 21, as provided from time to time in or in accordance with the Bylaws of WFC, provided that no decrease in the number of directors will have the effect of shortening the term of any incumbent director, and provided further that no action will be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office concur in said action. Vacancies in the board of directors of WFC, however caused, and newly created directorships are filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen will hold office for a term expiring at the annual meeting of shareholders' or by a sole remaining director.


         Directors ^ are not be required to own any shares of WFC's common stock
and  need  not  be  residents  of  any  particular   state,   country  or  other
jurisdiction.


         The board of directors of WFC is divided into three classes of directors which are designated Class I, Class II and Class III. The members of each class are elected for a term of three years and until their successors are elected and qualified. Such classes are as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. A director whose term expires at any annual meeting will continue to serve until such time as his successor is duly elected and qualified unless his position on the board of directors is abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of WFC be reduced, the directorship(s) eliminated will be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors will designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors will have the effect of shortening the term of any incumbent director. Should the number of directors of WFC be increased, the additional directorships will be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of WFC shall have the right, voting separately as a class, to elect one or more directors of WFC, the board of directors will consist of said directors so elected in addition to the number of directors fixed as provided by WFC's Certificate of Incorporation. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of WFC shall have the right, voting separately as a class, to elect one or more directors of WFC, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

         LFC. The number of directors of LFC will not be less than five nor more than 11, as provided from time to time in or in accordance with the Bylaws of LFC, provided that no decrease in the number of directors will have the effect of shortening the term of any incumbent director, and provided further that no action will be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office concur in said action. Vacancies in the board of directors of LFC, however caused, and newly created directorships are filled by a vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen will hold office for a term expiring at the annual meeting of shareholders.


         Directors ^ are not be required to own any shares of LFC's common stock
and  need  not  be  residents  of  any  particular   state,   country  or  other
jurisdiction.


         The board of directors of LFC is divided into three classes of directors which are designated Class I, Class II and Class III. The members of each class are elected for a term of three years and until their successors are elected and qualified. Such classes are as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. A director whose term expires at any annual meeting will continue to serve until such time as his successor is duly elected and qualified unless his position on the board of directors is abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of LFC be reduced, the directorship(s) eliminated will be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors will designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors will have the effect of shortening the term of any incumbent director. Should the number of directors of LFC be increased, the additional directorships will be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

Meetings of Shareholders; Cumulative Voting; Proxies

         WFC. An action required to be taken or which may be taken at any annual or special meeting of shareholders of WFC may be taken without a meeting if all shareholders entitled to vote thereon consent to such action in writing. The power of shareholders to take action by non-unanimous consent is specifically denied. In the case of a merger, consolidation, acquisition of all capital shares of WFC or sale of assets, such action may be taken without a meeting only if all shareholders consent in writing, or if all shareholder entitled to vote consent in writing and all other shareholders are provided the advance notification required by Section 14A: 5-6(2)(b) of the New Jersey Business Corporation Act.

         Special meetings of the shareholders of WFC for any purpose or purposes may be called at any time by the chairman of the board, a majority of the board of directors of WFC, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of WFC, include the power and authority to call such meetings.

         Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy will be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following constitutes a valid means by which a shareholder may grant such authority.

         There is no cumulative voting by shareholders of any class or series in the election of directors of WFC.

         Meetings of shareholders may be held within or without the State of New Jersey, as the Bylaws of WFC may provide.

         LFC. An action required to be taken or which may be taken at any annual or special meeting of shareholders of LFC may be taken without a meeting if all shareholders entitled to vote thereon consent to such action in writing. The power of shareholders to take action by non-unanimous consent is specifically denied. In the case of a merger, consolidation, acquisition of all capital shares of LFC or sale of assets, such action may be taken without a meeting only if all shareholders consent in writing, or if all shareholder entitled to vote consent in writing and all other shareholders are provided the advance notification required by Section 14A:
5-6(2)(b) of the New Jersey Business Corporation Act.

         Special meetings of the shareholders of LFC for any purpose or purposes may be called at any time by the chairman of the board, a majority of the board of directors of LFC, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of LFC, include the power and authority to call such meetings.

         Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy will be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, the following constitutes a valid means by which a shareholder may grant such authority.

         There is no cumulative voting by shareholders of any class or series in the election of directors of LFC.

         Meetings of shareholders may be held within or without the State of New Jersey, as the Bylaws of LFC may provide.

Nominations to the Board of Directors, Shareholder Proposals, and Conduct of Meetings

         WFC. Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by or at the direction of, a majority of the board of directors or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with certain procedures described in WFC's Bylaws (which are summarized below) will be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting will be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, must be made pursuant to timely notice in writing to WFC's Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, WFC's principal office not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

         Proposals, other than those made by or at the direction of the board of directors, must be made pursuant to timely notice in writing to WFC's Secretary. For shareholder proposals to be included in WFC's proxy materials, the shareholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act or any successor regulation. With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in WFC's proxy materials, the shareholder's notice must be delivered to, or mailed and received at, the principal office of WFC not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of WFC.

         The board of directors may reject any nomination by a shareholder or shareholder proposal not timely made. If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements in any material respect, the Secretary of WFC will notify such shareholder of the deficiency in the notice. The shareholder will have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the specified requirements in any material respect, then the board of directors may reject such shareholder's nomination or proposal. The Secretary of WFC will notify a shareholder in writing whether his nomination or proposal has been made in accordance with the time and informational requirements. Notwithstanding the procedures set forth in this paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations or proposals by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of WFC's Bylaws.

         LFC. Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by or at the direction of, a majority of the board of directors or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with certain procedures described in LFC's Bylaws (which are summarized below) will be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting will be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, must be made pursuant to timely notice in writing to LFC's Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, LFC's principal office not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

         Proposals, other than those made by or at the direction of the board of directors, must be made pursuant to timely notice in writing to LFC's Secretary. For shareholder proposals to be included in LFC's proxy materials, the shareholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act or any successor regulation. With respect to shareholder proposals to be considered at the annual meeting of shareholders but not included in LFC's proxy materials, the shareholder's notice must be delivered to, or mailed and received at, the principal office of LFC not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of LFC.

         The board of directors may reject any nomination by a shareholder or shareholder proposal not timely made. If the board of directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements in any material respect, the Secretary of LFC will notify such shareholder of the deficiency in the notice. The shareholder will have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the specified requirements in any material respect, then the board of directors may reject such shareholder's nomination or proposal. The Secretary of LFC will notify a shareholder in writing whether his nomination or proposal has been made in accordance with the time and informational requirements. Notwithstanding the procedures set forth in this paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations or proposals by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of LFC's Bylaws.

Authorized Shares

         WFC. The aggregate number of shares of all classes of capital stock which WFC has authority to issue is 7,000,000 of which 5,000,000 are to be shares of common stock, $0.10 par value per share, and of which 2,000,000 are to be shares of serial preferred stock, $0.10 par value per share. The shares may be issued by WFC without the approval of shareholders except as otherwise provided in its Certificate of Incorporation or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares will be paid to or received by WFC in full before their issuance and will not be less than the par value per share. The consideration for the issuance of the shares will be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of WFC's board of directors as to the value of such consideration will be conclusive. Upon payment of such consideration such shares will be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of WFC which is transferred to stated capital upon the issuance of shares as a stock dividend will be deemed to be the consideration for their issuance.

         LFC. The aggregate number of shares of all classes of capital stock which LFC has authority to issue is 10,000,000 shares of common stock, $1.00 par value per share. The shares may be issued by LFC without the approval of shareholders except as otherwise provided in its Certificate of Incorporation or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares will be paid to or received by LFC in full before their issuance and will not be less than the par value per share. The consideration for the issuance of the shares will be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of LFC's board of directors as to the value of such consideration will be conclusive. Upon payment of such consideration such shares will be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of LFC which is transferred to stated capital upon the issuance of shares as a stock dividend will be deemed to be the consideration for their issuance.

Limitations on Voting

         WFC. In no event may any record owner of any outstanding WFC Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of WFC Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of WFC Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all WFC Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of WFC Common Stock beneficially owned by such person owning shares in excess of the Limit.

         Further, for a period of five years from the completion of the conversion of the Mutual Holding Company (i.e., June 6, 1996) to stock form, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of WFC. However, this provision shall not be applicable if such acquisition has been approved by WFC's Board of Directors.


         LFC. In no event may any record owner of any outstanding LFC Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of LFC Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of LFC Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all LFC Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of LFC Common Stock beneficially owned by such person owning shares in excess of the Limit.

Indemnification; Limitation of Liability

         WFC. WFC's Certificate of Incorporation provides, in accordance with the NJBCA, that WFC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of WFC, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of WFC or of any constituent corporation absorbed by WFC in a consolidation or merger, or is or was serving at the request of WFC as a director, officer, employee or agent of another Company, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under NJBCA.

         WFC may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by WFC under New Jersey law. WFC may purchase and maintain insurance on behalf of any person who is eligible for indemnification, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not WFC would have power to indemnify him or her against such liability under the Certificate of Incorporation and New Jersey law.

         LFC. LFC's Certificate of Incorporation provides, in accordance with the NJBCA, that LFC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of LFC, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of LFC or of any constituent corporation absorbed by LFC in a consolidation or merger, or is or was serving at the request of LFC as a director, officer, employee or agent of another Company, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under NJBCA.

         LFC may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by LFC under New Jersey law. LFC may purchase and maintain insurance on behalf of any person who is eligible for indemnification, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not LFC would have power to indemnify him or her against such liability under the Certificate of Incorporation and New Jersey law.

                                       LFC

Description of Business


         LFC, ^ headquartered in Paterson, New Jersey and incorporated under the laws of the state of New Jersey, is a savings and loan holding company ^.
Through its wholly-owned stock savings bank subsidiary, ^ LSB, LFC has eight banking offices located in Bergen and Passaic Counties, New Jersey. ^ LFC's primary business consist of attracting deposits from the general public and originating loans that are secured by residential properties, as well as originating multi-family, commercial real estate, home equity, second mortgage and home improvement loans. In addition, LFC owns two active nonbank subsidiaries that are engaged primarily in mortgage brokerage services and consumer finance services, respectively. LFC's principal executive office is located at 1117 Main Street, Paterson, New Jersey. See "Incorporation of Certain Information by Reference" for additional information about LFC.



                        DESCRIPTION OF LFC CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock which the LFC has authority to issue is 10,000,000 shares of common stock, $1.00 par value per share. The shares may be issued by the LFC from time to time as approved by the board of directors of the LFC without the approval of the stockholders except as otherwise provided in this Certificate or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the LFC in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares may be paid in whole or in part, in cash, real property, in tangible or intangible personal property, including stock of another corporation, in labor or services actually performed for the corporation or in its formation, or as otherwise permitted by New Jersey law. In the absence of actual fraud in the transaction, the judgment of the board of directors or the stockholders as the case may be as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the LFC which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of LFC.

         In the event of any liquidation, dissolution or winding up of LFC, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of LFC, including the payment of all fees, taxes and other expenses incidental thereto, to receive the remaining assets of LFC available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative rights, preferences and limitations as, and shall be identical in all respects with, all the other shares of common stock of LFC.

                                       WFC

Description of Business


         WFC, ^ headquartered in Westwood, New Jersey^ and incorporated under the laws of the state of New Jersey, is a bank holding company. Through its wholly-owned stock, savings bank subsidiary, ^ WSB, WFC has two banking offices in Westwood and Haworth, New Jersey. ^ WFC's primary business consist of attracting deposits from the general public and originating loans that are secured by residential properties as well as originating commercial real estate and consumer loans. WFC's principal executive office is located at 700-88 Broadway, Westwood, New Jersey. See "Incorporation of Certain Information by Reference" and "Accompanying Documents" for additional information about WFC.


                                     EXPERTS

         The consolidated financial statements of LFC as of July 31, 1997 and 1996, and for each of the years in the three-year period ended July 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.


         The consolidated financial statements of WFC as of March 31, 1997 and 1996, and for each of the years in the two-year period ended March 31, 1997 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of RD Hunter & Company LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of LFC Common Stock to be issued to WFC Shareholders pursuant to the Merger and certain other legal matters in connection with the Merger will be passed upon for LFC by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management of WFC know of no other business that will come before the Special Meeting. Should any other matters properly come before the Special Meeting, the proxy in the enclosed form confers upon the person or persons designated to vote the shares discretionary authority to vote the same with respect to any other matter in accordance with the direction of the WFC Board.

                                                                      Appendix I

                      AGREEMENT AND PLAN OF REORGANIZATION



                                 by and between



                          LAKEVIEW FINANCIAL CORP. AND
                              LAKEVIEW SAVINGS BANK



                                       and


                       WESTWOOD FINANCIAL CORPORATION AND
                              WESTWOOD SAVINGS BANK

                      AGREEMENT AND PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                  Recitals......................................................................................  1
                  --------
                                    ARTICLE 1
                           TERMS OF THE REORGANIZATION
         1.1      The Merger....................................................................................  2
                  ----------
                  (a)      Effects of the Merger................................................................  2
                           ---------------------
                  (b)      Transfer of Assets...................................................................  2
                           ------------------
                  (c)      Assumption of Liabilities............................................................  2
                           -------------------------
         1.2      Certificate of Incorporation, Bylaws, Directors, Officers and Name of the
                  Surviving Corporation.......................................................................... 2
                  (a)      Certificate of Incorporation.........................................................  2
                  (b)      Bylaws...............................................................................  2
                  (c)      Directors and Officers...............................................................  3
                  (d)      Name.................................................................................  3
         1.3      Availability of Information...................................................................  3
         1.4      Subsidiary Merger and Lakeview's Right to Revise the Structure
                  of the Transaction; Antidilution Provisions...................................................  3
         1.5      WFC Stock Options.............................................................................  4
                  -----------------
         1.6      Employment Agreements.........................................................................  4
                  ---------------------
         1.7      Employees.....................................................................................  4
                  ---------
         1.8      Earnest Money Deposit.........................................................................  4
                  ---------------------
         1.9      Anti-dilution Provisions........................................................................4
                  ------------------------


                                    ARTICLE 2
                           DESCRIPTION OF TRANSACTION

         2.1      Terms of the Merger...........................................................................  5
                  -------------------
                  (a)      Satisfaction of Conditions to Closing................................................  5
                           -------------------------------------
                  (b)      Effective Time of the Merger.........................................................  5
                           ----------------------------
         2.2      Conversion of Stock...........................................................................  5
                  -------------------
                  (a)      Consideration......................................................................... 5
                           -------------
                  (b)      Cash or Stock Merger Consideration.................................................... 5
                           ----------------------------------
                  (c)      Final Market Price.................................................................... 6
                           ------------------
                  (d)      Fractional Shares..................................................................... 6
                           -----------------
                  (e)      Calculation Schedule.................................................................. 6
                           --------------------
         2.3      Election and Allocation Procedures............................................................  6
                  ----------------------------------
         2.4      Election Procedures............................................................................ 8
                  -------------------
         2.5      Mechanics of Payment of Consideration ........................................................  9
                  -------------------------------------
         2.6      Time and Place of Closing..................................................................... 10
                  -------------------------

                                    ARTICLE 3
           REPRESENTATION AND WARRANTIES OF LAKEVIEW AND LAKEVIEW BANK

         3.1      Organization and Corporate Authority.......................................................... 11
                  ------------------------------------
         3.2      Authorization, Execution and Delivery; Reorganization Agreement Not in Breach................. 11
                  -----------------------------------------------------------------------------
         3.3      No Legal Bar.................................................................................. 12
                  ------------
         3.4      Government Approvals.......................................................................... 12
                  --------------------
         3.5      Capitalization................................................................................ 12
                  --------------
         3.6      Lakeview Financial Statements................................................................. 12
                  -----------------------------
         3.7      1934 Act and Nasdaq National Market........................................................... 13
                  -----------------------------------
         3.8      The Lakeview Common Stock..................................................................... 13
                  -------------------------
         3.9      Licenses, Franchises, and Permits............................................................. 13
                  ---------------------------------
         3.10     Absence of Certain Changes.................................................................... 13
                  --------------------------
         3.11     Tax Matters................................................................................... 14
                  -----------
         3.12     Litigation.................................................................................... 14
                  ----------
         3.13     Absence of Undisclosed Liabilities............................................................ 15
                  ----------------------------------
         3.14     Compliance with Laws.......................................................................... 15
                  --------------------
         3.15     Material Contract Defaults.................................................................... 15
                  --------------------------
         3.16     Disclosure.................................................................................... 15
                  ----------
         3.17     Certain Regulatory Matters.................................................................... 16
                  --------------------------
         3.18     Delays.........................................................................................16
                  ------
         3.19     Corporate Approvals............................................................................16
                  -------------------
         3.20     Charter Documents............................................................................. 16
                  -----------------

                                    ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF WFC AND WESTWOOD BANK

         4.1      Organization and Qualification of WFC and Subsidiaries........................................ 16
                  ------------------------------------------------------
         4.2      Authorization, Execution and Delivery; Reorganization Agreement Not in
                  Breach........................................................................................ 17
                  ------
         4.3      No Legal Bar.................................................................................. 18
                  ------------
         4.4      Government and Other Approvals................................................................ 18
                  ------------------------------
         4.5      Licenses, Franchises and Permits.............................................................. 18
                  --------------------------------
         4.6      Charter Documents............................................................................. 18
                  -----------------
         4.7      WFC Financial Statements...................................................................... 18
                  ------------------------
         4.8      Absence of Certain Changes.................................................................... 19
                  --------------------------
         4.9      Deposits...................................................................................... 20
                  --------
         4.10     Properties.................................................................................... 20
                  ----------
         4.11     Condition of Fixed Assets and Equipment....................................................... 20
                  ---------------------------------------
         4.12     Tax Matters................................................................................... 20
                  -----------
         4.13     Litigation.................................................................................... 21
                  ----------
         4.14     Environmental Materials....................................................................... 21
                  -----------------------
         4.15     Insurance..................................................................................... 22
                  ---------
         4.16     Books and Records............................................................................. 22
                  -----------------
         4.17     Capitalization of WFC......................................................................... 22
                  ---------------------
         4.18     Sole Agreement................................................................................ 22
                  --------------
         4.19     Disclosure.................................................................................... 23
                  ----------
         4.20     Absence of Undisclosed Liabilities............................................................ 23
                  ----------------------------------


         4.21     Allowance for Possible Loan or REO Losses..................................................... 23
                  -----------------------------------------
         4.22     Loan Portfolio................................................................................ 24
                  --------------
         4.23     Compliance with Laws.......................................................................... 24
                  --------------------
         4.24     Employee Benefit Plans........................................................................ 25
                  ----------------------
         4.25     Material Contracts............................................................................ 26
                  ------------------
         4.26     Material Contract Defaults.................................................................... 26
                  --------------------------
         4.27     Reports....................................................................................... 26
                  -------
         4.28     1934 Act and Nasdaq Small Cap Market.......................................................... 26
                  ------------------------------------
         4.29     Statements True and Correct................................................................... 27
                  ---------------------------
         4.30     Investment Securities......................................................................... 27
                  ---------------------
         4.31     Certain Regulatory Matters.................................................................... 27
                  --------------------------
         4.32     Corporate Approval............................................................................ 28
                  ------------------
         4.33     Broker's and Finder's Fees.................................................................... 28
                  --------------------------

                                    ARTICLE 5
                              COVENANTS OF LAKEVIEW

         5.1      Regulatory and Other Approvals................................................................ 28
                  ------------------------------
         5.2      Approvals and Registrations................................................................... 29
                  ---------------------------
         5.3      Employee Benefits............................................................................. 29
                  -----------------
         5.4      Notification.................................................................................. 30
                  ------------
         5.5      Tax Representations........................................................................... 30
                  -------------------
         5.6      Directors and Officers Indemnification and Insurance Coverage................................. 30
                  -------------------------------------------------------------
         5.7      Conduct of Lakeview and Lakeview Bank Prior to the Effective Time..............................30
                  -----------------------------------------------------------------

                                    ARTICLE 6
                       COVENANTS OF WFC AND WESTWOOD BANK

         6.1      Preparation of Registration Statement and Applications For Required Consents.................. 31
                  ----------------------------------------------------------------------------
         6.2      Conduct of Business -- Affirmative Covenants.................................................. 31
                  --------------------------------------------
         6.3      Conduct of Business -- Negative Covenants..................................................... 33
                  -----------------------------------------
         6.4      Conduct of Business -- Certain Actions........................................................ 35
                  --------------------------------------

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1      Conditions to the Obligations of WFC.......................................................... 36
                  ------------------------------------
                  (a)      Performance.......................................................................... 35
                           -----------
                  (b)      No Material Adverse Change........................................................... 35
                           --------------------------
                  (c)      Representations and Warranties....................................................... 35
                           ------------------------------
                  (d)      Documents............................................................................ 36
                           ---------
                  (e)      Consideration........................................................................ 37
                           -------------
                  (f)      Opinion of Lakeview's Counsel........................................................ 37
                           -----------------------------
                  (g)      Fairness Opinion..................................................................... 38
                           ----------------

         7.2      Conditions to the Obligations of Lakeview..................................................... 38
                  -----------------------------------------
                  (a)      Performance.......................................................................... 38
                           -----------
                  (b)      Representations and Warranties....................................................... 38
                           ------------------------------
                  (c)      Documents............................................................................ 39
                           ---------
                  (d)      Inspections Permitted................................................................ 39
                           ---------------------
                  (e)      No Material Adverse Change........................................................... 39
                           --------------------------
                  (f)      Opinion of WFC's Counsel............................................................. 39
                           ------------------------
                  (g)      Other Business Combinations, Etc..................................................... 40
                           --------------------------------
                  (h)      Regulatory Approvals................................................................. 40
                           --------------------
                  (i)      WFC Stockholder Approval............................................................. 40
                           ------------------------
                  (j)      No Lakeview Stockholder Approval..................................................... 41
                           --------------------------------

         7.3      Conditions to Obligations of All Parties...................................................... 41
                  ----------------------------------------
                  (a)      No Pending or Threatened Claims...................................................... 41
                           -------------------------------
                  (b)      Governmental Approvals and Acquiescence Obtained..................................... 41
                           ------------------------------------------------
                  (c)      Approval of Stockholders............................................................. 41
                           ------------------------
                  (d)      Effectiveness of Registration Statement.............................................. 41
                           ---------------------------------------
                  (e)      Tax Opinion.......................................................................... 41
                           -----------

                                    ARTICLE 8
                                   TERMINATION

         8.1      Termination................................................................................... 41
                  -----------
         8.2      Effect of Termination......................................................................... 41
                  ---------------------
         8.3      Fees...........................................................................................42
                  ----
                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1      Notices....................................................................................... 43
                  -------
         9.2      Governing Law................................................................................. 43
                  -------------
         9.3      Counterparts.................................................................................. 44
                  ------------
         9.4      Publicity..................................................................................... 44
                  ---------
         9.5      Entire Agreement.............................................................................. 45
                  ----------------
         9.6      Severability.................................................................................. 45
                  ------------
         9.7      Modifications, Amendments and Waivers......................................................... 45
                  -------------------------------------
         9.8      Interpretation................................................................................ 45
                  --------------
         9.9      Payment of Expenses........................................................................... 46
                  -------------------
         9.10     Attorneys' Fees............................................................................... 46
                  ---------------
         9.11     No Survival of Representations and Warranties................................................. 46
                  ---------------------------------------------
         9.12     No Waiver..................................................................................... 46
                  ---------
         9.13     Remedies Cumulative........................................................................... 46
                  -------------------
         9.14     Confidentiality............................................................................... 46
                  ---------------

Exhibit A -       Plan of Merger (Westwood Financial Corporation and
                  Lakeview Financial Corp....................................................................... 49
Exhibit B -       Merger Agreement (Lakeview Savings Bank and Westwood Savings Bank)............................ 61

                                       iv

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement"), dated as of September 10, 1997, is entered into by and between Lakeview Financial Corp. ("Lakeview" or the "Surviving Corporation" as the context may require), a corporation incorporated and existing under the laws of the State of New Jersey, which is registered as a savings and loan holding company and whose executive offices are located at 989 McBride Avenue, Paterson, New Jersey 07424; Lakeview Savings Bank ("Lakeview Bank"), a state savings bank, chartered and existing under the laws of New Jersey, which has its main office at 989 McBride Avenue, Paterson, New Jersey 07424, and is a wholly-owned subsidiary of Lakeview; Westwood Financial Corporation ("WFC"), a corporation organized and existing under the laws of the State of New Jersey, which is a registered bank holding company and whose principal offices are located at 700-88 Broadway, Westwood, New Jersey 07675; and Westwood Savings Bank ("Westwood Bank"), a state savings bank, chartered and existing under the laws of New Jersey, which has its main office at 700-88 Broadway, Westwood, New Jersey 07675 and is a wholly-owned subsidiary of WFC.

        Lakeview, Lakeview Bank, WFC and Westwood Bank are sometimes referred to herein as the "Parties."


                                    RECITALS

         A. WFC is the beneficial owner and holder of record of 1,000 shares of the common stock, $2.00 par value per share, of Westwood Bank, which constitute all of the shares of common stock of Westwood issued and outstanding (the "Westwood Common Stock").

         B. The Boards of Directors of WFC and Westwood Bank deem it desirable and in the best interests of WFC and Westwood Bank and the shareholders of WFC (the "WFC Shareholders") that WFC be merged (the "Merger") with and into Lakeview (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Plan of Merger") attached hereto as Exhibit A.

         C. The Board of Directors of Lakeview deems it desirable and in the best interests of Lakeview and the shareholders of Lakeview that WFC be merged with and into Lakeview on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger.

         D. The Parties to this Reorganization Agreement further deem it desirable and in the best interests of the respective corporations and their shareholders that Westwood Bank be merged with and into Lakeview Bank (the "Subsidiary Merger") concurrently with or as soon as reasonably practicable after the Merger pursuant to the Merger Agreement attached hereto as Exhibit B (the "Subsidiary Merger Agreement").

         E. Pursuant to this Reorganization Agreement, each share of Westwood Common Stock outstanding at the Effective Time of the Merger will be converted into either (i) cash in the amount of $29.25 (the "Cash Merger Consideration," as defined herein), or (ii) shares of Lakeview Common Stock having a Final
Market Price (as defined herein) equal to $29.25 (the "Stock Merger Consideration as defined herein). Shareholders of Westwood Common Stock will be entitled to elect their preference with respect to each share of Westwood Common Stock held by them, subject to pro-rata allocation, such that an aggregate of 49.9% will be converted into the Cash Merger Consideration, and 50.1% will be converted into the Stock Merger Consideration.

         F. It is agreed that the number of outstanding shares of Westwood Common Stock (including shares issued under any restricted or management stock bonus plan) outstanding, including 58,335 stock options, is 703,630, resulting in total aggregate consideration of $20,581,178, at least half of which will be paid in the form of Lakeview Common Stock.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                    AGREEMENT


                                    ARTICLE 1

                           TERMS OF THE REORGANIZATION

                  1.1 The Merger. Subject to the satisfaction (or lawful waiver) of each of the condi- tions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger (as defined in Section 2.1(b) herein), WFC shall be merged with and into Lakeview, which latter corporation shall survive the Merger and is referred to herein in such capacity as the "Surviving Corporation." The Merger shall have the effects set forth in the New Jersey Business Corporation Act ("NJBCA"), with respect to mergers of corporate entities.

                            (a) Effects of the Merger.  At the Effective Time of
the Merger, the separate existence of WFC shall cease, and WFC shall be merged with and into Lakeview which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of WFC. The Merger is intended to be treated by the parties as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, (the "Code").

                           (b)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of WFC in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and choses in action shall be deemed to be vested in Lakeview as the Surviving Corporation by virtue of the Merger becoming effective and without any deed or other instrument or act of transfer whatsoever.

                           (c)      Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of WFC whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of WFC.

                   1.2 Certificate of Incorporation, Bylaws, Directors, Officers and Name of the Surviving Corporation.

                            (a) Certificate of  Incorporation.  At and after the
Effective Time of the Merger, the Certificate of Incorporation of Lakeview, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Certificate of Incorporation of Lakeview as the Surviving Corporation, unless and until amended thereafter as provided by law and the terms of such Certificate of Incorporation.

                            (b) Bylaws.  At and after the Effective  Time of the
Merger, the Bylaws of Lakeview, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of Lakeview as the Surviving Corporation, unless and until amended or repealed as provided by law, the Certificate of Incorporation of Lakeview and such Bylaws.

                            (c)  Directors   and  Officers.   The  directors  of
Lakeview in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation, to hold office as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided in said Certificate of Incorporation and Bylaws.

                            (d) Advisory Board. The Surviving  Corporation shall
appoint William J. Woods, Joanne Miller and John M. Caruso to an Advisory Board of the Surviving Corporation for a period of at least three years. Mr. Caruso will receive annual board fees of at not less than $7,500. Mr. Woods and Ms. Miller will not receive fees for their services.

                            (e)  Name.  The  name of the  Surviving  Corporation
following the Merger shall be: Lakeview Financial Corp.

                  1.3 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to the books, records, properties and facilities of the Party and shall use its best efforts to cause its officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information.

                  1.4 Subsidiary Merger and Lakeview's Right to Revise the Structure of the Transaction. The Parties to this Reorganization Agreement shall take all such action as shall be necessary or appropriate to effect the Subsidiary Merger pursuant to the terms, subject to the conditions and with the effects set forth in the Subsidiary Merger Agreement, at or as soon after the Effective Time of the Merger as is reasonably practicable. With the consent of WFC, which will not unreasonably be withheld, Lakeview shall have the right to revise the structure of the corporate Reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for regulatory reasons which Lakeview may deem advisable; Lakeview may exercise this right of revision by giving written notice to WFC and Westwood Bank in the manner provided in this Reorganization Agreement which notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                  1.5 WFC Stock Options. As of the date of this Reorganization Agreement, there are 58,335 validly issued, outstanding and currently exercisable options to purchase shares of WFC Common Stock (the "WFC Stock Options"), and no other options, rights, warrants, scrip or similar rights to purchase shares of WFC Common Stock are issued and outstanding. At the Effective Time of the Merger, there will be no issued and outstanding WFC Stock Options.

                  1.6 Employment Agreements. It is acknowledged that WFC currently has outstanding, valid and enforceable severance agreements ("Severance Agreements") with Colleen Krenizcky, Joanne Miller, George Niemczyk, Robert L. Pierson, and Frances Lynne Kopp. Immediately prior to the closing of the transaction, WFC will terminate the employment of Ms. Miller, President of Westwood Bank, and pay the "Change of Control" lump sum payment provided for in
Section 3 of her Severance Agreement estimated in accordance with Schedule 1.6, subject to final adjustment, as of the Closing Date. At the closing of the acquisition, the Surviving Corporation will hire Ms. Miller for a period of at least three years at a salary no less than her current salary. As to Colleen Krenizcky, George E. Niemczyk, Robert L. Pierson and Frances Lynne Kopp ("Other Management"), the Surviving Corporation shall have the option to either retain such individuals as employees of the Surviving Corporation, or terminate their employment subsequent to the close of the transaction, subject to the terms of the Severance Agreements. In the event the Surviving Corporation offers employment to any of the Other Management, such individual(s) shall have the option to accept such employment or collect payment under the terms of their Severance Agreement. Chairman of the Board, William J. Woods will receive a consulting agreement for a term not less than three years at his current salary of $80,000 per year. Such payments will continue to be paid to the spouse, survivor(s) or estate of Mr. Woods in the event of death or disability.

                  1.7 Employees. Except as provided in Section 1.6 of this Reorganization Agreement, the Surviving Corporation shall offer employment to all employees of WFC and Westwood Bank as of the closing of the transaction at their salary levels effective immediately prior to closing.


                  1.8 Earnest Money Deposit. Upon the signing of the Reorganization Agreement, the Surviving Corporation will deposit $250,000 of earnest money at Westwood Bank in an account paying interest at a rate equal to that paid on accounts for similar amounts and terms. The earnest money deposit will be returned upon termination of the Reorganization Agreement pursuant to
Section 8.1 hereof; provided that Westwood Bank shall retain the earnest money deposit in the event that WFC terminates the Reorganization Agreement pursuant to Section 8.1(d) hereof.

                  1.9 Anti-dilution Provisions. In the event Lakeview changes the number of shares of Lakeview Common Stock issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Lakeview Common stock and the record date therefor shall be after the first date of the Pricing Period (as defined below) and prior to the Effective Time of the Merger, the Per Share Stock Consideration (as defined below) shall be proportionately adjusted.

                                    ARTICLE 2

                           DESCRIPTION OF TRANSACTION

                  2.1      Terms of the Merger.

                  (a)   Satisfaction   of  Conditions  to  Closing.   After  the
transactions contemplated herein have been approved by the shareholders of WFC and each other condition to the obligations of the Parties hereto, other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party, has been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") will be held on the date and at the time of day and place referred to in this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and the Subsidiary Merger and each Party will provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Secretary of State of the State of New Jersey and promptly thereafter WFC and Lakeview shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger. The Parties shall thereupon take such other and further actions as Lakeview shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                            (b)   Effective   Time  of  the  Merger.   Upon  the
satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing of the Articles of Merger with the Secretary of State of the State of New Jersey or at such later date and/or time as may be agreed upon by the Parties and set forth in the Articles of Merger so filed (the "Effective Time of the Merger").

                  2.2      Conversion of Stock.

                            (a)  Consideration.  At the  Effective  Time  of the
Merger, each share of common stock of WFC, par value $0.10 per share (the "WFC Common Stock") then issued and outstanding (other than shares held directly or indirectly by Lakeview, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the cash and/or shares of stock of Lakeview constituting the Per Share Merger Consideration (as defined in paragraph (b) below). As of the Effective Time of the Merger, each share of the WFC Common Stock held directly or indirectly by Lakeview, excluding shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be cancelled, retired and cease to exist, and no exchange or payment shall be made with respect thereto.

                            (b)  Cash or  Stock  Merger  Consideration.  As used
herein, the term "Per Share Merger Consideration" shall mean either the amount of cash set forth in clause (i) below (the "Cash Merger Consideration") or that number of shares of common stock of Lakeview, par value $2.00 per share
("Lakeview Common Stock") as set forth in clause (ii) below (the "Stock Merger Consideration"), at the election of the holder of each share of WFC Common Stock, subject however to proration as set forth below.

                                    (i)     If Cash Merger  Consideration  is to
                                            be paid with  respect  to a share of
                                            WFC  Common  Stock,  the  Per  Share
                                            Merger Consideration with respect to
                                            such share of WFC Common Stock shall
                                            be  in  the  amount  of  Twenty-nine
                                            dollars   and   Twenty-five    Cents
                                            ($29.25).

                                    (ii)    If Stock Merger  Consideration is to
                                            be paid with  respect  to a share of
                                            WFC  Common  Stock,  the  Per  Share
                                            Merger Consideration with respect to
                                            such share of WFC Common Stock shall
                                            be that number of shares of Lakeview
                                            Stock  (the   "Conversion   Number")
                                            equal  to  Twenty-nine  Dollars  and
                                            Twenty-five  Cents ($29.25)  divided
                                            by the Final Market Price as defined
                                            below.

                            (c) Final Market  Price.  The "Final  Market  Price"
shall be the average closing price per share of the "last" real time trades (i.e., closing price) of the Lakeview Common Stock as reported on the Nasdaq National Market for each of the fifteen (15) Nasdaq National Market general market trading days preceding one week prior to the Closing Date on which the Nasdaq National Market was open for business (the "Pricing Period"). In the event the Lakeview Common Stock does not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of Lakeview Common Stock and the average shall be based upon the "last" real time trades and number of days on which the Lakeview Common Stock actually traded during the Pricing Period.

                            (d) Fractional Shares. Fractional shares of Lakeview
Common Stock shall not be issued and each holder of WFC Common Stock who would otherwise be entitled to receive any such fractional shares (taking into account all share amounts to which such holder is otherwise entitled hereunder) shall receive cash (without interest) in lieu thereof in an amount equal to the fraction of the share of Lakeview Common Stock to which such holder would otherwise be entitled multiplied by the Final Market Price. No such holder will be entitled to dividends, voting rights or any other rights of a stockholder of Lakeview or WFC in respect of any such fractional share.

                            (e) Calculation  Schedule.  The  calculations of the
respective amounts of cash and Lakeview Common Stock payable and issuable pursuant to the terms of this Reorganization Agreement shall be jointly prepared and agreed to by Lakeview and WFC and set forth in reasonable detail in a schedule that shall be delivered to Registrar and Transfer Company (the "Exchange Agent") prior to the Closing Date.

                  2.3      Election and Allocation Procedures.

                            (a) Subject to and in accordance with the allocation
and election procedures set forth herein, each record holder of a share of WFC Common Stock (the "WFC Shareholders") shall, prior to the Election Deadline (as hereinafter defined) specify (i) the number of whole shares of WFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Cash Merger Consideration, and (ii) the number of whole shares of WFC Common Stock held by such Shareholder as to which such Shareholder shall desire to receive the Stock Merger Consideration.

                            (b) At  the  Effective  Time  of  the  Merger,  each
unexercised WFC Stock Option shall be deemed cancelled and as consideration therefor, at the election of each holder of a WFC Stock Option (the "Option Holders," and together with the Shareholders the "Holders") shall be converted into the right to receive either (i) solely a cash payment amount (the "Cash Out") equal to the excess of (A) $29.25 over the exercise price per share of WFC Common Stock covered by the WFC Stock Option, multiplied by (B) the total number of shares of WFC Common Stock covered by the WFC Stock Option or (ii) solely a number of shares of Lakeview Common Stock (the "Stock Exchange") equal to the excess of (A) $29.25 over the exercise price per share of WFC Common Stock covered by the WFC Stock Option, multiplied by (B) the total number of shares of WFC Common Stock covered by the WFC Stock Option and divided by (C) the Final Market Price.

                            (c)  An  election  as  described  in  clause  (i) of
Paragraph (a) or Paragraph (b) of this Section is herein referred to as a "Cash Election," and shares of WFC Common Stock as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election as described in clause (ii) of Paragraph (a) or Paragraph (b) is herein referred to as a "Stock Election," and shares as to which a Stock Election has been made are herein referred to as "Stock Election Shares." A failure to indicate a preference in accordance herewith is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares."

                            (d) Notwithstanding anything herein to the contrary,
not less than 50.1% of the outstanding WFC Common Stock shall be exchanged for Lakeview Common Stock. Payment of cash pursuant to the Cash Merger Consideration and the Cash Out, and issuance of Lakeview Common Stock pursuant to the Stock Merger Consideration and the Stock Exchange, shall be allocated to Holders such that the number of shares of WFC Common Stock (outstanding or subject to WFC Stock Options) as to which cash is paid shall equal 49.9% of the aggregate number of shares of WFC Common Stock outstanding plus those subject to WFC Stock Options (the "Aggregate Shares"), and the number of shares of WFC Common Stock (outstanding or subject to WFC Stock Options) as to which WFC Stock are issued shall equal 50.1% of the Aggregate Shares, as follows:

                                    (1)     If  the  number  of  Cash   Election
                                            Shares  is in excess of 49.9% of the
                                            Aggregate    Shares,     then    (i)
                                            Non-Electing  Shares shall be deemed
                                            to be Stock  Election  Shares,  (ii)
                                            Cash   Election   Shares  of  Option
                                            Holders  shall  be  treated  as Cash
                                            Election Shares without  adjustment,
                                            and (iii)(A) Cash Election Shares of
                                            each  Shareholder  shall be  reduced
                                            pro rata by  multiplying  the number
                                            of  Cash  Election  Shares  of  such
                                            Shareholder   by  a  fraction,   the
                                            numerator  of which is the number of
                                            shares of WFC Common  Stock equal to
                                            49.9% of the Aggregate  Shares minus
                                            the   aggregate   number   of   Cash
                                            Election  Shares of  Option  Holders
                                            and the  denominator of which is the
                                            aggregate  number  of Cash  Election
                                            Shares of all Shareholders,  and (B)
                                            the   shares  of  such   Shareholder
                                            representing the difference  between
                                            such   Shareholder's   initial  Cash
                                            Election   and  such   Shareholder's
                                            reduced  Cash  Election  pursuant to
                                            clause (A) shall be  converted  into
                                            and be deemed  to be Stock  Election
                                            Shares.

                                    (2)     If  the  number  of  Stock  Election
                                            Shares  is in excess of 50.1% of the
                                            Aggregate    Shares,     then    (i)
                                            Non-Electing Shares shall be
                                            deemed to be Cash  Election  Shares,
                                            (ii) Stock Election Shares of Option
                                            Holders  shall be  treated  as Stock
                                            Election Shares without  adjustment,
                                            and (iii)(A) Stock  Election  Shares
                                            of each Holder  shall be reduced pro
                                            rata by  multiplying  the  number of
                                            Stock Election Shares of such Holder
                                            by  a  fraction,  the  numerator  of
                                            which is the number of shares of WFC
                                            Common  Stock  equal to 50.1% of the
                                            Aggregate Shares and the denominator
                                            of which is the aggregate  number of
                                            Stock   Election   Shares   of   all
                                            Holders,  and (B) the shares of such
                                            Holder  representing  the difference
                                            between such Holder's  initial Stock
                                            Election and such  Holder's  reduced
                                            Stock  Election  pursuant  to clause
                                            (A) shall be  converted  into to and
                                            be  deemed   to  be  Cash   Election
                                            Shares.

                                    (3)     If  the  number  of  Cash   Election
                                            Shares  is  less  than or  equal  to
                                            49.9% of the  Aggregate  Shares  and
                                            the number of Stock Election  Shares
                                            is less  than or  equal  to 50.1% of
                                            the Aggregate Shares, then (i) there
                                            shall  be  no   adjustment   to  the
                                            elections made by electing  Holders,
                                            and (ii) Non-Electing Shares of each
                                            Holder  shall  be  treated  as Stock
                                            Elections   Shares  and/or  as  Cash
                                            Election Shares in proportion to the
                                            respective amounts by which the Cash
                                            Election   Shares   and  the   Stock
                                            Election  Shares  are less  than the
                                            49.9%     and     50.1%      limits,
                                            respectively.

                           (e)  After   taking  into   account   the   foregoing
adjustment provisions, each Cash
Election Share (including those deemed to be Cash Election Shares) shall receive in the Merger the Cash Merger Consideration pursuant to Section 2.2(b) or the Cash Out pursuant to Section 2.3(b), as applicable, and each Stock Election Share (including those deemed to be Stock Election Shares) shall receive in the Merger the Stock Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 2.3(b) or the Stock Exchange pursuant to Section to 2.3(b), as applicable.

                            (f)   Satisfaction   of   Conditions   to   Closing.
Notwithstanding any other provision of this Agreement, if the application of the provisions of this Section would result in Holders receiving a number of shares of Lakeview Common Stock that would prevent the Per Share Merger Consideration from consisting in the aggregate of 49.9% Cash Merger Consideration and 50.1% Stock Merger Consideration or otherwise prevent the satisfaction of any of the conditions set forth in Article 7 hereof, the number of shares otherwise allocable to Holders pursuant to this section shall be adjusted in an equitable manner as shall be necessary to enable the satisfaction of all conditions.

                  2.4      Election Procedures.

                            (a)  WFC  and  Lakeview  shall  prepare  a form  for
purposes of making elections and containing instructions with respect thereto (the "Election Form"). The Election Form shall be distributed to each Holder at such time as WFC and Lakeview shall determine and shall specify the date by which all such elections must be made (the "Election Deadline") which date shall be the date of the meeting of WFC Shareholders to approve the Merger or such other date determined by WFC and Lakeview.

                            (b) Elections shall be made by Holders by mailing to
the Exchange Agent a completed Election Form. To be effective, an Election Form must be properly completed, signed and submitted to the Exchange Agent accompanied by certificates representing the shares of WFC Common Stock or by the WFC Stock Option as to which the election is being made (or by an appropriate guaranty of delivery by a commercial bank or trust company in the United States or a member of a registered national security exchange or the National Association of Security Dealers, Inc.), or by evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be reasonably requested by Lakeview. An Election Form and accompanying share certificates or WFC Stock Options, as the case may be, must be received by the Exchange Agent by the close of business on the Election Deadline. An election may be changed or revoked but only by written notice received by the Exchange Agent prior to the Election Deadline including, in the case of a change, a properly completed revised Election Form.

                            (c) Lakeview will have the discretion,  which it may
delegate in whole or in part to the Exchange Agent, to determine whether the Election Forms have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Election Forms. The decision of Lakeview (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Lakeview nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

                            (d) For the purposes  hereof,  a Holder who does not
submit an effective Election Form to the Exchange Agent prior to the Election Deadline shall be deemed to have made a Non-Election.

                            (e) In the event that this  Agreement is  terminated
pursuant to the provisions hereof and any shares or WFC Stock Options have been transmitted to the Exchange Agent pursuant to the provisions hereof, Lakeview and WFC shall cause the Exchange Agent to promptly return such shares to the person submitting the same.

                  2.5      Mechanics of Payment of Consideration.

                            (a)  Surrender of  Certificates  pursuant to Section
2.2(b) or the Stock Exchange pursuant to Section 2.3(b), as applicable. Within five business days after the Effective Time of the Merger, the Exchange Agent shall deliver to each of the WFC Record Holders who have not previously submitted properly completed Election Forms, accompanied by all certificates (or other appropriate documentation) in respect of all shares of WFC Common Stock held of record by such WFC Record Holders, such materials and information deemed necessary by the Exchange Agent to advise the WFC Record Holders of the procedures required for proper surrender of their certificates evidencing and representing shares of the WFC Common Stock in order for the WFC Record Holders to receive the Consideration to which they are entitled as provided herein. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return mailing envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by United States mail to the WFC Record Holders at the addresses set forth on a certified shareholder list to be delivered by WFC to Lakeview at the Closing (the "Shareholder List"). Lakeview shall also make appropriate provisions with the Exchange Agent to enable WFC Record Holders to obtain the Shareholder Materials from, and to deliver the certificates formerly representing shares of WFC Common Stock to, the Exchange Agent in person, commencing on or not later than the second business day following the Closing Date. Upon receipt of the appropriate Shareholder Materials, together with the certificates formerly evidencing and representing all of the shares of WFC Common Stock which were validly held of record by such holder, the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of WFC Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which may be necessary to remedy any defects) and to mail to the former WFC Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be issued or paid for each such WFC Record Holder's shares pursuant to the terms hereof. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of WFC Common Stock of a WFC Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such WFC Record Holder's shares of WFC Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates, which immediately prior to the Effective Time of the Merger evidenced and represented the WFC Record Holder's WFC Common Stock shall have been properly surrendered as provided above, the Consideration issued or payable to the WFC Record Holder(s) of the canceled shares as of any time after the Effective Date of the Merger shall not be paid to the WFC Record
Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. Each WFC Record Holder will be responsible for all federal, state and local taxes which may be incurred by him on account of his receipt of the Consideration to be paid in the Merger. The WFC Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Article, receive the Consideration to which each such WFC Record Holder is entitled, provided that each such WFC Record Holder shall deliver to Lakeview and to the Exchange Agent:
(i) a sworn statement certifying such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to Lakeview and the Exchange Agent which has been duly executed by a corporate surety satisfactory to Lakeview and the Exchange Agent, indemnifying the Surviving Corporation, Lakeview, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be paid by the WFC Record Holder.

                            (b) Stock Transfer  Books.  At the Effective Time of
the Merger, the stock transfer books of WFC shall be closed and no transfer of shares of WFC Common Stock shall be made thereafter.

                            (c) Reservation,  Registration and Listing of Shares
of Lakeview Common Stock. Lakeview shall reserve for issuance, register under the Securities Laws and apply for listing for trading on the Nasdaq National Market a sufficient number of shares of Lakeview Common Stock for the purpose of issuing shares of Lakeview Common Stock to the WFC Record Holders in accordance with the terms and conditions of this Article.

                  2.6 Time and Place of Closing. Unless this Reorganization Agreement shall have been herein terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in Article 7, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day after satisfaction of the conditions set forth in Section 7.03 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 7.01 and 7.02) (the "Closing Date"), at the offices of Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005, unless another date, time or place is agreed to in writing by the parties hereto; provided, however, that the Closing Date will not occur prior to January 1, 1998.

                                    ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF LAKEVIEW AND LAKEVIEW BANK

                  Except as otherwise disclosed in one or more schedules (collectively the "Lakeview Schedule") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time of the Merger, each of Lakeview and Lakeview Bank represents and warrants to WFC and Westwood Bank as follows:

                  3.1 Organization and Corporate Authority. Lakeview is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and Lakeview Bank is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Lakeview and Lakeview Bank (i) have all requisite corporate power and authority to own, operate and lease their material properties and carry on their businesses as is currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business is such that failure to be so qualified would have a material adverse effect on Lakeview and Lakeview Bank taken as a whole; and (iii) have in effect all federal, state, local and foreign governmental authorizations, permits and licenses necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The Certificate of Incorporation and Bylaws of Lakeview and the Certificate of Incorporation and Bylaws of Lakeview Bank, each as amended to date, are in full force and effect.

                   3.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                            (a) Lakeview and  Lakeview  Bank have all  requisite
corporate power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transactions have been duly authorized by at least a majority of the entire Boards of Directors of both Lakeview and Lakeview Bank and no other corporate proceedings on the part of Lakeview or Lakeview Bank are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by Lakeview and Lakeview Bank have been (or upon execution will have been) duly executed and delivered by Lakeview and Lakeview Bank and constitute (or upon execution will constitute) legal, valid and enforceable obligations of Lakeview and Lakeview Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                            (b)   The    execution    and   delivery   of   this
Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice or both, would constitute such a material default under), or conflict with, or permit the acceleration of any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which Lakeview or Lakeview Bank is a party or by which it or its property or any of its assets are bound, the Certificate of Incorporation and Bylaws of Lakeview or the certificate of incorporation or bylaws of Lakeview Bank, or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body or arbitrator by which Lakeview or Lakeview Bank is bound; or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to Lakeview or Lakeview Bank or their properties, or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of Lakeview or Lakeview Bank, except that the Government Approvals, as defined below, shall be required in order for Lakeview or Lakeview Bank to consummate the Merger.

                  3.3 No Legal Bar. Neither Lakeview nor Lakeview Bank is a party to, subject to or bound by any material agreement, judgment, order, regulatory letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by Lakeview and Lakeview Bank, the delivery thereof to WFC and Westwood Bank or the consummation of the transactions contemplated hereby and thereby and no action or proceeding is pending against Lakeview or Lakeview Bank in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby, is at issue.

                  3.4 Government Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by Lakeview in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by Lakeview except for the prior approval of the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act of 1933, as amended and recodified ("HOLA"), the Federal Deposit Insurance Corporation ("FDIC"), the New Jersey Department of Banking and Insurance ("NJDB"), and any other government approvals that may be necessary (the "Government Approvals"). Neither Lakeview nor Lakeview Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                  3.5 Capitalization. The authorized capital stock of Lakeview consists of 10,000,000 shares of common stock having a par value of $2.00 per share (the "Lakeview Common Stock"). As of July 31, 1997, 2,254,527 shares of Lakeview Common Stock were validly issued and outstanding. As of the date hereof, Lakeview is the holder, directly or indirectly, of all of the outstanding capital stock of its subsidiaries including Lakeview Bank (collectively, the "Lakeview Subsidiaries"), as reflected on Schedule 3.5, except for director qualifying shares and shares of Lakeview Mortgage Depot, Inc. as reflected on Schedule 3.5.

                  3.6 Lakeview Financial Statements. Lakeview has delivered or will deliver to WFC copies of the consolidated statements of financial condition of Lakeview as of July 31, for the fiscal years 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as incorporated by reference in Lakeview's Annual Report to Stockholders in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Lakeview, and the unaudited consolidated statements of financial condition of Lakeview as of October 31, 1997 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the three month periods then ended as reported in Lakeview's quarterly report to shareholders. The consolidated statements of financial condition of Lakeview referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of Lakeview as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of Lakeview for the respective periods or as of the respective dates set forth therein, in each case in conformity with generally accepted accounting principles ("GAAP") consistently applied, it being understood that Lakeview's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

                  3.7  1934 Act and Nasdaq National Market Filings.

                            (a) The Lakeview Common Stock is registered with the
SEC pursuant to the Securities Exchange Act of 1934, as amended, (the "1934 Act") and Lakeview has filed with the SEC all material forms and reports required by law to be filed by Lakeview with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                            (b) The Lakeview  Common Stock is listed for trading
on the Nasdaq National Market (under the symbol "LVSB") pursuant to the listing rules of the Nasdaq National Market and Lakeview has filed with the Nasdaq National Market all material forms and reports required by law to be filed by Lakeview with the Nasdaq National Market, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  3.8 The Lakeview Common Stock. All shares of Lakeview Common Stock to be issued by Lakeview and delivered to the holders of record of all issued and outstanding shares of WFC Common Stock immediately prior to the Effective Time of the Merger (the "WFC Record Holders") in exchange for all of the WFC Common Stock will be duly authorized, validly issued, fully paid and non-assessable, and none of such shares of Lakeview Common Stock will have been issued in violation of any preemptive rights of any Lakeview shareholders.

                  3.9 Licenses, Franchises and Permits. Lakeview and all Lakeview Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. All of such licenses, franchises, permits and authorizations are in full force and effect. Neither Lakeview nor any Lakeview Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or to the best knowledge of Lakeview and the Lakeview Subsidiaries has been threatened by any governmental authority.

                  3.10  Absence  of  Certain  Changes.  Except as  disclosed  in
Schedule 3.10 or as provided for or contemplated in this Reorganization Agreement, since July 31, 1997 (the "Balance Sheet Date") there has not been any material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), operations, liquidity, income, financial condition or net worth of Lakeview on a consolidated basis. Lakeview will make no special distribution to its shareholders (other than the payment of cash or stock dividends in the ordinary course of business) that will result in a material reduction in stockholders' equity.

                  3.11 Tax Matters. Except as described in Schedule 3.11 hereto:
                       -----------                         -------------

                            (a)  All  federal,   state  and  local  tax  returns
required to be filed by or on behalf of Lakeview and each Lakeview Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably be expected to result in a determination materially adverse to Lakeview and Lakeview Subsidiaries, taken as a whole, except as fully reserved for in the Lakeview Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid;

                            (b) Neither Lakeview nor any Lakeview Subsidiary has
executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect;

                            (c) Adequate  provision  for any  federal,  state or
local taxes due or to become due for Lakeview and all Lakeview Subsidiaries for all periods through and including July 31, 1997, has been made and is reflected on the July 31, 1997 financial statements included in the Lakeview Financial Statements, and have been and will continue to be made with respect to periods ending after July 31, 1997;

                            (d)  Deferred  taxes of Lakeview  and each  Lakeview
Subsidiary have been and will be provided for in accordance with GAAP; and

                            (e) To the best  knowledge of Lakeview,  neither the
Internal Revenue Service nor any state, local or other taxing authority is now asserting or threatening to assert against Lakeview or any Lakeview Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon Lakeview by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by Lakeview or any Lakeview Subsidiary, either have been paid in full or have been properly accrued and reflected in the Lakeview Financial Statements.

                  3.12 Litigation. Except as set forth in Schedule 3.12 hereto, there is no action, suit or proceeding pending against Lakeview or any Lakeview Subsidiary, or to the best knowledge of Lakeview, threatened against or affecting Lakeview, any Lakeview Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against Lakeview or the Lakeview Subsidiary, have a material adverse impact on the business, properties, assets, liabilities or condition (financial or other) of Lakeview and that are not reflected in the Lakeview Financial Statements.

                  3.13 Absence of Undisclosed Liabilities. Except as described in Schedule 3.13 hereto, to their knowledge neither Lakeview nor any Lakeview Subsidiary has any obligation or liability that is material to the financial condition or operations of Lakeview or any Lakeview Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of Lakeview or any Lakeview Subsidiary (i) except as disclosed in the Lakeview Financial Statements delivered to WFC prior to the date of this Reorganization Agreement, (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Except as disclosed in Schedule 3.13 hereto, since July 31, 1997, neither Lakeview nor any Lakeview Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of Lakeview or such Lakeview Subsidiary, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices and the laws and regulations applicable to Lakeview or any Lakeview Subsidiary.

                  3.14     Compliance with Laws.

                            (a)  Lakeview  and each  Lakeview  Subsidiary  is in
compliance with all laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would reasonably be expected to have a material adverse effect on the financial condition or operations of Lakeview and the Lakeview Subsidiaries, taken as whole, or which would reasonably be expected to subject Lakeview or any Lakeview Subsidiary or any of its directors or officers to civil money penalties; and

                            (b) Neither Lakeview nor Lakeview Bank is a party to
any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order to directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities (the "Regulatory Authorities") charged with the supervision or regulation of the operations of any of them not has it been advised by any such government authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum or understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  3.15 Material Contract Defaults. Neither Lakeview nor any Lakeview Subsidiary is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on Lakeview and the Lakeview Subsidiaries, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  3.16 Disclosure. The information concerning, and the representations or warranties made by, Lakeview and Lakeview Bank, as set forth in this Reorganization Agreement, or in any document, statement, certificate or other writing furnished or to be furnished by Lakeview or Lakeview Bank to WFC and Westwood Bank pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Without limiting the foregoing, at the time the prospectus included in the registration statement of Lakeview to be filed with the SEC as provided herein is mailed to the holders of WFC Common Stock and at all times subsequent to such mailing, up to and including the Effective Time of the Merger, such registration statement (including any amendments and supplements thereto), with respect to all information relating to Lakeview, Lakeview Bank and this Reorganization Agreement as it relates to Lakeview (i) will comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the 1934 Act (collectively, the "Securities Laws") and (ii) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. Copies of all documents heretofore or hereafter delivered or made available to WFC and Westwood Bank by Lakeview and Lakeview Bank pursuant hereto were or will be complete and accurate copies of such documents.

                  3.17     Certain Regulatory Matters.

                            (a) Lakeview Bank is a qualified thrift lender under
Section 10(m) of HOLA and is a member of the Federal Home Loan Bank of New York.

                            (b)  Lakeview  Bank has not paid  any  dividends  to
Lakeview or any affiliate thereof that (i) caused the regulatory capital of Lakeview Bank to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as required by applicable law, there are no restrictions on the payment of dividends by Lakeview or Lakeview Bank.

                  3.18 Delays. Neither Lakeview nor Lakeview Bank is aware of any matter that could cause a delay in receiving the approval required by this Agreement.

                  3.19 Corporate Approval. At a duly constituted meeting of the Board of Directors of Lakeview directors constituting at least a majority of the Directors granted their prior approval to the Merger and, accordingly, the provisions of Article XV of Lakeview's Certificate of Incorporation do not and will not apply to this Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                  3.20 Charter Documents. Included in Schedule 3.20 hereto are true and correct copies of the Certificate of Incorporation and Bylaws of Lakeview and Lakeview Bank.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF WFC AND WESTWOOD BANK

         Except as otherwise disclosed in one or more schedules (the "WFC Schedule(s)") dated as of the date hereof and delivered concurrently with this Reorganization Agreement, both as of the date hereof and as of the Effective Time of the Merger, each of WFC and Westwood Bank represents and warrants to Lakeview and Lakeview Bank as follows:

                  4.1 Organization and Qualification of WFC and Subsidiaries. WFC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted; (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business is such that a failure to be so qualified would have a material adverse effect on WFC and Westwood Bank taken as a whole; and (iii) is registered as a bank holding company with the Board of Governors of the Federal Reserve System ("Federal Reserve System"). Westwood Bank is a state chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the State of New Jersey and engages only in activities (and holds properties only of the types) permitted by the State of New Jersey and the rules and regulations promulgated by the NJDB thereunder and the FDIC for insured depository institutions. Westwood Bank's deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                   4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                            (a)  WFC  and  Westwood   Bank  have  all  requisite
corporate power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transactions have been duly authorized by at least a majority of the entire Boards of Directors of both WFC and Westwood Bank and no other corporate proceedings on the part of WFC and Westwood Bank are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by WFC and Westwood Bank have been (or upon execution will have been) duly executed and delivered by WFC and Westwood Bank and constitute (or upon execution will constitute) legal, valid and enforceable obligations of WFC and Westwood Bank, subject, as to enforceability, to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                            (b)   The    execution    and   delivery   of   this
Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a material violation or breach of any of the terms or provisions of, or constitute a material default under (or an event which, with the passage of time or the giving of notice, or both, would constitute such a default under), or conflict with, or permit the acceleration of, any material obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which WFC or any WFC Subsidiary is a party or by which WFC or any WFC Subsidiary is bound, the Certificate of Incorporation and Bylaws of WFC or the Certificate of Incorporation and bylaws of Westwood Bank; or any material judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which WFC or any WFC Subsidiary is bound, or any material permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to WFC or any WFC Subsidiary or the properties of any of them; or result in the creation of any material lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of WFC or any WFC Subsidiary, except the Government approvals shall be required for WFC and Westwood Bank to consummate the Merger and Subsidiary Merger.

                  4.3 No Legal Bar. Neither WFC nor Westwood Bank is a party to, or subject to or bound by, any material agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental authority or body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement or the Plan of Merger by WFC or Westwood Bank, the delivery thereof to Lakeview and Lakeview Bank or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against WFC or Westwood Bank in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith, or, in connection with any of the transactions contemplated hereby, is at issue.

                  4.4 Government and Other Approvals. Except for the Government Approvals described in Section 3.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by WFC or Westwood Bank in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party which has granted rights to WFC or Westwood Bank in order to avoid forfeiture or impairment of such rights. Neither WFC nor Westwood Bank is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                  4.5 Licenses, Franchises and Permits. WFC and all WFC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. Except as disclosed in
Schedule 4.5, the benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by WFC and Westwood Bank subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither WFC nor any WFC Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or, to the best knowledge of WFC and the WFC Subsidiaries, has been threatened by any governmental authority.

                  4.6 Charter Documents. Included in Schedule 4.6 hereto are true and correct copies of the Certificate of Incorporation and Bylaws of WFC and Westwood Bank.

                  4.7 WFC Financial Statements. WFC has delivered or will deliver to Lakeview copies of the consolidated statements of financial condition of WFC as of March 31, for the fiscal years 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as incorporated by reference in WFC's Annual Report to Stockholders in each case accompanied by the audit report of RD Hunter LLP, independent public accountants with respect to WFC (the "Audited Financial Statements"), and the unaudited consolidated statements of financial condition of WFC as of September 30, 1997 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the six month periods then ended as reported in WFC's quarterly report to shareholders. The consolidated statements of financial condition of WFC referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of WFC as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of WFC for the respective periods or as of the respective dates set forth therein, in each case in conformity with GAAP consistently applied, it being understood that WFC's interim financial statements are not audited, not prepared with related notes and are subject to normal year-end adjustments.

                  4.8  Absence  of  Certain  Changes.  Except  as  disclosed  in
Schedule 4.8 or as provided for or contemplated in this Reorganization Agreement, since June 30, 1997 (the "Balance Sheet Date") there has not been:

                            (a) any material transaction by WFC or Westwood Bank
not in the ordinary course of business and in conformity with past practice;

                            (b) any  material  adverse  change in the  business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), operations, liquidity, income, condition or net worth of WFC and Westwood Bank taken as a whole;

                            (c) any damage,  destruction or loss, whether or not
covered by insurance, which has had or may have a material adverse effect on any of the properties or business prospects of WFC and Westwood Bank taken as a whole or their future use and operation by WFC and Westwood Bank taken as a whole;

                            (d)  any   acquisition  or  disposition  by  WFC  or
Westwood Bank of any property or asset of WFC or Westwood Bank, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than One Hundred Thousand Dollars ($100,000) other than acquisitions or dispositions made in the ordinary course of business;

                            (e) any  mortgage,  pledge  or  subjection  to lien,
charge or encumbrance of any kind on any of the respective properties or assets of WFC or Westwood Bank, except to secure extensions of credit in the ordinary course of business and in conformity with past practice (pledges of and liens on assets to secure Federal Home Loan Bank advances being deemed both in the ordinary course of business and consistent with past practice);

                            (f) any  amendment,  modification  or termination of
any contract or agreement in excess of $100,000, relating to WFC or Westwood Bank, to which WFC or Westwood Bank is a party which would have a material adverse effect upon the financial condition or operations of WFC and Westwood Bank taken as a whole;

                            (g) any increase in, or commitment to increase,  the
compensation payable or to become payable to any officer, director, employee or agent of WFC or Westwood Bank, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business and consistent with past practice not exceeding the lesser of five percent (5%) per annum or $5,000 for any of them individually;

                            (h) any incurring of,  assumption  of, or taking of,
by WFC or Westwood Bank, any property subject to, any liability in excess of $100,000, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice; or

                            (i) any material alteration in the manner of keeping
the books, accounts or Records of WFC or Westwood Bank, or in the accounting policies or practices therein reflected, except as required by GAAP and requirements of Regulatory Authorities.

                  4.9 Deposits. Except as set forth in Schedule 4.9, none of the Westwood Bank deposits (consisting of certificate of deposit, savings accounts, NOW accounts and checking account), is a brokered deposit.

                  4.10  Properties.  Except as described in Schedule 4.10 hereto or adequately reserved against in the Audited Financial Statements of WFC or disposed of since the Balance Sheet Date, WFC and each WFC Subsidiary has good and, as to real property, marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, reflected in the Audited Financial Statements of WFC as being owned by WFC or any WFC Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets that are material to the business of WFC and the WFC Subsidiaries on a consolidated basis, held under leases or subleases by WFC or any WFC Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, or by equitable principles).

                  4.11 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 4.11 hereto, each item of WFC's or Westwood Bank's fixed assets and equipment having a net book value in excess of Fifty Thousand Dollars ($50,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                  4.12 Tax Matters. Except as described in Schedule 4.12 hereto:
                       -----------                         -------------

                            (a)  All  federal,   state  and  local  tax  returns
required to be filed by or on behalf of WFC and Westwood Bank have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might reasonably be expected to result in a determination materially adverse to WFC and Westwood Bank taken as a whole except as fully reserved for in the Audited Financial Statements of WFC. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid;

                            (b) Neither WFC nor  Westwood  Bank has  executed an
extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect;

                            (c) Adequate  provision  for any  federal,  state or
local taxes due or to become due for WFC and Westwood Bank for all periods through and including March 31, 1997, has been made and is reflected on the March 31, 1997 financial statements included in the Audited Financial Statements of WFC, and have been and will continue to be made with respect to periods ending after March 31, 1997;

                            (d)  Deferred  taxes of WFC and  Westwood  Bank have
been and will be provided for in accordance with GAAP; and

                            (e) To the best  knowledge of WFC and Westwood Bank,
neither the Internal Revenue Service nor any state, local or other taxing authority is now asserting or threatening to assert against WFC or Westwood Bank any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon WFC by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by WFC or Westwood Bank, either have been paid in full or have been properly accrued and reflected in the Audited Financial Statements of WFC.

                  4.13 Litigation. Except as set forth in Schedule 4.13 hereto, there is no action, suit or proceeding pending against WFC or Westwood Bank, or to the best knowledge of WFC or Westwood Bank, threatened against or affecting WFC, Westwood Bank or any of their assets, before any court or arbitrator or any governmental body, agency or official that may, if decided against WFC or Westwood Bank, have a material adverse effect on the business, properties, assets, liabilities, or condition (financial or other) of WFC and Westwood Bank taken as a whole and that are not reflected in the Audited Financial Statements of WFC.

                  4.14 Environmental Materials.  Except as set forth in Schedule
4.14 to the knowledge of WFC and Westwood Bank, the real property owned by WFC associated with its two offices as well as other real property held as an asset and real property held as real estate owned ("Real Properties") are in material compliance with all Environmental Laws, as hereinafter defined, and there are no conditions existing currently which would subject WFC to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require cleanup, removal, remedial action or other response pursuant to Environmental Laws by WFC. Copies of all environmental studies, reports, notices and the like known to exist with regard to the Real Properties is contained at Schedule 4.14. WFC is not a party to any litigation or administrative proceeding, nor has WFC (either in its own capacity or as trustee or fiduciary), materially violated Environmental Laws nor, to its knowledge and except as set forth in Schedule 4.14, is WFC (either in its own capacity or as trustee or fiduciary) required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials. To the knowledge of WFC, none of the Real Properties are, nor is WFC, subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the knowledge of WFC, no material permits, licenses or approvals are required under Environmental Laws relative to the Real Properties; and, except as disclosed in
Schedule 4.14, WFC has not stored, deposited, treated, recycled, used or disposed of any materials (including, without limitation, asbestos) on, under or at the Real Properties (or tanks or other facilities thereon containing such materials), which materials if known to be present on the Real Properties or present in soils or ground water, would require cleanup, removal or some other remedial action under the Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions, standards and requirements relating to the discharge of air pollutants, water pollutants or process waste water or substances, as now or at any time hereafter in effect, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Hazardous Materials Transportation Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended

("CERCLA"), regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, regulations of the Occupational Safety and Health Administration, and any so-called "Superfund" or "Superlien" Laws.

                  4.15 Insurance. WFC and Westwood Bank have paid all amounts due and payable under any insurance policies and guaranties applicable to WFC and Westwood Bank and WFC's or Westwood Bank's assets and operations; all such insurance policies and guaranties are in full force and effect; and WFC and Westwood Bank and all of WFC's and Westwood Bank's Realty and other material properties are insured against fire, casualty, theft, loss, and such other events against which it is customary to insure, all such insurance policies being in amounts that are adequate and are consistent with past practices and experience.

                  4.16 Books and Records. The minute books of WFC and Westwood Bank contain, in all material respects, complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of WFC and Westwood Bank fairly and accurately reflect the transactions to which WFC and Westwood Bank is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

                  4.17 Capitalization of WFC. The authorized capital stock of WFC consists of 5,000,000 shares of Common Stock having a par value of $.10 per share, 2,000,000 shares of preferred stock, no par value per share, the "WFC Preferred Stock" and no other class of equity security. As of the date of this Reorganization Agreement, 645,295 shares of WFC Common Stock were issued and outstanding and no shares of WFC Preferred Stock were issued and outstanding. All of the outstanding WFC Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any WFC Shareholder. Except as described in Section 1.5 of this Reorganization Agreement as of the date hereof, there are no outstanding securities or other obligations which are convertible into WFC Common Stock or into any other equity or debt security of WFC, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued WFC Common Stock or any other equity or debt security of WFC. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than 703,630 shares of WFC Common Stock issued and outstanding (645,295 shares currently outstanding plus 58,335 unexercised options). WFC owns and is the beneficial record holder of, and has good and freely transferable title to, all of the 1,000 shares of Westwood Bank Common Stock issued and outstanding, and recorded on the books and Records of Westwood Bank as being held in its name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of WFC to freely vote such stock in support of the transactions contemplated herein.

                  4.18 Sole Agreement. With the exception of this Reorganization Agreement, neither WFC, nor Westwood Bank, nor any Subsidiary of either has been or is a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of WFC or Westwood Bank or any Subsidiary of either (or any of their assets) in any business combination of any kind; or any agreement obligating WFC or Westwood Bank to issue or sell or authorize the sale or transfer of WFC Common Stock or the capital stock of Westwood Bank. There are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of WFC outstanding, except for shares of WFC Common Stock presently issued and outstanding (or issuable upon the exercise of outstanding stock options), and there are no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of WFC or Westwood Bank, or contracts, commitments, understandings, or arrangements by which WFC or Westwood Bank is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which WFC or Westwood Bank is or may be bound to transfer or issue to any third party any shares of the capital stock of Westwood Bank, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of WFC to vote or to dispose of any such shares.

                  4.19 Disclosure. The information concerning, and representations and warranties made by, WFC and Westwood Bank set forth in this Reorganization Agreement, or in the Schedule of WFC hereto, or in any document, statement, certificate or other writing furnished or to be furnished by WFC or Westwood Bank to Lakeview and Lakeview Bank, pursuant hereto, do not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Without limiting the foregoing, at the time the prospectus included in the registration statement of Lakeview to be filed with the SEC as provided herein is mailed to WFC Record Holders and at all times subsequent to such mailing, up to and including the Effective Time of the Merger, such registration statement (including any amendments and supplements thereto), with respect to all information relating to WFC, Westwood Bank and this Reorganization Agreement as it relates to WFC, (i) will comply in all material respects with the applicable provisions of the Securities Laws and (ii) will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or required to be stated therein or necessary to correct any statement made in an earlier communication with respect to such matters which have become false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Lakeview by WFC or Westwood Bank pursuant hereto were or will be complete and accurate copies of such documents.

                  4.20 Absence of Undisclosed Liabilities. Except as described in Schedule 4.22 hereto, to their knowledge neither WFC nor Westwood Bank has any obligation or liability that is material to the financial condition or operations of WFC or Westwood Bank, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of WFC or Westwood Bank (i) except as disclosed in the Audited Financial Statements of WFC delivered to Lakeview prior to the date of this Reorganization Agreement, (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since June 30, 1997, neither WFC nor Westwood Bank has incurred or paid any obligation or liability which would be material to the financial condition or operations of WFC or Westwood Bank, except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to WFC or Westwood Bank.

                  4.21 Allowance for Possible Loan or REO Losses. The allowance for possible loan losses shown on the Audited Financial Statements of WFC is in the opinion of management of WFC adequate in all material respects to provide for anticipated losses inherent in loans outstanding. Except as disclosed in Schedule 4.21 hereto, as of the date thereof, neither WFC nor Westwood Bank has any loan which has been criticized, designated or classified by management of WFC, or by regulatory examiners representing any Regulatory Authority or by WFC's independent auditors as "Special Mention," "Substandard," "Doubtful", "Loss" or as a "Potential Problem Loan."

                         The allowance for possible losses in real estate owned,
if any, shown on the Audited Financial Statements of WFC in the opinion of management is or will be adequate in all respects to provide for anticipated losses inherent in REO owned or held by WFC or Westwood Bank and the net book value of real estate owned on the Balance Sheet of the Audited Financial Statements of WFC is the fair value of the real estate owned in accordance with Statement of Position 92-3.

                  4.22 Loan Portfolio. To the best knowledge of WFC and Westwood Bank, with respect to each mortgage loan owned by WFC or Westwood Bank in whole or in part (each, a "Mortgage Loan"):

                            (a)  Enforceability.   The  mortgage  note  and  the
related mortgage are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms.

                            (b) No  Modification.  Neither WFC nor Westwood Bank
nor any prior holder of a Mortgage Loan has modified the related documents in any material respect or satisfied, canceled or subordinated such mortgage or mortgage note except as otherwise disclosed by documents in the applicable mortgage file.

                            (c) Owner.  WFC or Westwood  Bank is the sole holder
of legal and beneficial title to each Mortgage Loan (or Westwood Bank's applicable participation interest), as applicable and there has not been any assignment or pledge of any Mortgage Loan (other than as security for Federal Home Loan Bank advances).

                            (d)   Collateral   Documents.   The  mortgage  note,
mortgage and any other collateral documents, copies of which are included in the Mortgage Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable mortgage file.

                            (e) Litigation. There is no litigation or proceeding
pending or threatened, relating to the mortgaged property which would have a material adverse effect upon the related Mortgage Loan.

                            (f)  Participation.  With  respect to each  Mortgage
Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and the interest in such Mortgage Loan of WFC or Westwood Bank created by such participation would not be a part of the insolvency estate of the Mortgage Loan originator or other third party upon the insolvency thereof.

                  4.23     Compliance with Laws.

                            (a) WFC and Westwood Bank are in compliance with all
laws, rules, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of WFC and Westwood Bank taken as a whole, or which would or could reasonably be expected to subject WFC or Westwood Bank or any of its directors or officers to civil money penalties; and

                            (b)  Neither  WFC nor  Westwood  Bank  has  received
notification or communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof
(i) asserting that WFC or Westwood Bank is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, and which, as a result of such noncompliance, would or could reasonably be expected to have a material adverse effect on WFC and Westwood Bank taken as a whole, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of WFC and the Westwood Bank, taken as a whole, or (iii) requiring WFC or Westwood Bank to enter into a cease and desist order, consent, agreement or memorandum of understanding.

                  4.24 Employee Benefit Plans. Schedule 4.24 to the WFC Disclosure Schedule lists (i) each pension, profit sharing, stock bonus, thrift, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by WFC and/or Westwood Bank or to which WFC and/or Westwood Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by WFC and/or Westwood Bank or to which WFC and/or Westwood Bank contribute for the benefit of any current or former employee, officer, director, consultant or agent; and (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, severance or vacation pay arrangement, or other fringe benefit plan, program or arrangement through which WFC and/or Westwood Bank provide benefits for or on behalf of any current or former employee, officer, director, consultant or agent.

                  (b) All of the plans,  programs and arrangements  described in
Schedule 4.24 (hereinafter referred to as the "WFC Benefit Plans") that are subject to ERISA are in material compliance with all applicable requirements of ERISA and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the WFC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such Plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 4.24, there is no pending or, to the best knowledge of WFC, threatened litigation, governmental proceeding or investigation against or relating to any WFC Benefit Plan and there is no reasonable basis for any material proceedings, claims, actions or proceedings against any such WFC Benefit Plan. No WFC Benefit Plan (or WFC Benefit Plan fiduciary, in his capacity as such) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the
Code) since the date on which said sections became applicable to such Plan. There have been no acts or omissions by WFC that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which WFC may be liable. All group health plans of WFC, including any plans of current and former Affiliates of WFC that must be taken into account under Section 4980B of the Code or Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. All payments due from any WFC Benefit Plan (or from WFC with respect to any WFC Benefit Plan) have been made, and all amounts properly accrued to date as liabilities of WFC that have not yet been paid have been properly recorded on the books of WFC.

                  4.25 Material Contracts. Except as described in Schedule 4.25 hereto, neither WFC nor Westwood Bank, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that require annual payments of over $50,000 per year.

                  4.26 Material Contract Defaults. Neither WFC nor Westwood Bank is in default in any respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default would reasonably be expected to have either individually or in the aggregate a material adverse effect on WFC and Westwood Bank taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  4.27 Reports. Since June 6, 1996, WFC and Westwood Bank have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the NJDB; (ii) the FDIC, (iii) the SEC, including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and proxy statements; and (iv) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings that are not material). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the requirements of their respective forms and all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.28     1934 Act and Nasdaq Small Cap Market

                            (a) The WFC Common Stock is registered  with the SEC
pursuant to the 1934 Act and WFC has filed with the SEC all material forms and reports required by law to be filed by WFC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                            (b) The  outstanding  shares of WFC Common Stock are
listed for trading on the Nasdaq Small Cap Market (under the symbol "WWFC") pursuant to the listing rules of the Nasdaq and WFC has filed with the Nasdaq all material forms and reports required by law to be filed by WFC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  4.29 Statements True and Correct. None of the information prepared by, or on behalf of, WFC or any WFC Subsidiary regarding WFC, Westwood Bank or any other WFC Subsidiary included or to be included in the Prospectus/Proxy Statement to be mailed to WFC's Shareholders in connection with the WFC Shareholders' Meeting, and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transactions contemplated herein, will, at the respective times such documents are filed, and, with respect to the Prospectus/Proxy Statement, when first mailed to the of WFC Shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Prospectus/Proxy Statement or any amendment thereof or supplement thereto, at the time of the WFC Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the WFC Shareholders' Meeting. All documents which WFC or any WFC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations promulgated thereunder.

                  4.30 Investment Securities. Section 1 of Schedule 4.30 sets forth the book and market value as of June 30, 1997 of the investment securities, mortgage-backed securities and securities held for sale of WFC and Westwood Bank as of such date. Section 2 of Schedule 4.30 sets forth an investment securities report which includes (to the extent known or reasonably obtainable) security descriptions, CUSIP or Agency Pool numbers, current pool face values, book values, coupon rates, market values and book yields in each case as of June 30, 1997.

                  4.31     Certain Regulatory Matters.

                            (a) Westwood Bank is a qualified thrift lender under
Section 10(m) of HOLA and is a member of the Federal Home Loan Bank of New York.

                            (b) Westwood  Bank has not paid any dividends to WFC
or any affiliate thereof that (i) caused the regulatory capital of Westwood Bank to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as reflected on Schedule 4.31 and as required by applicable law, there are no restrictions on the payment of dividends by WFC or Westwood Bank.

                            (c) WFC and Westwood Bank have adopted  policies and
procedures designed to promote overall compliance with the Bank Secrecy Act (31 U.S.C. Section 5301), the Truth-in-Lending Act (15 U.S.C. Section 1601 et seq.), the Expedited Funds Availability Act (12 U.S.C. Section 4001) and the regulations adopted under each such act and have materially complied with the reporting requirements under the Bank Secrecy Act and the regulations thereunder.

                  4.32     Corporate Approval.

                            (a) The affirmative  vote of a majority of the votes
cast by shareholders of WFC entitled to vote at a meeting is required to adopt this Reorganization Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of WFC is required by law, the Certificate of Incorporation or Bylaws of WFC or otherwise to adopt this Reorganization Agreement and approve the Merger and the other transactions contemplated hereby.

                            (b) At a duly  constituted  meeting  of the Board of
Directors of WFC directors constituting at least a majority of the Directors granted their prior approval to the Merger and, accordingly, the provisions of
Article XV of WFC's Certificate of Incorporation do not and will not apply to this Reorganization Agreement or the consummation of any of the transactions contemplated hereby or thereby.

                            (c) The  provisions of the New Jersey  Shareholders'
Protection Act of the NJBCA will not apply to this Reorganization Agreement, the Merger or the transactions contemplated hereby and thereby.

                  4.33 Broker's and Finder's Fees. Except for payments to FinPro, Inc., which has been engaged by WFC as its financial advisor (pursuant to an agreement, a copy of which has been separately provided to Lakeview), neither WFC nor any of its subsidiaries has any liability to any broker, finder, or similar agent, nor have any of them agreed to pay any broker's fee, finder's fee or commission, with respect hereto or to the transactions contemplated hereby.

                                    ARTICLE 5

                              COVENANTS OF LAKEVIEW

                  5.1 Regulatory and Other Approvals. Within a reasonable time after execution of this Reorganization Agreement, Lakeview shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the Government Approvals and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. Lakeview shall pay all fees and expenses arising in connection with such applications for regulatory approval. Lakeview agrees to use its best efforts to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with Lakeview's applications for regulatory approval and to use its best efforts to obtain such regulatory approvals, and any other approvals and consents as may be required for the Closing, as promptly as practicable; provided, however, that nothing in this Section shall be construed to obligate Lakeview to take any action to meet any condition required to obtain prior regulatory approval if Lakeview shall, in its sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon its ability to carry on its business or acquisition programs. Lakeview shall provide WFC the opportunity to review and comment on all required applications within a reasonable period prior to the filing thereof and provide WFC with copies of all written communications with Regulatory Authorities regarding the transactions provided for herein and related applications and proceedings. Subject to the terms and conditions of this Reorganization Agreement, Lakeview and Lakeview Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization

Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. Subject to the provisions of this Section, Lakeview shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                  5.2 Approvals and Registrations. Lakeview will use its best efforts to prepare and file (a) with the SEC, the Registration Statement on Form S-4 (the "Registration Statement"), (b) with the FDIC, an application for approval of the Merger, if applicable, (c) with the NJDB, an application for approval of the Merger, (d) with the OTS, an application for approval of Lakeview as a savings and loan holding company, and (e) with the Nasdaq National Market, an application for the listing of the Shares of Lakeview Stock issuable upon the Merger, subject to official notice of issuance, except that Lakeview shall have no obligations to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Lakeview Stock by WFC Affiliates. Lakeview, reasonably in advance of making such filings, will provide WFC and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of WFC and its counsel before making any such filing or application; and Lakeview will provide WFC and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time of the Merger. Lakeview covenants and agrees that all information furnished by Lakeview for inclusion in the Registration Statement, the Prospectus/Proxy Statement, and all applications and submissions for the Required Consents (as defined in Section
6.1 herein) will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC, the FDIC, the NJDB, and OTS, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, Lakeview will furnish to FinPro, investment bankers advising WFC, such information as they may reasonably request for purposes of the opinion referred to in Section 7.1.

                  5.3 Employee Benefits. Following the consummation of the transactions contemplated herein, Lakeview shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of WFC or Westwood Bank and all employees of WFC and Westwood Bank immediately prior to the Effective Time of the Merger who shall continue as employees of Lakeview as the Surviving Corporation or as employees of any other Lakeview Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by Lakeview or Lakeview's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of Lakeview or any Lakeview Subsidiary with comparable positions, compensation, and tenure, subject to the provisions of this Section. Service with WFC or with any WFC Subsidiary prior to the Effective Time of the Merger by such former WFC employees will be deemed service with Lakeview for purposes of determining eligibility for participation and for crediting of service for vesting purposes in such employee benefit plans of Lakeview and Lakeview's Subsidiaries; provided, however, that in no event shall any former WFC employee be entitled to or be given credit for past service with such former WFC for purposes of the accrual, calculation, or determination of benefit amounts under any pension plan maintained by Lakeview or any Lakeview subsidiaries. The employees of WFC will be treated as new employees for purposes of Lakeview Bank's ESOP and other qualified pension plans. Lakeview shall take all steps necessary to cause the 401(k) plan maintained by WFC to be terminated, and distributions made thereunder in accordance with the provisions of Code Section 401(k)(10)(A)(i), as soon as practicable after the Effective Time of the Merger. Following the transfer of the former WFC employees to Lakeview's health plan, there shall be no exclusion from coverage for any pre-existing medical condition of any such employee to the extent such condition was covered under a health plan of Westwood.

                  5.4 Notification. Lakeview shall notify WFC promptly after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Reorganization Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein. At all times up to and including, and as of, the Closing, Lakeview and Lakeview Bank shall inform WFC in writing of any and all facts necessary to amend or supplement the representations and warranties made herein and the Lakeview Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of Lakeview and Lakeview Bank; provided, however, that any such updates to the Lakeview Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Lakeview Schedules and the information contained therein.

                  5.5 Tax Representations. Neither Lakeview nor any of its Subsidiaries has taken, agreed to take, or will take any action or has any knowledge of any fact or circumstance that would prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  5.6 Directors and Officers Indemnification and Insurance Coverage.

                            (a) Lakeview  will  continue to indemnify  officers,
directors, and employees of WFC and Westwood Bank to the full extent required under the provisions of Article XVII of Lakeview's Certificate of Incorporation from the Effective Time of the Merger.

                            (b)  For a  period  of  three  (3)  year  after  the
Effective Time, Lakeview will provide to the persons who served as directors or officers of WFC or any subsidiary of WFC on or before the Effective Time of the Merger insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that if Lakeview is unable to maintain or obtain the insurance called for by this Section on commercially reasonable terms, Lakeview shall use its best efforts to obtain as much comparable insurance as available. In lieu of the foregoing, WFC shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at Lakeview's request and expense.

                  5.7 Conduct of Lakeview and Lakeview Bank Prior to the Effective Time. Except as expressly provided in this Agreement, as agreed to by WFC or as required by applicable law, rules or regulations, during the period from the date of this Agreement to the Effective Time, Lakeview and Lakeview Bank shall, and shall cause its subsidiaries to, (i) take no action which would adversely affect or delay the ability of WFC, Lakeview or Lakeview Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, (ii) take no action that could reasonably be expected to have a material adverse effect on Lakeview and Lakeview Bank and (iii) continue to conduct its business consistent with past practices.


                                    ARTICLE 6

                       COVENANTS OF WFC AND WESTWOOD BANK

                  6.1 Preparation of Registration Statement and Applications for
Required Consents. WFC will cooperate with Lakeview in the preparation of a Registration Statement to be filed with the SEC under the Securities Act for the registration of the offering of Lakeview Stock to be issued in connection with the Merger and the Prospectus/Proxy Statement constituting part of the Registration Statement that will be used by WFC to solicit shareholders of WFC for approval of the Merger. In connection therewith, WFC will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning WFC reasonably deemed necessary by counsel to Lakeview for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). WFC will cooperate with Lakeview and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" law, the required approval under the NJDB, the required approval under HOLA of the OTS, the listing of the Shares on the Nasdaq National Market (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). WFC covenants and agrees that all information furnished by WFC for inclusion in the Registration Statement, the Prospectus/Proxy Statement, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by WFC to Lakeview pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. WFC will furnish to FinPro such information as FinPro may reasonably request for purposes of the opinion referred to in Section 7.1

                  6.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of Lakeview shall have been obtained:

                           (a)      WFC and Westwood Bank shall:

                                    (i)  Operate its business only in the usual,
    regular, and ordinary course;

                                    (ii)    Preserve    intact   its    business
    organizations and assets and to maintain its rights and franchises;

                                    (iii)  Take  no  action,   unless  otherwise
    required by law, rules or regulation, that would reasonably be considered to
    (A) adversely affect the ability of any of them or Lakeview to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement, or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                    (iv)    Except  as  they  may  terminate  in
    accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                    (v)  Keep in full force and effect insurance
    coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of WFC or such WFC Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                    (vi) Use its best efforts to retain Westwood
    Bank's present customer base and to facilitate the retention of such customers by Westwood Bank and its branches after the Effective Time of the Merger; and

                                    (vii)  Maintain, renew, keep in  full  force
    and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees so that such employees will continue to perform effectively and will be available to WFC, Westwood Bank or Lakeview and Lakeview's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to assure the continuance of Westwood Bank's customer relationships.

                            (b) WFC and  Westwood  Bank  agree to use their best
efforts to assist Lakeview in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and do not know of any reason that such Government Approvals can not be obtained, and WFC and Westwood Bank shall provide to Lakeview or to the appropriate governmental authorities all information reasonably required to be submitted in connection with obtaining such approvals.

                            (c) WFC and  Westwood  Bank,  at their  own cost and
expense, shall use their best efforts to secure all necessary consents and all consents and releases, if any, required of WFC, Westwood Bank or third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby.

                            (d) At all times to and  including,  and as of,  the
Closing, WFC and Westwood Bank shall inform Lakeview of any and all facts necessary to amend or supplement the representations and warranties made herein and the WFC Schedules attached hereto as necessary so that the information contained herein and therein will accurately reflect the current status of WFC and Westwood Bank; provided, however, that any such updates to the WFC Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the WFC Schedules and the information contained therein.

                            (e)  Subject  to the  terms and  conditions  of this
Reorganization Agreement, WFC and Westwood Bank agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this

Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transaction contemplated by this Reorganization Agreement. WFC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                            (f)  WFC  shall  notify   Lakeview   promptly  after
becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading, or if it becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation or upon the occurrence of any event that would result in a change in the circumstances described in the representations and warranties contained herein.

                            (g) On the  business  day  immediately  prior to the
Effective Time of the Merger or on such other day after the satisfaction of all conditions precedent to the Merger as Lakeview may require WFC shall, at the request of Lakeview, take all legally permissible action necessary to convert to the accounting policies and practices of Lakeview, such actions to include, without limitation, at Lakeview's option, adjustments to loan loss reserves, reserves for federal income taxes, accounting for post-retirement medical benefits, and accruals for severance and related costs and accrued vacation and disability leave. WFC's and Westwood Bank's representations, warranties and covenants contained in this Reorganization Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.2(g).

                  6.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, WFC and Westwood Bank covenant and agree that they will neither do, nor agree or commit to do, nor permit any WFC Subsidiary to do or commit or agree to do, any of the following without requesting Lakeview's approval and receiving the prior written consent of the president of Lakeview, which consent will not be unreasonably withheld and shall be deemed given unless Lakeview disapproves the same within five (5) business days of having received WFC's written request for such approval:

                            (a)  Except  as  expressly   contemplated   by  this
Reorganization Agreement or the Plan of Merger, amend its Certificate of Incorporation or Bylaws; or

                            (b) Impose on any share of capital  stock held by it
or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                            (c) (i) Repurchase,  redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or (iii) recapitalize in any way; or (iv) declare a stock dividend on the WFC Common Stock; or (v) pay or declare a cash dividend or make or declare any other type of distribution on the WFC Common Stock except for any cash dividend already declared prior to this Reorganization Agreement or regular quarterly cash dividends payable in the same amount and during the same time periods as past quarterly dividends; or

                            (d)   Except   as   expressly   permitted   by  this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by Lakeview, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) acquisitions of control in its fiduciary capacity, or (iv) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement;

                            (e)   Except   as   expressly   permitted   by  this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of WFC Common Stock (not including shares issuable upon the exercise of validly issued and WFC Stock Options outstanding as of the date of this Reorganization Agreement), or any other capital stock of WFC or of any WFC Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock are directly sold or otherwise directly transferred to WFC or any WFC Subsidiary, (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of WFC or of any WFC Subsidiary; (iii) sell, agree to sell, or otherwise dispose of any asset of WFC or any WFC Subsidiary other than in the ordinary course of business for reasonable and adequate consideration or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity;

                            (f) Incur,  or permit any WFC  Subsidiary  to incur,
any additional debt obligation or other obligation for borrowed money other than
(i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities, or (iii) indebtedness of WFC or any WFC Subsidiary to Westwood Bank or another WFC Subsidiary in excess of an aggregate of $50,000 (for WFC and its Subsidiaries on a consolidated basis) except in the ordinary course of the business of WFC or such WFC Subsidiary (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Home Loan Bank advances, and sales of certificates of deposit);

                            (g) Grant any increase in  compensation  or benefits
to any of its employees or officers in excess of the lesser of five percent (5%) per annum or $5,000 for any of them individually, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices or any plan or arrangement disclosed in WFC Schedule 6.3(g); enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in new compensation or other benefits to any director of WFC or of any WFC Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change is required by applicable law;

                            (h) Amend any existing  employment  contract between
it and any person to increase the compensation or benefits payable thereunder; or enter into any new employment contract with any person that WFC or Westwood Bank do not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

                            (i) Adopt any new employee benefit plan or terminate
or make any material change in or to any existing employee benefit plan other than any change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan;

                            (j) Enter into any new service  contracts,  purchase
or sale agreements or lease agreements in excess of $25,000 that are material to WFC or any WFC Subsidiary;

                            (k) Make any capital expenditure exceeding $50,000;

                            (l)  Knowingly  take any action  that is intended or
may reasonably be expected to result in any of its representations and warranties set forth in this Reorganization Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in
Article 7 not being satisfied, or in violation of any provision of this Reorganization Agreement, except, in every case, as may be required by applicable law;

                            (m) Change its  methods of  accounting  in effect at
March 31, 1997, except as required by changes in generally accepted accounting principles as concurred in, in writing, by WFC's independent auditors (a copy of which shall be provided to Lakeview) or regulatory accounting principles;

                            (n) Except as required by applicable law,  knowingly
take or cause to be taken any action that could reasonably be expected to jeopardize or delay the receipt of any of the required regulatory approvals or which would reasonably be expected to result in any such required regulatory approval containing a condition that is determined by Lakeview to be unduly burdensome;

                            (o)  Fail to use its  best  efforts  to keep in full
force and effect its insurance and bonds in such amounts as are reasonable to cover such risks customary in relation to the character and location of its properties and the nature of its business and in any event at least equal in scope and amount of coverage of insurance and bonds now carried;

                            (p) Fail to notify Lakeview  promptly of its receipt
of any letter, notice or other communication, whether written or oral, from any governmental entity advising WFC that it is contemplating issuing, requiring, or requesting any agreement, memorandum of understanding, or similar undertaking, order or directive;

                            (q) Fail  promptly  to  notify  Lakeview  of (i) the
commencement or threat of any audit, action, or proceeding involving any material amount of taxes against either WFC or any WFC Subsidiary or (ii) the receipt by WFC or any WFC Subsidiary of any deficiency or audit notices or reports in respect of any material deficiencies asserted by any federal, state, local or other tax authorities;

                            (r) Fail to maintain and keep its properties in good
repair and condition, except for depreciation due to ordinary wear and tear;

                            (s)   Engage   in  any   off-balance   sheet   hedge
transactions.

                  6.4      Conduct of Business -- Certain Actions.

                           Except to the  extent  necessary  to  consummate  the
transactions specifically contemplated by this Reorganization Agreement, WFC and Westwood Bank shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit, or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to Lakeview or any Lakeview Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of WFC, based upon the advice of outside legal counsel, to be required in order to fulfill its fiduciary obligations. WFC shall notify Lakeview immediately if any Acquisition Proposal has been or should hereafter be received by WFC or Westwood Bank, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of WFC's Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any reports, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than Lakeview or any Lakeview Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving WFC or Westwood Bank;
(ii) acquire the right to vote ten percent (10%) or more of the WFC Common Stock or Westwood Bank Common Stock; (iii) acquire a significant portion of the assets or earning power of WFC or of Westwood Bank; or (iv) acquire in excess of ten percent (10%) of the outstanding WFC Common Stock or Westwood Bank common stock.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

                  7.1 Conditions to the Obligations of WFC. Unless waived in writing by WFC, the obligation of WFC to consummate the transaction contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                            (a)  Performance.  Each  of the  material  acts  and
undertakings of Lakeview to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed in all material respects;

                            (b) No Material Adverse Change.  No material adverse
change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Lakeview and Lakeview Bank taken as a whole shall have occurred since the date of this Reorganization Agreement;

                            (c)    Representations    and    Warranties.     The
representations and warranties of Lakeview and Lakeview Bank contained in this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Effective Time of the Merger;

                            (d) Documents.  In addition to the other  deliveries
of Lakeview described elsewhere in this Reorganization Agreement, WFC shall have received the following documents and instruments:

                                    (i)    a certificate signed by the Secretary
or an assistant secretary of Lakeview and Lakeview Bank dated as of the Closing Date certifying that:

                                            (A)   Lakeview's and Lakeview Bank's
            respective Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                            (B)      the persons executing  this
            Reorganization Agreement on behalf of Lakeview and Lakeview Bank are officers of Lakeview and Lakeview Bank, respectively, holding the offices so specified with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of such person set forth on such certificate is his genuine signature;

                            (C) the organization documents of Lakeview and Lakeview Bank attached to such certificate remain in full force and effect; and

                                    (ii) a certificate  signed  respectively  by
            duly authorized officers of Lakeview and Lakeview Bank stating that the conditions set forth in Sections 7.1(a), 7.1(b) and 7.1(c) of this Reorganization Agreement have been satisfied;

                            (e)   Consideration.   WFC  shall  have  received  a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates evidencing shares of Lakeview Common Stock and cash or other good funds sufficient to meet the obligations of Lakeview to the WFC Record Holders to deliver the Consideration under this Reorganization Agreement and the Plan of Merger; and

                            (f) Opinion of  Lakeview's  Counsel.  WFC shall have
been furnished with an opinion of counsel to Lakeview, dated as of the Closing Date, addressed to WFC, substantially to the effect that:

                                    (i) Lakeview  is  incorporated  and  validly
existing as a corporation in good standing under the laws of the State of New Jersey; Lakeview Bank is a wholly-owned subsidiary of Lakeview organized and validly existing and in good standing as a state stock savings bank chartered under the laws of the State of New Jersey;

                                    (ii)  The   authorized   capital   stock  of
Lakeview consists of 10,000,000 shares of Lakeview Common Stock, par value $2.00 per share, of which 2,254,527 shares of Lakeview Common Stock are validly issued and outstanding; all necessary corporate proceedings have been taken in order to validly authorize such Lakeview Common Stock; and to the best of their knowledge, all outstanding shares of Lakeview Common Stock have been duly and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any statutory preemptive rights;

                                    (iii)  The   certificates   evidencing   the
Lakeview Common Stock to be delivered pursuant to the Reorganization Agreement are in all material respects in due and proper form under New Jersey Law, and when fully countersigned by Lakeview's transfer agent and register and issued in accordance with the provisions of the Reorganization Agreement, the Lakeview Common Stock represented thereby will be duly authorized and validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any statutory preemptive rights;

                                    (iv)  Lakeview and  Lakeview  Bank have full
corporate power and authority to enter into the Reorganization Agreement and Lakeview has full corporate power and authority to issue the Lakeview Common Stock pursuant to the Reorganization Agreement, the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by Lakeview and Lakeview Bank and has been duly and validly executed and delivered by and on behalf of Lakeview and Lakeview Bank and no approval, authorization, order consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or New Jersey statute or regulation for the execution and delivery of the Reorganization Agreement by Lakeview and Lakeview Bank or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect;

                                    (v)    Neither the execution and delivery by
Lakeview of this Reorganization Agreement nor any of the documents to be executed and delivered by Lakeview in connection herewith violates or conflicts with Lakeview's Certificate of Incorporation or Bylaws.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of Lakeview or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and the State of New Jersey; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991); and

                           (g)      Fairness Opinion.  WFC shall have received a
"fairness opinion" letter from its independent financial adviser, FinPro, dated the date hereof and to the effect that, in the opinion of such adviser the Consideration to be received by the WFC Record Holders is fair to the WFC Record Holders from a financial point of view, and WFC shall have received an updated "fairness opinion" letter from such advisers at the time of the mailing of the proxy statement for the WFC Shareholders' Meeting confirming the opinions provided in the initial "fairness opinion" letter.

                  7.2 Conditions to the Obligations of Lakeview. Unless waived in writing by Lakeview, the obligation of Lakeview to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                            (a)  Performance.  Each  of the  material  acts  and
undertakings of WFC and Westwood Bank to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                            (b)    Representations    and    Warranties.     The
representations and warranties of WFC and Westwood Bank contained in Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                            (c)   Documents.   In  addition  to  the   documents
described elsewhere in this Reorganization Agreement, Lakeview shall have received the following documents and instruments:

                                    (i)    a certificate signed by the Secretary
    or an assistant secretary of WFC and Westwood Bank dated as of the Closing Date certifying that:

                                            (A)      WFC's and  Westwood  Bank's
        respective Boards of Directors and shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                            (B)      each person executing  this
        Reorganization Agreement on behalf of WFC and Westwood Bank is an officer of WFC or Westwood Bank, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                            (C)     the charter documents of WFC
        and Westwood Bank attached to such certificate remain in full force and effect; and

                                    (ii) a certificate  signed by the respective
    Chairman of the Board, President and Chief Financial Officer of each of WFC and Westwood Bank stating that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(e) this Reorganization Agreement have been satisfied.

                            (d) Inspections Permitted.  Between the date of this
Reorganization Agreement and the Closing Date, WFC and Westwood Bank shall have afforded Lakeview and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to WFC and Westwood Bank. Lakeview will provide WFC and Westwood Bank at least 48 hours notice of any inspection and conduct any inspection in a reasonable manner that will not interfere with business operations. WFC and Westwood Bank shall have caused all WFC or Westwood Bank personnel to provide reasonable assistance to Lakeview in its investigation of matters relating to WFC and Westwood Bank.

                            (e) No Material Adverse Change.  No material adverse
change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of WFC and Westwood Bank taken as a whole shall have occurred since the date of this Reorganization Agreement.

                            (f) Opinion of WFC's  Counsel.  Lakeview  shall have
been furnished with an opinion of legal counsel to WFC and Westwood Bank, dated the Closing Date, addressed to Lakeview, substantially to the effect that:

                                    (i)    WFC is a corporation validly existing
    and in good standing under the laws of the State of New Jersey;

                                    (ii)  Westwood Bank is a state stock savings
    bank, validly existing, and in good standing under the laws of the State of New Jersey;

                                    (iii)  WFC  and  Westwood   Bank  have  full
    corporate power and authority to enter into the Reorganization Agreement; the Reorganization Agreement has been duly and validly authorized by all necessary corporate action by WFC and Westwood Bank and has been duly and validly executed and delivered by and on behalf of WFC and Westwood Bank; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required under any federal or New Jersey statute or regulation for the execution and delivery of the Reorganization Agreement by WFC and Westwood Bank or the consummation of the transactions contemplated by the Reorganization Agreement, except such as have been obtained and are in full force and effect; and

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of WFC or Westwood Bank or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to federal law and the NJBCA and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                            (g) Other Business  Combinations,  Etc.  Neither WFC
nor Westwood Bank shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which WFC or Westwood Bank would merge, consolidate with; effect a business combination with, sell any substantial part of WFC's or Westwood Bank's assets to, or; acquire a significant part of the shares or assets of, any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti-takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of WFC or Westwood Bank or the benefits of acquiring the WFC Common Stock;

                            (h) Regulatory  Approvals.  Except for the filing of
the Certificate of Merger with the Secretary of State of the State of New Jersey, all Regulatory Approvals for the transactions contemplated by this Reorganization Agreement shall have been obtained without the imposition of any conditions not typically imposed in similar transactions which Lakeview determines in its sole judgment to be materially burdensome upon the conduct of the business of Lakeview or which would so adversely impact the economic and business benefits of the Merger to Lakeview as to render it inadvisable in the sole judgment of Lakeview to proceed with the Merger; such approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such approvals shall have expired; and all conditions and requirements prescribed by law or otherwise imposed in connection with the Regulatory Approvals shall have been satisfied;

                           (i)  WFC   Stockholder   Approval.   WFC  shall  have
furnished Lakeview with a certified copy of resolutions duly adopted by the holders of a vote of the outstanding shares of WFC Common Stock entitled to vote thereon approving this Reorganization Agreement, the Merger, and the transactions contemplated hereby; such resolutions shall be in full force and effect and shall not have been modified, rescinded or annulled; and

                            (j)  No  Lakeview  Stockholder  Approval.  Lakeview,
pursuant to applicable laws, its certificate of incorporation, and NASD rules, will not be required to obtain approval of the Merger from its stockholders.

                  7.3 Conditions to Obligations of All Parties. The obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                            (a) No  Pending  or  Threatened  Claims.  No  claim,
action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith;

                            (b)   Governmental    Approvals   and   Acquiescence
Obtained. The Parties hereto shall have received all applicable Governmental Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and

                            (c)  Approval  of  Stockholders.  Approval  of  this
Agreement and the transactions contemplated hereby by the stockholders of WFC, as required by applicable law, the rules of the Nasdaq Small Cap Market or applicable provisions of WFC's Certificate of Incorporated and Bylaws.

                            (d)  Effectiveness  of Registration  Statement.  The
Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Proxy Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the SEC or any state securities or other regulatory authority.

                            (e) Tax Opinion.  Lakeview and WFC shall  receive an
opinion of Lakeview's counsel to the effect that the transaction will constitute a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by WFC shareholders who receive solely shares of Lakeview Common Stock in exchange for their shares of WFC Common Stock.


                                    ARTICLE 8

                                   TERMINATION

                  8.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                            (a) By mutual consent in writing of the Parties;

                            (b) By  Lakeview  or WFC in the  event  the  Closing
shall not have occurred by June 30, 1998 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner;

                            (c) By either Lakeview or WFC upon written notice to
the other Party, upon (i) denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either Lakeview or WFC may, upon written notice to the other, extend the term of this Reorganization Agreement for only one or more sixty (60) day periods to prosecute diligently and overturn such denial, provided that such denial has been appealed within twenty (20) business days of the receipt thereof or (ii) upon the failure to obtain the approval of the WFC shareholders at the WFC shareholders meeting;

                            (d) By Lakeview or WFC in the event that there shall
have been a material breach of any obligation or covenant of the other Party hereunder and such breach shall not have been remedied within sixty (60) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                            (e) By  Lakeview  or  WFC  should  WFC  or  any  WFC
Subsidiary enter into any letter of intent or agreement with a view to being acquired by or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                            (f) By Lakeview  should  either WFC or Westwood Bank
enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring WFC or Westwood Bank to raise additional capital or to sell a substantial portion of its assets.

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e) or (f) of this Section, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 9 ("Notices") of this Reorganization Agreement.

                  8.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to this Section, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under this Section shall not relieve any Party of any liability for breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.

                  8.3      Fees.

                            (a) WFC hereby  agrees to pay  Lakeview and Lakeview
shall be entitled to receipt of a fee (the "Fee") of $900,000 following the occurrence of a Purchase Event (as defined below). Such payment shall be made immediately available funds within five business days after delivery of notice of entitlement by Lakeview. Notwithstanding the foregoing, payments pursuant to this Section shall not be required in the event of termination of this Reorganization Agreement pursuant to Section 8.1(a), (b), (c)(i), (d) (in the event terminated by WFC due to a material breach by Lakeview) or (f) prior to the occurrence of a Purchase Event.

                            (b) The term "Purchase  Event" shall mean any of the
following events, or the WFC or its Subsidiary agreeing to, orally or in writing, to enter into an agreement relating to any of the following events, occurring after the date hereof and before the Effective Time or occurring within 12 months of the date of termination of this Agreement pursuant to this
Article:

                                    (i)     the acquisition by any person, other
                                            than   Lakeview   or   any   of  its
                                            subsidiaries, alone or together with
                                            such   person's    affiliates    and
                                            associates   or   any   group,    of
                                            beneficial  ownership of 25% or more
                                            of  the  WFC   Common   Stock   (for
                                            purposes of this Subsection  (b)(i),
                                            the terms  "group"  and  "beneficial
                                            ownership"  shall be as  defined  in
                                            Section  13(d) of the  Exchange  Act
                                            and     regulations      promulgated
                                            thereunder    and   as   interpreted
                                            thereunder);

                                    (ii)    a   merger,   consolidation,   share
                                            exchange,  business  combination  or
                                            any   other   similar    transaction
                                            involving WFC or Westwood Bank;

                                    (iii)   any sale, lease, exchange, mortgage,
                                            pledge,     transfer     or    other
                                            disposition  of 50% or  more  of the
                                            assets of the WFC or Westwood  Bank,
                                            in a single transaction or series of
                                            transactions; or

                                    (iv)    the Board of  Directors  of WFC does
                                            not   recommend   approval   of  the
                                            Reorganization to their shareholders
                                            and  the  transaction   contemplated
                                            thereby    unless    Lakeview    has
                                            materially        breached       its
                                            representations,    warranties    or
                                            covenants  provided  herein  and has
                                            not attempted to cure such breach to
                                            the reasonable satisfaction of WFC.

                            (c) WFC shall notify Lakeview promptly in writing of
its knowledge of the occurrence of any Purchase Event; provided, however, that the giving of such notice by WFC shall not be a condition to the right of Lakeview to the Fee.

                                    ARTICLE 9

                               GENERAL PROVISIONS

                  9.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:

If to WFC:
                               Westwood Financial Corporation
                               700-88 Broadway
                               Westwood, New Jersey  07675
                               Fax:  (201) 666-4265
                               Attn: William J. Woods, Chairman of the Board

With a copy to:
                               Breyer & Aguggia
                               1300 I Street, N.W.
                               Suite 470 East
                               Washington, D.C. 20005
                               Fax:  (202) 737-7979
                               Attn:  John F. Breyer, Jr., Esq.

If to Lakeview:

                               Lakeview Financial Corp.
                               989 McBride Avenue
                               Paterson, New Jersey  07424
                               Fax:  (201) 890-3182
                               Attn: Kevin J. Coogan, President

With a copy to:
                               Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                               Suite 700 East
                               Washington, D.C.  20005
                               Fax:  (202) 434-4661
                               Attn:  Samuel J. Malizia, Esq.


or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                  9.2 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of New Jersey, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in New Jersey.

                  9.3 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                  9.4 Publicity. The Parties hereto will consult with each other with regard to the terms and substance of any press releases, announcements or other public statements with respect to the transactions contemplated hereby. To the extent practicable, each Party shall provide the proposed text of any such press release, announcement or public statement to the other Party prior to its publication and shall permit such other Party a reasonable period to provide comments thereon.

                  9.5 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with this Section constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except to the extent otherwise, provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                  9.6 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.


                  9.7 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                            (a)  extend the time for the  performance  of any of
the obligations or other acts
of the other Party hereto;

                            (b) waive any  inaccuracies  in the  representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                            (c) waive  compliance  with any of the  covenants or
agreements of the other Party contained in this Reorganization Agreement to the extent permitted by applicable law; and

                            (d)   amend  or  add  to  any   provision   of  this
Reorganization Agreement or the Plan of Merger; provided, however, that no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                  9.8   Interpretation.   The   headings   contained   in   this
Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                  9.9 Payment of Expenses. Except as set forth herein, Lakeview and WFC shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                  9.10 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                  9.11 No Survival of Representations and Warranties. Except for the agreements of the parties in Sections 1.2(d), 1.6, 1.7, 5.3, 5.6 and 9.14, which shall survive the Closing, none of the representations, warranties and conditions of the Parties contained in this Reorganization Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated by this Reorganization Agreement shall survive the Closing or other termination of this Reorganization Agreement. The agreements of the parties in Sections 1.2(d), 1.6, 1.7, 5.3 and 5.6 shall be enforceable directly by each person benefitted or intended to be benefitted by such sections.

                  9.12 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                   9.13 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or equity, shall be cumulative and not alternative.

                  9.14 Confidentiality. Any non-public or confidential information disclosed by either WFC (including any WFC Subsidiaries) or Lakeview (including any Lakeview Subsidiary) to the other Parties pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing Party to be non-public or confidential, or which by the content thereof reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Reorganization Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after any termination of this Reorganization Agreement.

          I WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization
Agreement to be executed and delivered in its name and on its behalf by its representative thereunto duly authorized, all as of the date first written above.

                                     WESTWOOD FINANCIAL CORPORATION



                                     By:   /s/William J. Woods
                                           -------------------------------------
                                           William J. Woods
                                           Chairman of the Board and Chief
                                           Executive Officer
ATTEST:

/s/Joanne Miller
---------------------------------
Joanne Miller, Secretary


                                     WESTWOOD SAVINGS BANK



                                     By:   /s/Joanne Miller
                                           -------------------------------------
                                           Joanne Miller
                                           President

ATTEST:

/s/Catherine Solimando, Secretary
----------------------------------
Catherine Solimando, Secretary

                                       LAKEVIEW FINANCIAL CORPORATION



                                       By: /s/Kevin J. Coogan
                                           -------------------------------------
                                           Kevin J. Coogan
                                           President and Chief Executive Officer


ATTEST:

/s/Helen Saco
----------------------------------
Helen Saco, Secretary


                                       LAKEVIEW SAVINGS BANK



                                       By: /s/Kevin J. Coogan
                                           -------------------------------------
                                           Kevin J. Coogan
                                           President Chief Executive Officer


ATTEST:


/s/Helen Saco
----------------------------------
Helen Saco, Secretary

                                                                     Appendix II

FINPRO                                           26 Church Street . P.O. Box 323
                                                        Liberty Corner, NJ 07938
                                           (908) 604-9336 . (908) 604-5951 (FAX)

--------------------------------------------------------------------------------



^ January 15, 1998

Board of Directors
^ Westwood Financial Corporation
700-88 Broadway
Westwood, NJ  07675-9956



Members of the Board:


You have requested our opinion, as an independent financial analyst to the common shareholders of ^ Westwood Financial Corporation and its wholly owned subsidiary ^ Westwood Savings Bank, ^ Westwood, New Jersey ^("Westwood"), as to the fairness, from a financial point of view to the common shareholders of ^ Westwood, of the terms of the proposed merger of ^ Westwood with ^ Lakeview Financial ^ Corporation, West Paterson, New Jersey, ^ ("Lakeview") and Lakeview's subsidiary bank ^ Lakewood Savings Bank, West Paterson, New Jersey. Pursuant to the Agreement and Plan of Merger dated September ^ 10, 1997, and discussions with management, each share of ^ Westwood common stock issued and outstanding immediately prior to the Effective Time shall, at the election of the holder, be converted at the Effective Time into the right to receive either shares of common stock, $2.00 par value, of ^ Lakewood, with a value of $29.25 based on an exchange ratio to be set prior to closing or $29.25 in cash; provided that 50.1% of the aggregate merger consideration shall be paid in ^ Lakeview Common Stock and 49.9% of the aggregate merger consideration will be paid in cash. It is understood that ^ Westwood's outstanding options, of 58,335 common shares, will either be exercised prior to the merger, be converted into ^ Lakeview Common Stock at the exchange ratio less the exercise price or paid out in cash at the difference between the purchase price of $29.25 per share and the exercise price. Based upon an exchange value of $29.25, ^ Lakeview will issue common shares and cash to ^ Westwood shareholders for a total transaction value of $20,581,178. This transaction will be accounted for under the purchase method of accounting.

As part of its banking analysis business, FinPro, Inc. is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, FinPro, Inc. had provided professional services and products to ^ Westwood. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we reviewed: (i) the Agreement and Plan of Merger dated September 10, 1997; (ii) the most recent external auditor's reports to the Boards of Directors of each organization; (iii) the last 10-Ks and recent 10-Qs for both companies; (iv) the June 30, 1997 Report of Condition and Income for each organization; (v) the Rate Sensitivity Analysis reports for each organization; (vi) each organization's listing of marketable securities showing rate, maturity, and market value as compared to book value; (vii) each organization's internal loan classification list; (viii) a listing of other real estate owned for each organization; (ix) the budget and long range operating plan of each organization; (x) the Minutes of the Board of Directors meetings for ^ Westwood; (xi) the most recent Board report for ^ Westwood; (xii) the listing and description of significant real properties for each organization; and (xiii) the directors and officers liability and blanket bond insurance policies for each organization. FinPro conducted an on-site review of each organization's historical performance and current financial condition and performed a market area analysis.


We have also had discussions with the management of ^ Westwood and ^ Lakeview regarding their respective financial results and have analyzed the most current financial data available on ^ Westwood and ^ Lakeview. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of ^ Westwood and ^ Lakeview to discuss the foregoing information with them.

We also considered: (a) a transaction summary of the financial terms of the merger, including the aggregate merger consideration relative to fully diluted book value, fully diluted earnings, fully diluted assets, and deposit liabilities of ^ Westwood; (b) the financial terms, financial condition, operating performance, and market areas of other recently completed mergers and acquisitions of comparable financial institution entities, including evaluating Northeast U.S. transactions both generally and specifically; (c) discounted cash flow analyses for ^ Westwood on a stand-alone basis, incorporating the current business plan and future prospects; and (d) the pro forma impact of the Merger to the holders of ^ Westwood common stock (incorporating the Exchange Ratio, transaction adjustments and potential earnings improvements), including the resulting impact to the market value per share, tangible book value per share, earnings per share, and dividends per share of the ^ Westwood Common Stock. We also considered the improved liquidity characteristics of ^ Lakeview Common Stock relative to the ^ Westwood Common Stock, the enhanced competitive position of ^ Lakeview resulting from the merger, the greater return on equity of ^ Lakeview Common Stock relative to the ^ Westwood Common Stock, and the opportunities for ^ Lakeview to increase earnings in the future. The results of these analyses and the other factors considered were evaluated as a whole, with the aggregate results indicating a range of financial parameters utilized to assess the merger consideration as described in the Agreement.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of ^ Westwood and ^ Lakeview .

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all ^ Westwood shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided by us by ^ Westwood and ^ Lakeview, it is our opinion as of September ^ 10, 1997, that the proposed transaction is fair and equitable to all ^ Westwood shareholders from a financial point of view.


We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                                  Respectfully submitted,



                                  /s/FinPro, Inc.
                                  FinPro, Inc.
                                  Liberty Corner, New Jersey




                                  By /s/Donald J. Musso
                                     Donald J. Musso
                                     President

                                                                    Appendix III


                 Annual Report to Stockholders for Fiscal Year
                             Ended March 31, 1997

                                         [** LOGO **]

                                WESTWOOD FINANCIAL CORPORATION

                                     ANNUAL REPORT - 1997

                  ----------------------------------------------------------

                                    WESTWOOD
                              ANNUAL REPORT - 1997

--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------



Letter to Stockholders....................................................   1

Corporate Profile and Stock Market Information............................   2

Selected Financial and Other Data.........................................   4

Management's Discussion and Analysis of
  Financial Condition and Results of Operations...........................   5

Independent Auditors' Report............................................   F-1

Consolidated Financial Statements.......................................   F-2

Notes to Consolidated Financial Statements..............................   F-6

Office Locations and Other Corporate Information.........................   12

               WESTWOOD
[LOGO]         FINANCIAL
Since 1906     CORPORATION
               -----------------------------------------------------------------








                                                                    June 9, 1997

To Our Stockholders:

        I am pleased to present the First Annual Report of Westwood Financial Corporation covering the year ended March 31, 1997.

        The financial statements contained in this report include the operations of Westwood Savings Bank ("Westwood Savings" or the "Bank") for the full twelve month period as well as the accounts of Westwood Financial Corporation (the "Corporation"), which assumed ownership of the Bank effective June 6, 1996. Since its inception on that date, the Corporation's principal business activity has been ownership of the Bank's common stock.

        Fiscal 1997 earnings were significantly impacted by a one-time Savings Association Insurance Fund ("SAIF") special assessment charged to all SAIF-insured institutions nationwide. The one benefit from this assessment will be the significant reduction in future deposit premiums effective January 1, 1997. In our case, the pre-tax assessment was $454,000, basically taking all of our Bank's net income for the first six months of this year. Reflecting the impact of this one-time special assessment, net income for fiscal 1997 amounted to $435,000 compared to $552,000 for fiscal 1996.

        We are well-positioned to meet tomorrow's challenges and demands. Our Board of Directors looks forward to the future with optimism. As we look forward to the introduction of new and expansion of existing facilities, products and services, we remain alert to our organization's responsibility to protect and advance the value of our shareholders' investment as well as the economic growth of the communities and customers we serve.

        Finally, we acknowledge and thank those who have made Westwood Savings' growth and prosperity a continuing reality - first, to our customers, whose confidence constantly motivates us to provide premium quality services, to our employees who take justified pride in the unequalled personal attention they provide, and to our Board members and shareholders who, with their participation and investment, provide the capital that makes our institution's growth and prosperity possible.

        Our Board of Directors and all of our employees thank you for your past confidence and we look forward to your continued support of Westwood Savings.

                                           Very truly yours,


                                           /s/William J. Woods
                                           William J. Woods
                                           Chairman of the Board
                                           President & Chief Executive Officer

                 700-88 Broadway - Westwood, New Jersey 07675 -
                    Tel. (201) 666-5002 - FAX (201) 666-4265

BUSINESS OF THE CORPORATION

WESTWOOD FINANCIAL CORPORATION

Westwood Financial Corporation (the "Corporation") is a New Jersey corporation organized in December 1995, to facilitate the conversion of Bergen North Financial, M.H.C. from the mutual to stock form of ownership and to acquire and hold all of the capital stock of Westwood Savings Bank (the "Bank"). Prior to the consummation of the Conversion and Reorganization, the Mutual Holding Company was the majority stockholder of the Bank and upon consummation of the Conversion and Reorganization, the Mutual Holding Company was merged into the Bank. The Corporation acquired the Bank as a wholly owned subsidiary upon the consummation of the Conversion and Reorganization on June 6, 1996. Since the inception on that date, the Corporation's principal business activity has been the ownership of the Bank's common stock.

WESTWOOD SAVINGS BANK

Westwood Savings Bank is a New Jersey chartered stock savings bank that was formed as a result of the MHC Reorganization on December 9, 1993. The Bank is a community oriented savings institutions offering a variety of financial services to meet the needs of the communities its serves. It is the Bank's present intention to remain an independent community savings bank serving the local needs of northern Bergen County, New Jersey. The Bank operates from its main office in Westwood, New Jersey, and one branch office in Haworth, New Jersey.

The Bank is primarily engaged in the business of attracting deposits from the general public and using those deposits, together with other funds, to originate mortgage loans for the purchase or refinance of residential properties and to purchase mortgage-backed and investment securities.

Stock Market Information

On June 6, 1996, the Corporation became a public company and its Common Stock is currently traded on the Nasdaq "Small Cap" Market under the trading symbol
"WWFC". The daily stock quotation for Westwood Financial Corporation is published in The Wall Street Journal under the trading symbols of "WWFC" or "WstwdF".

The following table reflects the per share stock price trading range as published by the Nasdaq "Small Cap" Market Statistical Report. The stock price in the initial offering was $10.00 per share.


                                                         High            Low

First Quarter                 6/30/96                     $11           $10 1/4

Second Quarter                9/30/96                   $13 1/4         $10 1/4

Third Quarter                 12/31/96                  $16 3/4         $13 1/4

Fourth Quarter                3/31/97                   $19 3/4         $15 1/2

The number of shareholders of record of common stock as of the record date May 28, 1997 was approximately 342. This does not reflect the number of persons or entities who held stock in nominee or "street" name through various brokerage firms. At March 31, 1997, there were 645,241 shares outstanding. Quarterly cash dividends of $0.05 per share were paid on July 19, 1996, October 18, 1996, January 18, 1997 and April 18, 1997, to the shareholders of common stock on the record dates of June 30, 1996, September 30, 1996, December 31, 1996 and March 31, 1997, respectively.

The Corporation's ability to pay dividends to shareholders is dependent upon the earnings from investments and dividends it receives from the Bank. The Bank may not declare or pay a dividend on any of its stock if the effect thereof would cause the Bank's regulatory capital to be reduced below (1) the amount required for the liquidation account established in connection with the Bank's conversion from mutual to stock form, or (2) the regulatory capital requirements imposed by the FDIC.


SELECTED FINANCIAL AND OTHER DATA
Financial Condition (In Thousands)
========================================================================================================================
At March 31,                                                                                 1996            1997
------------------------------------------------------------------------------------------------------------------------
Total Amount of:
  Assets................................                                                    $86,564       $107,981
  Loans receivable, net(1)..............                                                     34,504         40,371
  Mortgage-backed and investment securities
    held to maturity  ..................                                                     39,023         58,631
  Investment securities available                                                             4,422              2
    for sale............................
  Goodwill..............................                                                      1,238          1,132
  Total retained earnings/shareholders'
    equity..............................                                                      6,127          9,950(2)
Summary of Operations (In thousands)
------------------------------------------------------------------------------------------------------------------------
Year Ended March 31,                                                                          1996            1997
------------------------------------------------------------------------------------------------------------------------
Interest and dividend income............                                                     $5,566         $6,648
Interest expense........................                                                      3,314          3,775
  Net interest income...................                                                      2,252          2,873
Provision for loan losses...............                                                         35             52
  Net interest income after
    provision for loan losses...........                                                      2,217          2,821
                                                                                              -----          -----
Total non-interest income...............                                                        108            149
                                                                                              -----          -----
Total non-interest expenses(3)..........                                                      1,476          2,211
                                                                                              -----          -----
Income before income taxes..............                                                        849            759
Provision for income taxes..............                                                        297            324
                                                                                             ------         ------
Net income (loss).......................                                                    $   552        $   435
                                                                                             ======         ======
Other Selected Data
------------------------------------------------------------------------------------------------------------------------
Year Ended March 31,                                                                         1996            1997
------------------------------------------------------------------------------------------------------------------------
Return on average assets................                                                        0.7%           0.5%
Return on average equity................                                                        9.4             4.8
Average equity to average assets........                                                        7.2             9.4
Net interest rate spread................                                                        2.7             2.7
Net interest margin.....................                                                        2.9             3.0
Non-performing assets to total assets(4)                                                        N/A             N/A
Allowance for loan losses to total loans                                                         .5              .5
Non-performing loans to total loans(4)..                                                        N/A             N/A
Non-interest expense to average assets(5)                                                       1.8             2.3
Earnings per share......................                                                         NM           $0.73
Dividends payout ratio..................                                                         NM           27.40%
Book value per share....................                                                         NM          $15.42


NM - Not meaningful as a result of the Conversion and Reorganization completed June 6, 1996.
-----------------------------
(1)  Net of accrued interest, loan origination fees and valuation allowances.
(2)  Includes  stock  offering  proceeds  of  $3.4  million  related   to  the
     Conversion and Reorganization on June 6, 1996.
(3) At March 31, 1997, includes a non-recurring expense of $454,000 in regard to a one-time deposit premium to recapitalize the SAIF.
(4) During all periods presented, the Bank did not have any loans which qualified for nonperforming status, and had no real estate owned.
(5) Non-interest expense at or for the years ended March 31, 1996 and 1997 includes amortization of goodwill.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management's discussion and analysis of financial condition and results of operations is intended to assist you in understanding our financial condition and results of operations. The information in this section should also be read with our Consolidated Financial Statements and Notes to the Consolidated Financial Statements elsewhere in this document.

        Our results of operations depend primarily on net interest income, which is determined by (i) the difference between rates of interest we earn on our interest-earning assets and the rates we pay on interest-bearing liabilities (interest rate spread), and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. In addition, our results of operations are also affected by non-interest income, primarily, income from customer deposit account service charges and non-interest expense, including, primarily, salaries and employee benefits, federal deposit insurance premiums, office occupancy expenses and other general and administrative expenses. We are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, which events are beyond our control.

Asset/Liability Management

        Our assets and liabilities may be analyzed by examining the extent to which our assets and liabilities are interest rate sensitive and by monitoring the expected effects of interest rate changes on our net portfolio value.

        An asset or liability is interest rate sensitive within a specific time period, if it will mature or reprice within that time period. If our assets mature or reprice more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to mitigate the interest rate risk inherent in the historical savings institution business of originating long-term loans funded by short-term deposits by pursuing certain strategies designed to decrease the vulnerability of our earnings to material and prolonged changes in interest rates.

Net Portfolio Value

        In order to measure our interest rate risk, we use a interest rate sensitivity model similar to that used by the OTS for OTS regulated institutions. We compute our interest rate risk by which the net present value of our cash flow from assets, liabilities and off balance sheet items (our net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on our NPV from instantaneous and permanent 1% to 3% increases and decreases in market interest rates. At March 31, 1997, we estimated that our NPV would decrease 11%, 23%, and 35% and increase 11%, 21%, and 31% in the event of 1%, 2%, and 3%, increases and decreases in market rates, respectively. These calculations indicate that our net portfolio value could be adversely affected by increases in interest rates but could be favorably affected by decreases in interest rates. Changes in interest rates also may affect our net interest income, while increases in rates expected to decrease income and decreases in rates expected to increase income, our interest-bearing liabilities would be expected to mature or reprice more quickly than our interest-earning assets. In addition, we would be deemed to have more than a normal level of interest rate risk under applicable regulatory capital requirements.

        While we cannot predict future interest rates or their effects on our NPV or net interest income, we do not expect current interest rates to have a material adverse effect on our NPV or net interest income in the future. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments and deposit run- offs and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in such computations. Although certain assets and liabilities may have similar maturity or periods of repricing they may react at different times and in different degrees to changes in the market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable rate mortgages, generally have features which restrict changes in interest rates on a short term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above.
Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

Financial Condition

        Our total consolidated assets increased by $21.4 million or 24.7% from $86.6 million at March 31, 1996 to $108.0 million at March 31, 1997. The increase in assets for the period was primarily attributable to the growth in our loan portfolio of $5.8 million which was the result of increase loan demand in our market area. In addition, our investment and mortgage-backed securities portfolios held to maturity increased $13.2 million and $6.4 million, respectively, which was offset by the sale of $4.4 million of securities available for resale. Loan growth and investment and mortgage-backed securities held for maturity were primarily funded from $3.4 million in net proceeds received in connection with our stock offering which was completed in June 1996, increases of $7.5 million in net deposits and $10.0 million in FHLB advances. Our total liabilities increased $17.6 million or 21.9% from $80.4 million at March 31, 1996 as compared to $98.0 million at March 31, 1997. Shareholders' equity increased $3.8 million, or 62.4%, from $6.1 million at March 31, 1996 to $9.9 million at March 31, 1997. The net increase in shareholders' equity is the result of $3.4 million in net proceeds from our stock offering and $435,000 in net income.

Results Of Operations for the Year Ending March 31, 1997

        Net Income. Net income decreased $117,000 or 21.2% from $552,000 for 1996 to $435,000 for 1997. The decrease was primarily the result of the recognition of the one-time SAIF special insurance assessment in the amount of $291,000 (after taxes), which was partially offset by an increase in net interest income of $397,000 (after taxes).

        Net Interest Income. Net interest income is the most significant component of our operations. Net interest income is the difference between interest we receive on our interest-earning assets (primarily loans, investment and mortgage-backed securities) and interest we pay on our interest-bearing liabilities (primarily deposits and borrowed funds). Net interest income depends on the volume of and rates earned on interest-earning assets and the volume of and rates paid on interest-bearing liabilities.

        The following table sets forth a summary of average balances of assets and liabilities with corresponding interest income and interest expense as well as average yield and cost information. Average balances are derived from monthly balances. However, we do not believe the use of month-end balances has caused any material difference in the information presented. There have been no tax equivalent adjustments made to the yields.


                                                                     Year Ended March 31,
                                -----------------------------------------------------------------------------------------------
                                                   1996                                          1997
                                ------------------------------------------     -----------------------------------------
                                      Average                 Average                Average                Average
                                      Balance    Interest    Yield/Cost              Balance    Interest   Yield/Cost
                                      -------    --------    ----------              -------    --------   ----------
                                                                    (Dollars in Thousands)

Interest-earning assets:
 Loans receivable...............      $32,958      $2,617           7.94%            $38,503      $3,009          7.82%
 Mortgage-backed securities.....       13,095         848           6.48              16,948       1,147          6.77
 Cash and investment securities(1)     33,006       2,101           6.37              38,988       2,493          6.39
                                       ------       -----                             ------       -----
  Total interest-earning assets.       79,059       5,566           7.04              94,439       6,649          7.04
                                                    -----           ----                           -----          ----
Non-interest-earning assets.....        2,838                                          2,925
                                       ------                                         ------
  Total assets..................      $81,897                                        $97,364
                                       ======                                         ======
Interest-bearing liabilities:
  Borrowings....................            -           -              -               4,167         215          5.16
 Deposit accounts...............       75,714       3,314           4.38             $83,563       3,560          4.26
                                       ------       -----                             ------       -----
  Total interest-bearing liabilities   75,714       3,314           4.38              87,730       3,775          4.30
                                                    -----         ------                           -----        ------
Non-interest bearing liabilities          328                                            487
                                       ------                                         ------
 Total liabilities..............       76,042                                         88,217
Shareholders' equity............        5,855                                          9,147
                                       ------                                         ------
 Total liabilities and shareholders'  $81,897                                        $97,364
                                       ======                                         ======
  equity........................
Net interest income.............                   $2,252                                         $2,874
                                                    =====                                          =====
Interest rate spread(2).........                                    2.66%                                         2.74%
                                                                  ======                                        ======
Net yield on interest-earning assets(3)                             2.85%                                         3.04%
                                                                  ======                                        ======
Ratio of average interest-earning assets
to average interest-bearing liabilities                           104.42%                                       107.65%
                                                                 ======                                        ======

---------------------------------
(1)  Includes interest-bearing deposits in other financial institutions.
(2) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest- bearing liabilities.
(3) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

        The table below sets forth information regarding changes in our interest income and interest expense for the periods indicated. For each category of our interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by old rate); (ii) changes in rate (changes in rate multiplied by old volume); (iii) changes in rate-volume (changes in rate multiplied by the change in volume). Increases and decreases due to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and change due to rate.



                                                                Year Ended March 31,
                              ------------------------------------------------------------------------------------
                                          1995     vs.     1996                       1996     vs.     1997
                              -----------------------------------------   ----------------------------------------
                                        Increase (Decrease)                        Increase (Decrease)
                                               Due to                                     Due to
                              -----------------------------------------   ----------------------------------------
                                                     Rate/                                      Rate/
                              Volume      Rate      Volume       Net      Volume      Rate      Volume      Net
                              ------      ----      ------       ---      ------      ----      ------      ---
                                                              (Dollars in Thousands)

Interest income:
 Mortgage loan portfolio...    $ 177       $(28)        $ (2)     $ 147     $ 440      $ (40)      $ (7)     $ 343
 Mortgage-backed securities       36         91            5        132       250         38         11        299
 Investment securities/
   FHLB stock..............      490        193           70        753       380          7          1        388
                               -----       ----        -----      -----      ----       ----       ----       ----
  Total change in
    interest income........    $ 703      $ 256       $   73    $ 1,032   $ 1,070      $   5      $   5    $ 1,080
                                ====       ====        =====     ======    ======       ====       ====     ======

Interest expense:
  Deposits.................    $ 434      $ 490        $  92    $ 1,016    $  344     $ (91)       $ (9)     $ 244
  Borrowings...............        0          0            0          0         0          0        215        215
                               -----       ----         ----      -----      ----        ---     ------      -----
   Total change in
     interest expense......    $ 434     $  490        $  92    $ 1,016    $  344     $ (91)    $   206      $ 459
                                ====      =====         ====     ======     =====      =====     ======       ====


NET CHANGE IN NET
  INTEREST INCOME..........    $ 269     $ (256)       $ (19)    $   16    $  726      $  96     $ (201)     $ 621
                                ====     ======        =====      =====     =====       ====     ======       ====


        Our net interest income increased $621,000 or 27.6% to $2.9 million in 1997 compared to $2.3 million in 1996. The increase was due primarily to the growth of average interest-earning assets from $79.0 million in 1996 to $94.4 million in 1997. The increase in our average interest-earning assets of $15.4 million reflects an increase of $5.5 million in average loans, an increase of $3.8 million in average mortgage-backed securities and an increase of $6.0 million in average cash and investment securities, which was funded by an increase of $7.8 in average deposit accounts and $4.1 million in average borrowings.

        Our interest rate spread and net interest margin increased in 1997 compared to 1996. This was due to a decrease in the interest cost of average interest-bearing liabilities from 4.38% in 1996 to 4.30% in 1997. The yield on our average interest-earning assets was 7.04% in 1996 and 1997.

        The decrease in the cost of our average interest-bearing liabilities was due primarily to decreases in the cost of our deposit accounts from 4.38% in 1996 to 4.26% in 1997, offset by borrowed money which increased to 5.16% in 1997. The lower costs of deposit accounts reflects our reduction of deposit rates to match the decrease in interest rates during 1996 and the increase in the cost of borrowings reflects the increase in average advances from the Federal Home Loan Bank .

        Provision for Loan Losses. We recorded a provision for loan losses of $52,000 in 1997 compared with $35,000 in 1996. The increase in our loan for loan losses in 1997 and 1996 reflects the increase in the size of our loan portfolio due to internal loan growth.

        Historically, we have emphasized our loss experience over other factors in establishing the provision for loan losses. We review the allowance for loan losses in relation to: (i) the composition of our loan portfolio, (ii) observations of the general economic climate and (iii) loan loss expectations (identification of problem loans and the establishment of specific loan loss allowances on such loans).

        We will continue to monitor our allowance for loan losses and make future adjustments to the allowance through the provision for loan losses as economic conditions dictate. We maintain an allowance for loan losses at a level that we consider to be adequate to provide for the inherent risk of loss in our loan portfolio, however, there can be no assurance that future losses will not exceed estimated amounts or that additional provisions for loan losses will not be required in future periods. In addition, our determination as to the amount of our allowance for loan losses is subject to review by the FDIC and the New Jersey Department of Banking (the "Regulators"), as part of the examination process, which may result in the establishment of an additional allowance based upon the judgment of the Regulators after review of the information available at the time of their examination.

        Non-Interest Income. Our non-interest income increased $41,000 in 1997 or 37.9% from $108,000 for the year ended March 31, 1996 to $149,000 for the year ended March 31, 1997, primarily due to an increase in ATM fees and personal and business checking accounts which resulted in increased fee income.

        Non-Interest Expense. Our non-interest expense increased by $735,000 or 49.8% from $1.48 million for 1996 to $2.21 million for 1997. The increase was primarily attributable to the one-time special SAIF assessment of $454,000. Pursuant to the Economic Growth and Paperwork Reduction Act of 1996 (the "Act"), the FDIC imposed a special assessment on SAIF members to capitalize the SAIF at the designated reserve level of 1.25% as of October 1, 1996. Based on our deposits as of March 31, 1995, the date for measuring the amount of the special assessment pursuant to the Act, our special assessment was $454,000. Due to the recapitalization of the SAIF, we expect lower premiums for deposit insurance in future periods.

        Pursuant to the Act, we will pay, in addition to our normal deposit insurance premium as a member of the SAIF, an annual amount equal to approximately 6.4 basis points of outstanding SAIF deposits toward the retirement of the Financing Corporation Bonds ("Fico Bonds") issued in the 1980's to assist in the recovery of the savings and loan industry. Members of the Bank Insurance Fund ("BIF"), by contrast, will pay, in addition to their normal deposit insurance premium, approximately 1.3 basis points. Beginning no later than January 1, 2000, the rate paid to retire the Fico Bonds will be equal for members of the BIF and the SAIF. The Act also provides for the merging of the BIF and the SAIF by January 1, 1999 provided there are no financial institutions still chartered as savings associations at that time. Should the insurance funds be merged before January 1, 2000, the rate paid by all members of this new fund to retire the Fico Bonds would be equal.

        In addition, salaries and employee benefits increased $48,000 in 1997 compared to 1996 due to our hiring of additional staff. We also recognized a $98,000 loss on the sale of mutual funds from our investment securities portfolio held for resale.

        Income Tax Expense. Our income tax expense increased $27,000 or 9.0% from $297,000 for 1996 to $324,000 for 1997 as a result of a non-deductible capital loss of $98,000 from our sale of mutual funds.

Liquidity and Capital Resources

        Our primary sources of funds are deposits, repayment of loans and mortgage-backed securities, maturities of investments and interest-bearing deposits, funds provided from operations and advances from the FHLB of New York. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. We use our liquidity resources principally to fund existing and future loan commitments, to fund maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, to maintain liquidity, and to meet operating expenses.

        Net cash provided by our operating activities for the year ended March 31, 1997 totalled $730,000 as compared to $494,000 for the year ended March 31, 1996.

        Net cash used in our investing activities for the year ended March 31,1997 totalled $21.3 an increase of $10.5 million from March 31, 1996. The increase was primarily attributable to net loan originations of $3.6 million and net proceeds of $6.9 from calls and maturities of our investment and mortgage-backed securities portfolio held to maturity and the sales from our investment securities portfolio held for resale.

        Net cash provided by our financing activities for 1997 totalled $20.8 million. This was the result of a net increase in deposits of $7.5 million, $10.0 million in FHLB advances and $3.4 million in net proceeds from our stock offering.

        Liquidity may be adversely affected by unexpected deposit outflows, excessive interest rates paid by competitors, adverse publicity relating to the savings and loan industry, and similar matters. Further, the disparity in Fico Bond interest payments as described herein could result in us losing deposits to BIF members that have lower costs of funds and therefore are able to pay higher rates of interest on deposits. Management monitors projected liquidity needs and determines the level desirable, based in part on our commitments to make loans and management's assessment of our ability to generate funds. We are also subject to federal and state regulations that impose certain minimum capital requirements.

Impact of Inflation and Changing Prices

        Our consolidated financial statements and the accompanying notes presented elsewhere in this document, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Recent Accounting Pronouncements

        FASB Statement on Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. In June 1996, FASB issued SFAS No. 125, which will be effective, on a prospective basis, for fiscal years beginning after December 31, 1996. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a financial-components approach that focuses on control. SFAS No. 125 extends the "available for sale" and "trading" approach of SFAS No. 115 to non-security financial assets that can be contractually prepaid or otherwise settled in such a way that the holder of the asset would not recover substantially all of its recorded investment. In addition, SFAS No. 125 amends SFAS No. 115 to prevent a security from being classified as held to maturity if the security can be prepaid or settled in such a manner that the holder of the security would not recover substantially all of its recorded investment. The extension of the SFAS No. 115 approach to certain non-security financial assets and the amendment to SFAS No. 115 are effective for financial assets held on or acquired after January 1, 1997. The FASB has proposed to defer the effective date of SFAS No. 125 until January 1, 1998 for certain transactions including repurchase agreements, dollar-roll, securities lending and similar transactions. FASB 125 will not have a material effect on our financial statements.

        FASB Statement on Earnings Per Share. In March 1997, FASB issued SFAS No. 128, which will be effective, for fiscal years and interim periods ending after December 15, 1997. SFAS No. 128 will require an institution to change the method by which it calculates earnings per share. Earlier application of this statement is not permitted, however, pro forma earnings per share amounts using SFAS No. 128 is permitted. We do not believe the implementation of SFAS No. 128 will have a material effect upon our earnings per share calculation.

                                                                         F-1
--------------------------------- RDH LOGO -------------------------------------


                            RD HUNTER & COMPANY LLP

One Mack Centre Drive     Certified Public Accountants   Members
Paramus, New Jersey                                      American Institute of
07652-3900                                                 Certified Public Accountants
Tel 201 261-4030                                         New Jersey Society of
Fax 201 261-8588                                           Certified Public Accountants
http://www.rdhunter.com                                  Accounting Firms Associated, Inc.
                                                         Alliott Peirson International


                          Independent Auditors' Report
                          ----------------------------


Board of Directors and Shareholders of
Westwood Financial Corporation and Subsidiary
700-88 Broadway
Westwood, New Jersey  07675


We have audited the accompanying consolidated balance sheets of Westwood Financial Corporation and Subsidiary (the "Company") as of March 31, 1997 and 1996, and the related consolidated statements of shareholders' equity, income and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Westwood Financial Corporation and Subsidiary at March 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                    /s/RD Hunter & Company LLP
                                                    ----------------------------
Paramus, New Jersey                                 RD Hunter & Company LLP
May 1, 1997                                         Certified Public Accountants


  Offices in Paramus, New Jersey - Princeton, New Jersey - New York, New York

                Westwood Financial Corporation and Subsidiary               F-2
                           Consolidated Balance Sheets
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                                               1997          1996
                                                                            ------------  --------
                                                                                  (in thousands)
     Assets
     ------


Cash and cash equivalents                                                   $   5,408    $   5,208
                                                                            ---------    ---------


Investments
  Held for resale, at market value                                                  2        4,422
  Held to maturity, at amortized cost (market value of $38,124
   and $25,587 at March 31, 1997 and March 31, 1996, respectively)             38,903       25,742
                                                                            ---------    ---------
      Total investments                                                        38,905       30,164
                                                                            ---------    ---------


Mortgage-backed securities, held to maturity
 (market value of $19,581 and $13,266 at
  March 31, 1997 and March 31, 1996, respectively)                             19,728       13,281
                                                                            ---------    ---------

Loans and interest receivable                                                  40,596       34,715
                                                                            ---------    ---------

Stock in Federal Home Loan Bank, at cost                                          576          440
Accrued interest receivable                                                       852          488
Property and equipment, net                                                       734          750
Prepaid expenses and other assets                                                  50          279
Prepaid corporate taxes                                                             -            1
Goodwill                                                                        1,132        1,238
                                                                            ---------    ---------
     Total other assets                                                         3,344        3,196
                                                                            ---------    ---------
     Total                                                                  $ 107,981    $  86,564
     -----                                                                  =========    =========

     Liabilities and Shareholders' Equity
     ------------------------------------

Liabilities:
  Deposits                                                                  $  87,857    $  80,356
  Loan payable                                                                 10,000         --
  Accrued expenses                                                                 83           82
  Dividends payable                                                                32         --
  Corporate taxes payable                                                          59         --
                                                                            ---------    ---------
     Total liabilities                                                         98,031       80,438
                                                                            ---------    ---------

Shareholders' Equity:
  Common stock $.10 par value 747,500 shares authorized,
   645,241 issued and outstanding at 3/31/97
   $2 par value 5,000,000 shares authorized,
   380,000 issued and outstanding at 3/31/96                                       65          760
  Additional paid in surplus                                                    3,212        4,413
  Stock bonus plans                                                               (80)        (128)
  Unrealized loss on investments                                                 --            (93)
  Retained earnings                                                             6,753        1,174
                                                                            ---------    ---------
     Total shareholders' equity                                                 9,950        6,126
                                                                            ---------    ---------
     Total                                                                  $ 107,981    $  86,564
     -----                                                                  =========    =========

             (The accompanying notes are an integral part of these
                       consolidated financial statements)

                Westwood Financial Corporation and Subsidiary              F-3
                 Consolidated Statements of Shareholders' Equity
                       Years Ended March 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                                                     Unrealized
                                                       Additional                      (Loss)                         Total
(in thousands)                               Common      Paid in      Stock Bonus    Recovery on    Retained       Shareholders'
                                             Stock       Surplus         Plans       Investments    Earnings          Equity
                                             -----       -------         -----       -----------    --------          ------
Balance March 31, 1995                   $      760   $    4,413    $     (176)       $  (109)        $   654         $ 5,542

Recovery of unrealized loss
 on investments                               - - -        - - -         - - -             16           - - -              16

Release of stock bonus plans
 shares                                       - - -        - - -            48          - - -           - - -              48


Net income                                    - - -        - - -         - - -          - - -             552             552

Cash dividends declared                       - - -        - - -         - - -          - - -             (32)            (32)
                                         ----------   ----------    ----------        -------         -------         -------
Balance March 31, 1996                          760        4,413          (128)           (93)          1,174           6,126


Exchange of Westwood Savings Bank
 stock to Westwood Financial
 Corporation and Subsidiary                    (760)      (4,413)        - - -          - - -           5,273             100

Proceeds from Westwood Financial
 Corporation and Subsidiary
 initial public offering                         65        3,263         - - -          - - -           - - -           3,328

Purchase and retirement of
  treasury stock                              - - -          (51)        - - -          - - -           - - -             (51)

Loss realized on sale of
  investments held for resale                 - - -        - - -         - - -             93           - - -              93

Release of stock bonus plan shares            - - -        - - -            48          - - -           - - -              48


Net income                                    - - -        - - -         - - -          - - -             435             435

Cash dividends declared                       - - -        - - -         - - -          - - -            (129)           (129)
                                          ----------   ----------   ----------        -------         -------         -------

  Balance March 31, 1997                  $      65   $    3,212    $      (80)      $  - - -         $ 6,753         $ 9,950
  ----------------------                  ==========  ==========    ==========        =======         =======         =======



              (The accompanying notes are an integral part of these
                       consolidated financial statements)

                Westwood Financial Corporation and Subsidiary              F-4
                        Consolidated Statements of Income
                       Years Ended March 31, 1997 and 1996
--------------------------------------------------------------------------------



                                                               1997      1996
                                                               ----      ----
                                                        ( $ in thousands except
                                                        earnings per share data)
Interest and dividend income:
  Loans receivable                                          $ 3,008   $ 2,616
  Mortgage backed securities                                  1,147       849
  Investment securities and other
   interest bearing assets                                    2,463     2,070
  Federal Home Loan Bank stock                                   30        31
                                                             ------    ------

                                                              6,648     5,566
                                                             ------    ------
Interest expense:
  Deposits                                                    3,560     3,314
  Borrowings                                                    215     - - -
                                                             ------   -------
                                                              3,775     3,314
                                                             ------   -------
     Net interest income                                      2,873     2,252

Provision for loan losses                                        52        35
                                                            -------    ------
     Net interest income after
      provision for loan losses                               2,821     2,217
                                                             ------     -----
Non-interest income:
  Late charges                                                    6         7
  Miscellaneous charges and fees                                143       101
                                                             ------    ------
                                                                149       108
                                                             ------     -----
Non-interest expenses:
  General and administrative                                    882       748
  Salaries and employee benefits                                672       624
  Rent and utilities                                            105       104
  SAIF Special assessment                                       454     - - -
  Loss on sale of investments held for resale                    98     - - -
                                                            -------   -------
                                                              2,211     1,476
                                                             ------     -----

     Income before taxes on income                              759       849
                                                            -------    ------
Taxes on income:
  Federal income tax                                            314       272
  NJ Savings Institution tax                                     10        25
                                                           --------   -------
     Total taxes on income                                      324       297
                                                            -------    ------

     Net income                                           $     435 $     552
     ----------                                             =======   =======

     Earnings per share                                   $     .73
     ------------------                                     =======


             (The accompanying notes are an integral part of these
                       consolidated financial statements)

                Westwood Financial Corporation and Subsidiary              F-5
                      Consolidated Statements of Cash Flows
                       Years Ended March 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                               1997      1996
                                                               ----      ----
Operating activities:
  Net income                                               $    435  $    552
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization                               163       155
    Provision for loan losses                                    52        35
    Stock bonus plans expense                                    48        48
    Loss on sale of investments                                  98       -
     (Increase) decrease in assets:
      Interest receivable                                      (364)      (96)
      Prepaid corporate taxes                                     1         8
      Prepaid expenses                                          229      (223)
     Increase (decrease) in liabilities:
      Interest payable                                            8        46
      Deferred income                                           -         (19)
      Corporate taxes payable                                    59        22
      Accrued expenses                                            1       (34)
                                                            -------    ------
        Net cash provided by operating activities               730       494
                                                            -------    ------

Investing activities:
  Loans made to customers                                   (13,797)   (9,445)
  Principal collected on loans                                7,864     7,129
  Purchase of FHLB stock                                       (136)      (19)
  Purchase of investments                                   (25,609)  (24,376)
  Proceeds from matured/called investments                   10,416    15,986
  Purchases of property and equipment                           (53)      (55)
  Acquisition of goodwill                                        12       -
                                                            -------    ------
        Net cash used in investing activities               (21,303)  (10,780)
                                                            -------   -------

Financing activities:
  Net increase in deposit accounts                            7,493    10,487
  Proceeds from borrowings                                   10,000       -
  Dividends paid                                                (97)      (48)
  Proceeds from public stock offering, net                    3,428       -
  Purchase of treasury stock                                    (51)      -
                                                            -------   -------
        Net cash provided by financing activities            20,773    10,439
                                                            -------   -------

        Increase in cash and cash equivalents                   200       153

Cash and cash equivalents, beginning of year                  5,208     5,055
                                                            -------   -------

        Cash and cash equivalents, end of year             $  5,408  $  5,208
        --------------------------------------               ======    ======

Supplemental disclosures of cash flow information:
--------------------------------------------------

Cash paid for interest                                     $  3,767   $ 3,267
                                                             ======    ======

Cash paid for taxes on income                              $    264  $    267
                                                             ======    ======

             (The accompanying notes are an integral part of these
                       consolidated financial statements)

                Westwood Financial Corporation and Subsidiary              F-6
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------

Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

Westwood Financial Corporation is a holding company whose subsidiary, Westwood Savings Bank, has been serving Northern Bergen County, New Jersey since 1906. The Bank is a full service financial institution which primarily grants first and second mortgages on one and two family homes to qualified applicants within the Northern Bergen County region secured by security liens on the respective properties.

         A. Principles of Consolidation
            ---------------------------

            The accompanying consolidated financial statements include the accounts of Westwood Financial Corporation and Westwood Savings Bank, a wholly-owned subsidiary of the Corporation. All significant intercompany balances and transactions have been eliminated in consolidation. The financial statements at March 31, 1996 are the audited financial statements at that date of Westwood Savings Bank.

         B. Organization
            ------------

            The Corporation is a New Jersey stock corporation organized in December 1995 to facilitate the conversion of the Bank's holding company (formerly Bergen North Financial, M.H.C.) from the mutual to stock form of ownership and to acquire and hold all of the capital stock of the Bank. In connection with the conversion, Bergen North Financial, M.H.C., which had owned 58% of the Bank's common stock, was merged with and into the Bank, and its shares of the Bank were canceled. On June 6, 1996, the Corporation issued 261,488 shares of its common stock for all of the remaining outstanding shares of the Bank, and issued and sold 385,184 shares of its common stock at a price of $10.00 per share which after giving effect to offering expenses of $424,000 resulted in net proceeds of $3,428,000. Since June 6, 1996, the Corporation engaged in no significant business activity other than its ownership of the Bank's common stock.

         C. Use of Estimates
            ----------------

            The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from these estimates.

            Material estimates that are particularly susceptible to significant change relates to the determination of the allowance for loan losses.

                Westwood Financial Corporation and Subsidiary              F-7
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------


Note 1 - Summary of Significant Accounting Policies - (continued)
         --------------------------------------------------------

         D. Investments and Mortgage-Backed Securities
            ------------------------------------------

            The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), effective March 31, 1994. SFAS 115 requires the Bank to classify its securities as: (1) held to maturity, (2) available for sale and (3) trading.

            Securities held to maturity consist of debt securities that management intends to, and the Bank has the ability to, hold until maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount.

            Securities available for sale consist of debt and equity securities that are not intended to be held to maturity and are not held for trading. Securities available for sale are reported at fair value, with unrealized gains and losses credited or charged, net of tax effect, directly to stockholders' equity. Realized gains and losses on securities available for sale are determined on a specific identification basis.

            The Bank has not classified any of its securities as trading.

         E. Loans Receivable
            ----------------

            Loans are stated at their principal amounts outstanding, net of unearned income and loan origination fees and costs. Interest on loans is accrued and credited to interest income based on loan principal amounts outstanding at appropriate interest rates. Loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment to the loan's yield. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. Any subsequent payments are credited to income as received. Other loan fees are recorded as earned and included in non-interest income.

            Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS No. 114) as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan- Income Recognition and Disclosures," (SFAS No. 118) were adopted prospectively by the Bank on January 1, 1995. SFAS No. 114 defines an impaired loan as a loan for which it is probable based on current information, that the lender will not collect all amounts due under the contractual terms of the loan agreement. The Bank has defined the population of impaired loans to be all non-accrual loans. Commercial and mortgage impaired loans are individually assessed to determine that each loan's carrying value is not in excess of the fair value of the related collateral or the present value of the expected future cash flows. There were no impaired loans at March 31, 1997 as defined by SFAS 114 and SFAS 118.

                Westwood Financial Corporation and Subsidiary              F-8
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------

Note 1  - Summary of Significant Accounting Policies: (continued)
          -------------------------------------------------------

         F. Provision for Loan Losses
            -------------------------

            The allowance for loan losses is established through a provision for loan losses charged to income. Losses on loans are charged against the allowance when management believes the collectibility of principal is unlikely. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is based upon factors such as individual loan characteristics, changes in composition and volume of the loan portfolio, economic conditions and other factors that may warrant recognition in maintaining an allowance at a level sufficient to provide for estimated loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in Northern New Jersey. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgements about information available to them at the time of their examination.

         G. Property and Equipment
            ----------------------

            Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization charges are computed using the straight-line method, over the estimated useful lives of the assets. The estimated useful lives are as follows:

                  Classification                         Life (Years)
                  --------------                         ------------

              Building and building improvements             39
              Office property and equipment                5 to 10
              Leasehold improvements                         10

            The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in fiscal year 1997. This statement requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present. Impairment would be considered when the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Implementation of this statement had no effect on the consolidated financial statements.

                Westwood Financial Corporation and Subsidiary              F-9
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------




Note 1  - Summary of Significant Accounting Policies: (continued)
          -------------------------------------------------------

         H. Goodwill
            --------

            Goodwill, which represents the excess of the cost of acquiring the Haworth, New Jersey branch over the fair value of the net assets at the date of acquisition, is being amortized using the straight line method over 15 years. The asset is evaluated annually for potential impairment.

         I. Interest Rate Risk
            ------------------

            The Company is engaged principally in providing first mortgage loans to individuals. At March 31, 1997, the Company's assets consist primarily of assets that earned interest at fixed interest rates. Those assets were funded primarily with short-term liabilities that have interest rates that vary with market rates over time.

            The shorter duration of the interest-sensitive liabilities indicates that the Company is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at high interest rates, thereby reducing the market value of long-term assets and net interest income.

         J. Statement of Cash Flows
            -----------------------

            For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks with original maturities of three months or less, and Federal funds sold. Generally, Federal funds sold are for a one-day period.

         K. Income Taxes
            ------------

            The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

               Westwood Financial Corporation and Subsidiary               F-10
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------


Note 1  - Summary of Significant Accounting Policies: (continued)
          -------------------------------------------------------

         L. Earnings per Share
            ------------------

            Earnings per share amounts for the year end March 31, 1997 are determined by dividing net income by the calculated weighted average number of shares of common stock and common stock equivalents outstanding. Stock options are regarded as common stock equivalents computed using the Treasury Stock method, however, they did not have a material effect on primary and fully diluted earnings per share.

            Earnings per share data is not presented for the year end March 31, 1996 due to the conversion and reorganization effective June 6, 1996, and such information would not be meaningful.

Note 2  - Cash and Cash Equivalents:
          -------------------------

          Cash and cash equivalents consist of the following at March 31:

                                                     1997         1996
                                                     ----         ----
          Noninterest bearing:
            Cash on hand                          $  1,475      $   330
            Fleet Bank                                  19           36
            Core States Bank                            31           50
            Westwood Savings Bank                        5           -
                                                    ------       ------
                                                     1,530          416
                                                     -----        -----
          Interest bearing:
            Federal Reserve Bank                     1,751        1,236
            F.H.L.B. - Demand                          327          256
            F.H.L.B. - Overnight                       700          300
            First USA                                1,000        3,000
            Bogota Savings Bank                        100           -
                                                     -----       ------
                                                     3,878        4,792
                                                     -----       ------
                 Total                             $ 5,408      $ 5,208
                 -----                               =====        =====

               Westwood Financial Corporation and Subsidiary              F-11
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------

Note 3  -  Loans Receivable and Interest Receivable:
           ----------------------------------------

                                 March 31, 1997
                                 --------------

          Loans receivable and interest receivable consist of the following:

                                                                      Loans
                                                                    Receivable
                                                                    ----------
                                                                  (in thousands)


          Conventional direct reduction mortgages                    $ 29,215
          Second mortgages                                              6,592
          Mortgage loan participation                                     436
          V.A. Direct Reduction Mortgages                                  12
          Account loans                                                   971
          Property improvement loans                                    1,062
          Home equity lines of credit                                   1,708
          Student loans                                                   113
          Automobile loans                                                300
          Personal loans                                                  189
          Construction loans                                               68
          NOW credit reserve loans                                          1
                                                                     --------
                                                                       40,667

          Add, interest receivable                                        225

          Less, Deferred loan origination
                fees (see Note 4)                                         (78)


                Valuation allowance relating
                 to loan losses (see Note 5)                             (218)
                                                                     --------


               Total                                                 $ 40,596
               -----                                                 ========

          The following table sets forth the maturity of loans receivable as of March 31, 1997:

                                                                 (In Thousands)
                                                                 --------------

          Maturity of one year or less                               $  3,534
          Maturity of over one through two years                        1,148
          Maturity of over two through three years                      1,796
          Maturity of over three through five years                     5,988
          Maturity of over five through ten years                       8,029
          Maturity of over ten years                                   20,172
                                                                       ------

               Total                                                 $ 40,667
               -----                                                   ======

               Westwood Financial Corporation and Subsidiary              F-12
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 3  - Loans Receivable and Interest Receivable: - (continued)
          ----------------------------------------

                                 March 31, 1996
                                 --------------

          Loans receivable and interest receivable consist of the following:


                                                                     Loans
                                                                   Receivable
                                                                   ----------
                                                                (in thousands)


          Conventional direct reduction mortgages                   $ 26,578
          Second mortgages                                             4,782
          Mortgage loan participation                                    439
          F.H.A. Direct Reduction Mortgages                                9
          V.A. Direct Reduction Mortgages                                 13
          Account loans                                                  489
          Property improvement loans                                     830
          Home equity lines of credit                                  1,075
          Student loans                                                   87
          Automobile loans                                               356
          Personal loans                                                 180
                                                                    --------
                                                                      34,838

          Add, interest receivable                                       211

          Less, Deferred loan origination
                fees (see Note 4)                                       (165)


                Valuation allowance relating
                 to loan losses (see Note 5)                            (169)
                                                                    --------


               Total                                                $ 34,715
               -----                                                  ======

               Westwood Financial Corporation and Subsidiary              F-13
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 4 -  Deferred Income:
          ---------------
                                                               March 31,
                                                               ---------
                                                          1997         1996
                                                          ----         ----
                                                          (in thousands)

          Deferred income deducted from loans
            receivable in Note 3 (above) consists
            of the following:

             Deferred loan fees                        $     54      $   125
             Modification origination fees                   24           40
                                                          -----        -----

                  Total                                 $    78      $   165
                  -----                                   =====        =====


Note 5  - Valuation Allowance:
          -------------------

          The valuation allowance pertaining to loan losses deducted from loans receivable in Note 3 (above) consists of the following:

                                                               March 31,
                                                               ---------
                                                           1997         1996
                                                           ----         ----
                                                            (in thousands)

          Balance, beginning of period                   $   169      $   134

            Add, provision charged to income                  52           35

            Less, losses charged against
                    allowance                                (3)          -
                                                          -----        ----

          Balance, end of period                         $   218      $   169
          ----------------------                           =====        =====

               Westwood Financial Corporation and Subsidiary              F-14
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------

Note 6  - Investments and Accrued Interest:
        -----------------------------------

                                                    March 31, 1997
                                                    --------------
                                                                 Gross        Gross
                          Interest     Face       Amortized    Unrealized  Unrealized      Market     Accrued
                Maturity    Rate       Amount        Cost         Gains      Losses        Value     Interest
                --------    ----       ------        ----         -----      ------        -----     --------

  ($ in thousands)
1.   Investments held for resale:

Asset Manage-
 ment Fund
 Adjustable
 Rate
 Mortgages         N/A     6.144%    $     2       $     2       $     -     $      -     $     2    $      -
                 =====     =====     =======        ======         =====       ======     =======    ========

2.   Investments held to maturity:


Federal Home               5.04%
 Loan Bank                  to
 Notes           Various   8.31%     $ 15,500      $15,497       $     -     $   (282)    $15,215    $    259


Federal Home    04/21/97   5.47%
 Loan Bank         to        to
 Term Deposits  05/19/97   5.51%        1,000        1,000             -            -       1,000           1


US Treasury
 Note           01/15/99   6.375%         500          497             3            -         500           6


Federal National           5.3%
 Mortgage Assoc.            to
 Bonds           Various   8.0%         8,000        8,000             -         (122)      7,878         154


Westwood Board
 of Education
 Bond           06/15/00   5.35%          400          409             2            -         411           6


Student Loan
 Marketing
 Association
 Bonds          07/25/00   6.445%          500         500             -           (6)        494          6


Federal Home
 Loan Mortgage  02/02/99   5.7%
 Corporation       to       to
 Bonds          11/20/06   8.04%        13,000      13,000            -          (374)     12,626        311
                                        ------      ------       ------         -----      ------   --------


                   Total               $38,900     $8,903        $    5       $  (784)    $38,124    $   743
                   -----               =======     ======        ======        ======     =======    =======


               Westwood Financial Corporation and Subsidiary              F-15
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------


Note 6  - Investments and Accrued Interest: - (continued)
          --------------------------------

                                                   March 31, 1996
                                                   --------------
                                                                         Gross       Gross
                                 Interest     Face       Amortized    Unrealized  Unrealized      Market     Accrued
                       Maturity    Rate       Amount        Cost         Gains      Losses        Value     Interest
                       --------    ----       ------        ----         -----      ------        -----     --------
   ($ in thousands)
1.   Investments held for resale:

Asset Manage-
 ment Fund
 Adjustable
 Rate
 Mortgages              N/A       5.944%    $   3,500    $   3,500     $      -    $   (14)     $  3,486    $    18

Overland Express
 Variable Rate

 Government Fund        N/A       4.786%        1,015        1,015            -        (79)          936          4
                                              -------      -------       ------      -----        ------     ------

                                            $   4,515    $   4,515      $     -     $  (93)      $ 4,422    $    22
                                              =======        =====       ======      =====        ======     ======

2.   Investments held to maturity:

Federal Home                      5.04%
 Loan Bank                         to
 Notes                 Various    8.31%     $  13,000     $ 12,997      $     -     $  (89)      $12,908    $   196


Federal Home         04/08/96     5.13%
 Loan Bank               to        to
 Term Deposits       04/22/96     5.66%         2,000        2,000            -          -         2,000         18


US Treasury
 Note                01/15/99     6.375%          500          496           10          -           506          6


Federal National
 Mortgage Assoc.
 Bonds                 Various    8.0%          6,500        6,500            -        (52)        6,448        121


First USA Bank
 Certificate of
 Deposit              03/21/97    5.85%           750          750            -          -           750          1


Student Loan
 Marketing            10/14/99    6.445%
 Association             and       to
 Bonds                03/25/00    7.82%         1,000        1,000            4          -         1,004         24


Federal Home
 Loan Mortgage        02/02/99    5.7%
 Corporation             to        to
 Bonds                02/27/06    7.584%        2,000        1,999            -        (28)        1,971         16
                                             --------      -------     --------    -------       -------     ------

                         Total              $  25,750     $ 25,742      $    14     $ (169)      $25,587    $   382
                         -----               ========      =======       ======      =====       =======     ======

               Westwood Financial Corporation and Subsidiary              F-16
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 6  - Investments and Accrued Interest:  (continued)
          --------------------------------

          Investments held to maturity are scheduled to mature contractually within the following periods as of March 31, 1997:

                                                                                          (In Thousands)
                                                                                          --------------
                                                                                       Amortized     Market
                                                                                        Cost         Value
                                                                                        ----         -----

          Maturity of one year or less                                                 $   1,000    $   1,000
          Maturity of more than one year through five years                               15,905       15,760
          Maturity of more than five years through ten years                              17,998       17,514
          Maturity of more than ten years                                                  4,000        3,850
                                                                                          ------       ------


               Total                                                                    $ 38,903     $ 38,124
               -----                                                                      ======       ======

Note 7 -  Mortgage-backed Securities and Accrued Interest:
          -----------------------------------------------


                                                   March 31, 1997
                                                   --------------
                                                                  Gross       Gross
                          Interest     Face       Amortized    Unrealized  Unrealized     Market       Accrued
                Maturity    Rate       Amount        Cost        Gains       Losses       Value        Interest
                --------    ----       ------        ----        -----       ------       -----        --------

   ($ in thousands)
Investments held to maturity:

Federal National
 Mortgage Assoc   1/1/99      6.5%
 Participating      to         to
 Certificates     3/1/26      7.5%  $  5,029     $  3,227    $     -        $  (80)     $  3,147        $  19

Federal Home
 Loan Mortgage
 Corporation      4/1/96      5.0%
 Participating     to          to
 Certificates     1/1/02     8.75%    14,498        5,256          -          (119)        5,137           29

Federal Home
 Loan Mortgage
 Corporation      4/1/17
 Participating     to
 Certificates     9/1/22      ARM      3,184          684         12            -           696             8


               Westwood Financial Corporation and Subsidiary              F-17
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 7 -  Mortgage-backed Securities and Accrued Interest: (continued)
          -----------------------------------------------

                                                        March 31, 1997
                                                        --------------
                                                                       Gross       Gross
                               Interest     Face       Amortized    Unrealized  Unrealized     Market       Accrued
                     Maturity    Rate       Amount        Cost         Gains      Losses       Value        Interest
                     --------    ----       ------        ----         -----      ------       -----        --------

  ($ in thousands)
Investments held to maturity:

Government National
 Mortgage Assoc
 Participating
 Certificate          5/15/01        8%            9            9          -           -              9          -

Government National  11/20/22      5.0%
 Mortgage               to          to
 Association          3/20/27    7.125%       10,040        9,208           27         -          9,235           44

Federal National
 Mortgage Assoc        1/1/17
 Participating          to
 Certificates         11/1/22      ARM         2,129        1,344           13          -         1,357            8
                                              ------       ------        -----       -----       ------         ----

                     Total                  $ 34,889     $ 19,728      $    52     $ (199)     $ 19,581       $  108
                     -----                    ======       ======        =====       ====        ======         ====


Mortgage-backed   securities   held  to  maturity   are   scheduled   to  mature
contractually within the following periods as of March 31, 1997:

                                                                     (In Thousands)
                                                                     --------------
                                                                  Amortized   Market
                                                                    Cost      Value
                                                                    ----      -----

          Maturity of one year or less                          $     394   $     393
          Maturity of more than one year through five years         6,244       6,101
          Maturity of more than five years through ten years          -           -
          Maturity of more than ten years                          13,090      13,087
                                                                   ------      ------

               Total                                             $ 19,728    $ 19,581
               -----                                               ======      ======

               Westwood Financial Corporation and Subsidiary              F-18
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------


Note 7 -  Mortgage-backed Securities and Accrued Interest:- (continued)
          -----------------------------------------------

                                                             March 31, 1996
                                                             --------------
                                                                            Gross       Gross
                                    Interest     Face       Amortized    Unrealized  Unrealized     Market       Accrued
                          Maturity    Rate       Amount        Cost         Gains      Losses       Value        Interest
                          --------    ----       ------        ----         -----      ------       -----        --------

  ($ in thousands)
Investments held to maturity:

Federal National
 Mortgage
 Association               1/1/99    6.5%
 Participating               to        to
 Certificates              3/1/26    7.5%   $  4,015     $  2,597   $     -         $  (41)    $  2,556        $  15

Federal Home
 Loan Mortgage
 Corporation               4/1/96     5%
 Participating                to      to
 Certificates              1/1/02    8.75%    14,763        6,527         -            (55)       6,472           36


Federal Home
 Loan Mortgage
 Corporation               4/1/17
 Participating                to
 Certificates              9/1/22    ARM       4,696          853           19         -            872           10


Government National
 Mortgage
 Association
 Participating
 Certificates              5/15/01    8%          11           11            1         -             12          -


Government National
 Mortgage                 11/20/22    to
 Association              10/24/24   7.25%     2,015        1,661           47        -           1,708           10

Federal National
 Mortgage
 Association               1/1/17
 Participating               to
 Certificates             11/1/22     ARM      2,129        1,632           14         -          1,646           10
                                              ------       ------         ----       ------      ------         ----

                          Total            $  27,629    $  13,281      $    81    $   (96)    $  13,266      $    81
                          -----               ======       ======        =====      =====        ======        =====

               Westwood Financial Corporation and Subsidiary              F-19
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------


Note 8  - Property and Equipment:
          ----------------------

          Office property and equipment consist of the following at March 31:

                                                       1997         1996
                                                       ----         ----
                                                        (in thousands)
          Land                                       $   165       $  165
          Building and building improvements             370          363
          Furniture, fixtures
           and equipment                                 403          357
          Leasehold improvements                         158          158
                                                       -----        -----
                                                       1,096        1,043
          Less, accumulated depreciation
           and amortization                              362          293
                                                       -----        -----


             Total                                   $   734     $    750
             -----                                     =====       ======

          Depreciation expense was $69,726 and $60,012 for the years ended March 31, 1997 and 1996, respectively.

Note 9 -  Deposits:
          --------

          Deposits, which include demand and savings accounts, certificates of deposit, and individual retirement accounts are classified as follows at March 31:

                                                    1997             1996
                                             --------------    ----------------
          Balances by Interest Rate            Amount   %        Amount    %
                                                   ($ in thousands)
          Demand accounts (1.5 to 3.0%)      $ 13,111   15      $ 12,631   16
          Savings accounts (2.53 to 3.1%)      17,817   20        17,459   21
                                               ------  ---        ------  ---

                                               30,928   35        30,090   37
                                               ------  ---        ------  ---

          Certificates and Individual
           Retirement Accounts:
             3.02 to 4.14%                        537    1           759    1
             4.15 to 5.5%                      27,754   32        32,243   40
             5.55 to 7.0%                      28,514   32        16,682   21
             7.10 to 7.82%                        -     -            466    1
                                            --------- ----       -------  ---

                                               56,805   65        50,150   63
                                               ------  ---        ------  ---

          Accrued interest                        124   -            116   -
                                              ------- ----       ------- ----

             Total                           $ 87,857  100      $ 80,356  100
             -----                             ======  ===        ======  ===

          Included in deposits as of March 31, 1997 and 1996 were $3,011,000 and
          $3,037,000,   respectively,   of  individual   deposits  greater  than
          $100,000.

               Westwood Financial Corporation and Subsidiary              F-20
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 10 - Time Deposits:
          -------------

          While frequently renewed at maturity rather than paid out, certificate amounts are scheduled to mature contractually within the following periods as of March 31, 1997:


                                                          (In Thousands)

          Maturity  of one year or less                       $ 50,151
          Maturity of more than one year                         5,676
          Maturity of more than two years                          506
          Maturity of more than three years
            through five  years                                    472
          Maturity of more than five years through
            ten years                                                -
          Maturity of more than 10 years                             -
                                                               -------
               Total                                          $ 56,805
               -----                                           =======

Note 11 - Loans Payable
          -------------

                                                            Balance at March 31:
                                                            --------------------

                                                               1997      1996
                                                               ----      ----
                                                               (in thousands)
          Federal Home Loan Bank of New York
          $10,000,000 advance dated November 25, 1996
          due  November 25, 1998 with  interest at 5.96%
          paid  monthly, secured by qualifying one to
          four family first lien mortgages held by
          the Company.                                      $  10,000   $ - - -
                                                             ========   ========


Note 12 - Commitments and Contingencies:

          Operating Leases:

          Effective June 1, 1991 the Bank entered into a ten year lease for office space. This lease calls for minimum rents of $50,700 the first year escalating to $93,660 in the final year of the lease. The Bank is also liable for its proportionate share of property taxes as well as certain Merchant Association dues.

               Westwood Financial Corporation and Subsidiary               F-21
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 12 - Commitments and Contingencies: - (continued)
          -----------------------------

          Operating Leases:
          -----------------


          The future minimum rental payments are as follows at March 31, 1997:

                                                      ($ in thousands)
                                                      ----------------

                           1998                            $  80
                           1999                               84
                           2000                               89
                           2001                               93
                           Thereafter                         16
                                                             ---

                           Total                           $ 362
                           -----                             ===

          Rental expense under operating leases for the years ended March 31, 1997 and 1996 was $91,728 and $89,902, respectively.

          Financial Instruments with Off-Balance Sheet Risk
          -------------------------------------------------


          In the ordinary course of the business of meeting the financial needs of its customers, the Bank is party to various financial instruments which are properly not reflected in the financial statements. These financial instruments include unused portions of lines of credit and commitments to extend various types of credit.


          These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the financial statements. The Bank seeks to limit any exposure of credit loss by applying the same credit underwriting standards it uses for on-balance sheet lending facilities. The following table provides a summary of financial instruments with off-balance sheet risk at March 31, 1997.

                                                                            Contract
                                                                             Amount
                                                                             ------
                                                                      ($ in thousands)

          Commitments under unused lines of credit                          $ 2,127
          Outstanding loan commitments                                        1,052
                                                                              -----

               Total financial instruments with off-balance sheet risk      $ 3,179
               -------------------------------------------------------      =======

          Litigation
          ----------


          In the normal course of business, the Bank may be a party to various legal proceedings and claims. In the opinion of management, the financial position or results of operations of the Bank will not be materially affected by the outcome of such legal proceedings and claims.

               Westwood Financial Corporation and Subsidiary              F-22
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------

Note 13 - Federal Income Taxes:
          --------------------

          The Small Business Job Protection Act of 1996 (1996 Act) repealed the "percentage of income method" for accounting for the provision for bad debts. The Bank has used this method consistently in developing their bad debt provision and reserve for income tax purposes through March 31, 1996. The 1996 Act requires the Bank to recapture any addition to this reserve made subsequent to 1987. The Bank has approximately $392,000 of post 1987 reserves for which no deferred income tax liability, approximately $145,000, has be recognized.

                                                                           Years Ended March 31,
                                                                           ---------------------
                                                                           1997              1996
                                                                    ----------------- -----------------
                    ($ in thousands)                                  Amount      %     Amount      %
                                                                    --------    -----  -------    ---


          Computed statutory federal tax expense                        $ 258   34.0%      $ 289  34.0%
                                                                          ---   ----         ---  ----


          Changes in tax expense resulting from:

          Benefit of state income tax deduction                           (4)    (.5)         (9) (1.0)
          Bad debt deductions                                              -       -         (25) (2.9)
          Dividend income exclusion                                       (7)    (.9)         (7) (0.9)
          Other                                                           34     4.4          24   2.8
          Non-deductible capital loss                                     33     4.3           -     -
                                                                        -----   ----        ----   ---
                                                                          56     7.3         (17) (2.0)
                                                                        -----   ----        ----  ----

            Federal income tax expense                                $  314    41.3%      $ 272  32.0%
            --------------------------                                  =====   ====         ===  ====

Note 14 - Capital Adequacy:
          ----------------

          A reconciliation of shareholders' equity as reported in the accompanying financial statements in accordance with generally accepted accounting principles (GAAP) to the three components of regulatory capital required by the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA) of 1989 is as follows as of March 31 (in thousands):

                                                                           1997                                1996
                                                        --------------------------------------  -----------------------------------
                                                                             Tier 1    Risk-                       Tier 1   Risk-
                                                            GAAP   Leverage  or Core   Based     GAAP   Leverage  or Core   Based
                                                          Capital  Capital   Capital  Capital   Capital Capital   Capital  Capital
                                                          -------  -------   -------  -------   ---------------   -------  -------
          Net worth reported for financial
           statement purposes:                           $ 8,385   $ 8,385  $ 8,385  $ 8,385   $ 6,126    $ 6,126  $ 6,126  $ 6,126
                                                           =====                                 =====


          Adjustments to arrive at regulatory capital:
            Non-allowable capital                                     (160)     (160)    (160)               (112)    (112)    (112)
            Non-allowable assets                                    (1,132)   (1,132)  (1,132)             (1,238)  (1,238)  (1,238)
            General loan valuation allowance                             -        -       218                  -        -       169
                                                                     -----    -----     -----               -----    -----    -----
               Computed regulatory capital                           7,093     7,093    7,311               4,776    4,776    4,945
               Minimum capital requirement                           3,124     1,531    3,063               2,520    1,320    2,639
                                                                     -----     -----    -----               -----    -----    -----


            Regulatory capital-excess                              $ 3,969   $ 5,562  $ 4,248             $ 2,256  $ 3,456  $ 2,306
            -------------------------                                =====     =====    =====               =====    =====    =====

               Westwood Financial Corporation and Subsidiary              F-23
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 15 -  Treasury Stock:
           --------------

          On January 10, 1997, the Company completed a "Modified Dutch Auction" self-tender offering which commenced on November 25, 1996. A total of 1,431 shares were purchased at a price of $15.00 per share plus costs of the offering of $31,000 and held as treasury stock. The Board of Directors approved the retirement of the shares held as treasury stock which resulted in a reduction of additional paid in capital of $51,000.


Note 16 - Interest on Deposits:
          --------------------

          Interest expense on customer deposits is summarized as follows at March 31:

                                                         1997          1996
                                                      ----------    ----------
                                                        (in thousands)
          Interest expense on:
            Certificates of deposit and
             other time deposits                      $  2,920      $  2,693
            Savings accounts                               416           387
            NOW accounts                                   230           238
                                                        ------        ------
                                                         3,566         3,318
            Less, penalties for early
             withdrawal                                     (6)           (4)
                                                        ------        ------

                Total                                 $  3,560      $  3,314
                -----                                   ======        ======

Note 17 - Loan Commitments:
          ----------------

          The Bank had open loan commitments at March 31, 1997 and 1996 of $1,052,000 and $1,073,000, respectively. All loan commitments expire thirty to sixty days from the date issued. These commitments, which are not reflected in the accompanying financial statements, are broken down by interest rate as follows:

                                                          Years Ended March 31,
                      Rate                                  1997          1996
                   ----------                            ------------  --------
                                                            (in thousands)
                    6.5 - 6.9                           $     22      $   430
                    7.0 - 7.4                                405          378
                    7.5 - 8.0                                273          -
                    8.1 - 8.5                                110          265
                    8.6 - 9.0                                230          -
                    9.1 -10.0                                 12          -
                                                           -----        -----

                                                         $ 1,052      $ 1,073
                                                           =====        =====

               Westwood Financial Corporation and Subsidiary              F-24
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------




Note 18 - Loans to Related Parties:
          ------------------------

          The Bank has had, and expects to have in the future, banking transactions conducted in the ordinary course of business with directors, executive officers and their affiliates on the same terms as those prevailing for comparable transactions with other borrowers. These loans amounted to $371,824 and $257,366 at March 31, 1997 and 1996, respectively, and do not involve more than normal risks of repayment. At March 31, 1997 and 1996, these loans represented 3.7% and 4.2%, respectively, of shareholders' equity.

Note 19 - Employee Benefit Plan:
          ---------------------

          As of January 1, 1994 the bank adopted a financial institution thrift plan pursuant to IRS Section 401(K). Employees of the bank may participate in the 401(K) plan whereby they may elect to make contributions pursuant to a salary reduction agreement upon meeting a length of service requirement. The bank matched the employee contribution at a rate of 25% of up to 4% of the employees salary. As of January 1, 1996 the bank began matching the employee contribution at a rate of 50% of up to 4% of the employees salary. The bank's contributions to the plan for the years ended March 31, 1997 and 1996 were $7,214 and $5,011, respectively.

Note 20 - Stock Bonus Plans:
          -----------------

          Effective December 9, 1993, in connection with the reorganization of Westwood Savings Bank, the Bank established three Management Stock Bonus Plans ("MSBPs") to reward certain key directors, officers and employees with proprietary interest in the Bank as compensation for future professional service. The Bank contributed 24,000 shares of common stock to the Plans, and accordingly, recorded no proceeds for the issuance of the common stock. Shares are granted at the discretion of a committee appointed by the Board of Directors and vested at a rate of 20% per year over 5 years. The Bank will record compensation expense and equity as individual employees vest in allocated shares. After the conversion of Westwood Financial Corporation and Subsidiary, the 24,000 shares were exchanged for 39,216 shares. As of March 31, 1997 and 1996 the Plan had granted 39,216 and 24,000 shares, respectively, to employees of which 26,235 and 9,989 shares have been vested as of March 31, 1997 and 1996, respectively. Compensation expense recorded for the MSBP's shares totaled $48,000 for the years ended March 31, 1997 and 1996. The expense is being recognized pro rata over a sixty month period starting from the date of reorganization (December 9, 1993) for financial statement purposes.

               Westwood Financial Corporation and Subsidiary              F-25
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------




Note 21 - Stock Option Plan:
          -----------------

          In  December  1995,  in  connection  with the 1993 option  plans,  the remaining options (8,003 shares) were granted to officers and directors at an exercise price of $13.25 per share. After the conversion of Westwood Financial Corporation and Subsidiary, the exercise price was adjusted to $8.11. No options granted under 1993 option plans have been exercised as of March 31, 1997.


          Financial Accounting Standards Board (FASB) Statement on Accounting for Stock-Based Compensation - In October 1995, FASB issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 defines a "fair value based method" of accounting for an employee stock option whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. FASB encourages all entities to continue the use of the "intrinsic value based method" prescribed by Accounting Principles Board ("APB") Opinion No. 25. Under the intrinsic value based method, compensation cost is the excess of the market price of the stock at the grant date over the amount an employee must pay to acquire the stock. However, most stock option plans have no intrinsic value at the grant date and, as such, no compensation cost is recognized under APB Opinion No. 25. Entities electing to continue use of the accounting treatment of APB Opinion No. 25 must make certain pro forma disclosures as if the fair value based method had been applied. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995. Pro forma disclosures must include the effects of all awards granted in fiscal years beginning December 15, 1994. The Bank anticipates to continue using the "intrinsic value based method" as prescribed by APB Opinion No. 25. Had compensation cost for the Company's stock option plans been determined based on the fair value at the dates of the awards under those plans consistent with the method of SFAS No. 123, the effect on the Company's net income and income per share would be immaterial to the financial statements.

               Westwood Financial Corporation and Subsidiary              F-26
                 Notes to the Consolidated Financial Statements
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------


Note 22 - Fair Value of Financial Instruments
          -----------------------------------

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

          Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. In cases where the quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Those techniques are significantly affected by the assumptions used, including the discount rate and estimated future cash flows, and judgements regarding expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates involve uncertainties and are subjective in nature, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

          Fair value estimates are determined for on and off balance sheet financial instruments, without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Tax implications related to the realization of the unrealized gains and losses have a significant effect on fair value estimates and have not been considered in any of the estimates.

          The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments.

          Cash and cash equivalents and accrued interest receivable:

          The fair value for cash and cash equivalents and accrued interest receivable are equal to the carrying amounts reported in the financial statements.

          Securities:

          The fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

               Westwood Financial Corporation and Subsidiary              F-27
                  Notes to the Consolidated Financial Statement
                             March 31, 1997 and 1996
--------------------------------------------------------------------------------



Note 22 - Fair Value of Financial Instruments (continued)
          -----------------------------------

          Loans:
          -----

          The fair values of loans are estimated by discounting future cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

          Deposits:
          --------

          The  fair  value of  demand  and  savings  deposits  are  equal to the carrying amounts reported in the financial statements. For certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar maturities.

          Commitments to extend credit:
          ----------------------------

          These off-balance sheet instruments are comprised of unfunded loan commitments which are generally priced at market at the time of funding, therefore, the fair values of these items are substantially similar to the related notional amounts.


          The carrying values and estimated fair values of the Bank's financial instruments are as follows:

                                            (In Thousands)       (In Thousands)
                                            March 31, 1997       March 31, 1996
                                          ------------------  --------------------
                                          Carrying Estimated  Carrying  Estimated
                                           Amount  Fair Value   Amount  Fair Value
                                           ------  ----------   ------  ----------
Financial assets:
  Cash and cash equivalents                $ 5,408   $ 5,408   $ 5,208   $ 5,208
  Securities available for sale                  2         2     4,422     4,422
  Securities held to maturity               59,207    58,281    39,463    39,293
  Loans                                     40,666    40,137    34,838    35,098
  Accrued interest receivable                1,077     1,077       699       699


Financial liabilities:
  Deposits                                  87,733    84,961    80,240    80,243
  Accrued interest payable                     124       124       116       116
  Loan payable - FHLB                       10,000    10,000


                         WESTWOOD FINANCIAL CORPORATION

Directors                                  Officers
---------                                  --------
William J. Woods*                          William J. Woods
Chairman of the Board                      Chief Executive Officer and
                                           President
Joanne Miller*
Vice President                             Joanne Miller
                                           Vice President and
Paul F. Becker*                            Secretary
Consultant to Quinn Funeral Service
                                           George E. Niemczyk
John M. Caruso*                            Vice President/Controller
Home Restoration and Repair Company

William J. Durgin*
New York Life Insurance Agent

Sidney J. Hagan*
Retired construction official

* Also serves as Director of
  Westwood Savings Bank.

                         WESTWOOD SAVINGS BANK OFFICERS

William J. Woods                           Margaret Flood
Chairman of the Board                      Asst. Vice President/Branch Manager - Westwood

Joanne Miller                              Lynne Kopp
President                                  Asst. Vice President/Branch Manager - Haworth

Robert L. Pierson                          Catherine Solimando
Vice President                             Secretary

George E. Niemczyk
Vice President/Controller


Corporate Counsel                          Special Counsel
-----------------                          ---------------

Harry Randall, Jr.                         Malizia, Spidi, Sloane, & Fisch, P.C.
Randall, Randall, & Stevens                One Franklin Square
287 Kinderkamack Road                      1301 K Street, N.W.  Suite 700E
Westwood, NJ 07675                         Washington, DC 20005

Auditor                                    Transfer Agent and Registrar
-------                                    ----------------------------

RD Hunter and Company, LLP                 Registrar and Transfer Company
One Mack Center Drive                      10 Commerce Drive
Paramus, NJ 07652                          Cranford, NJ 07016


The Corporation's Annual Report for the Year Ended March 31, 1997 filed with the Securities and Exchange Commision on Form 10- KSB without exhibits is available without charge upon written request. For a copy of the Form 10-KSB or any other investor information, please write the Secretary of the Corporation at 700-88 Broadway, Westwood, New Jersey 07675. The Annual Meeting of Stockholders will be held on July 15, 1997 at 4:00 PM at the main office of Westwood Savings Bank.

                               WESTWOOD FINANCIAL
                                  CORPORATION





                             WESTWOOD SAVINGS BANK


          700-88 Broadway                                   139 Terrace Street
         Westwood, NJ 07675                                 Haworth, NJ 07641
           (201) 666-5002                                     (201) 387-6777


            [FDIC LOGO]                              [EQUAL HOUSING LENDER LOGO]

                                                                     Appendix IV

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-QSB

        [X] QUARTERLY REPORT UNDER SECTION 13 OF 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                 For the quarter period ended September 30, 1997

                                       OR

        [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
                                  EXCHANGE ACT


                 For the transition period from            to
                                                ----------    ----------

                           Commission File No. 0-28200


                         Westwood Financial Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

              New Jersey                                   22-3413572
              -------------------------------------------------------
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                   700-88 Broadway, Westwood, New Jersey 07675
                   -------------------------------------------
                    (Address of principal executive offices)

                                  201-666-5002
                                  ------------
              (Registrant's telephone number, including area code)

Check whether the issuer (1) filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes  X      No
                                                              ---        ---

State the number of shares outstanding of each of the issuer's classes of common equity as of the latest practicable date.

                 Class: Common Stock, par value $0.10 per share
                Outstanding shares at November 10, 1997: 645,295

                         WESTWOOD FINANCIAL CORPORATION

                              INDEX TO FORM 10-QSB

                                                                            Page
                                                                            ----
PART 1.  FINANCIAL INFORMATION
         ---------------------

Item 1.  Financial Statements

         Consolidated statements of Financial Condition at September
         30, 1997 (unaudited) and March 31, 1997                               2

         Consolidated Statements of Income for the three and six months
         ended September 30, 1997 and 1996 (unaudited)                         3

         Consolidated Statements of Cash Flows for the three and six months
         ended September 30, 1997 and 1996 (unaudited)                         4

         Notes to Consolidated Financial Statements (unaudited)                5

Item 2.  Management's Discussion and Analysis of Financial
                  Condition and Results of Operations                          6


PART II. OTHER INFORMATION
         -----------------

Item 1.  Legal Proceedings                                                    11

Item 2.  Changes in Securities                                                11

Item 3.  Default Upon Senior Securities                                       11

Item 4.  Submission of Matters to a Vote of Security Holders                  11

Item 5.  Other Information                                                    12

Item 6.  Exhibits and Reports on Form 8-K                                     12

SIGNATURES

                  WESTWOOD FINANCIAL CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                               SEPTEMBER 30, 1997 MARCH 31, 1997
                                               ------------------ --------------

                    ASSETS
                    ------
Cash and cash equivalents                               $   6,302   $   5,408
Loans receivable, net                                      40,067      40,340
Interest receivable on loans                                  260         256
FHLB stock, at cost                                           576         576
Mortgage-backed securities held-to-maturity,
  (market value of $18,311 and $19,581, respectively)      18,111      19,728
Investment securities held-to-maturity,
  (market value of $41,472 and $38,124, respectively)      42,399      38,903
Investment securities available-for-sale,
  (at market value)                                             2           2
Interest receivable on investments                            855         852
Property and equipment, net                                   711         734
Goodwill                                                    1,085       1,132
Prepaid expenses and other assets                              57          50
                                                        ---------   ---------

       TOTAL ASSETS                                     $ 110,425   $ 107,981
                                                        =========   =========

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------
Liabilities:
  Demand deposits                                       $  13,778   $  13,111
  Savings deposits                                         75,967      74,622
  Interest payable on deposits                                131         124
  Loans and advances payable                               10,000      10,000
  Other liabilities                                           194         142
  Dividends payable                                            65          32
                                                        ---------   ---------

       Total Liabilities                                  100,135      98,031
                                                        ---------   ---------

Commitments and Contingencies (Note 4)

Shareholders' equity:
  Common stock ($.10 par value, 747,500
    authorized, 645,241 issued and
    outstanding at September 30, 1997
    and March 31, 1997)                                        65          65
  Paid in capital                                           3,212       3,212
  Retained earnings                                         7,013       6,753
  Unearned stock bonus plan shares                              0         (80)
                                                        ---------   ---------
         Total Shareholders' Equity                        10,290       9,950
                                                        ---------   ---------

       TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY                           $ 110,425   $ 107,981
                                                        =========   =========

                  WESTWOOD FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                             (Dollars in Thousands)


                                                 FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                 ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                 --------------------   -----------------------
                                                     1997        1996        1997      1996
                                                ---------  ----------   ----------   ----------

INTEREST INCOME
Loans receivable                                $     774   $     729    $   1,560   $   1,440
Mortgage-backed securities                            328         225          672         449
Investment securities, including O/N deposits         783         591        1,526       1,158
Dividends on FHLB stock                                10           7           19          14
                                                ---------   ---------    ---------   ---------

Total interest income                               1,895       1,552        3,777       3,061

INTEREST EXPENSE
Deposits                                              983         872        1,936       1,716
Borrowings                                            150           0          299           0
                                                ---------   ---------    ---------   ---------
                                                    1,133         872        2,235       1,716

Net interest income                                   762         680        1,542       1,345

Provision for loan losses                               9           5           17          40
                                                ---------   ---------    ---------   ---------

Net interest income after
provision for loan losses                             753         675        1,525       1,305

NONINTEREST INCOME
Miscellaneous charges and fees                         62          34          103          62
Late charges                                            2           1            4           3
                                                ---------   ---------    ---------   ---------

Total noninterest income                               64          35          107          65

NONINTEREST EXPENSE
Compensation and employee benefits                    244         164          423         330
FDIC insurance and regulatory expenses                 27          54           49         100
SAIF Special Assessment                                 0         454            0         454
Depreciation and amortization                          41          41           82          81
Data Processing                                        37          35           71          69
Occupancy                                              35          29           64          57
Loss on sale of securities                              0          17            0          17
Merger acquisition costs                               69           0           69           0
Other                                                 126         124          252         212
                                                ---------   ---------    ---------   ---------

Total noninterest expense                             579         918        1,010       1,320
                                                ---------   ---------    ---------   ---------

INCOME (LOSS) BEFORE INCOME TAXES                     238        (208)         622          50

INCOME TAX EXPENSE                                    118         (58)         265          31
                                                ---------   ---------    ---------   ---------

NET INCOME (LOSS)                               $     120   $    (150)   $     357   $      19
                                                =========   =========    =========   =========

Weighted Average Earnings Per Share             $    0.19   $   (0.23)   $    0.55   $    0.03
                                                =========   =========    =========   =========

Weighted Average Shares Outstanding               645,268     646,700      645,268     549,038


                  WESTWOOD FINANCIAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (Dollars in Thousands)

                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          September 30,               September 30,
                                                          -------------               -------------
                                                          1997       1996             1997        1996
                                                          ----       ----             ----        ----

INTEREST OPERATING ACTIVITIES
  NET INCOME                                           $   120    $  (150)          $   357    $    19
                                                        =======    =======           ======     ======
  ADJUSTMENTS TO RECONCILE NET INCOME TO
    NET CASH PROVIDED BY OPERATING ACTIVITIES:
    Depreciation                                            18         18                35         34
    Amortization of goodwill                                23         23                47         47
    Amortization of stock bonus plan                        68         12                80         24
    Provision for loan losses                                9          5                17         40
    Loss on sale of securities                               0         17                 0         17
  (INCREASE) DECREASE IN ASSETS:
    Interest receivable                                   (187)       (51)               (7)      (122)
    Prepaid income taxes                                     0       (104)                0        (81)
    Prepaid expenses                                        11         (6)               (7)       187
  INCREASE (DECREASE) IN LIABILITIES:
    Interest payable                                       (13)       (11)                7          1
    Taxes payable                                          (46)       (88)               61        (23)
    Accrued expenses                                        41        338                (9)       447
                                                       -------    -------           -------    -------
          TOTAL ADJUSTMENTS                                (76)       153               224        571
                                                       -------    -------           -------    -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES         44          3               581        590
                                                       =======    =======           =======    =======

INVESTING ACTIVITIES:
    Loans made of net repayments                         1,085     (1,628)              256     (4,029)
    Purchase of investments - net of sales                (448)    (1,771)           (1,879)    (3,240)
    Acquisition of goodwill                                  0         12                 0        (42)
    Purchase of office property and equipment               (4)       (11)              (12)        12
                                                       -------    -------           -------    -------
           NET CASH PROVIDED (USED BY)
            INVESTING ACTIVITIES                           633     (3,398)           (1,635)    (7,299)
                                                       -------    -------           -------    -------

FINANCING ACTIVITIES:
    Net increase (decrease) in deposit accounts         (1,107)     2,098             2,012      3,185
    Proceeds from sale of stock and reorganization,
       net of conversion costs                              --         --                --      3,428
    Dividends paid                                         (32)       (32)              (64)       (32)
                                                       -------    -------           -------    -------
     NET CASH PROVIDED (USED BY)
       FINANCING ACTIVITIES                             (1,139)     2,066             1,948      6,581
                                                       -------    -------           -------    -------

     INCREASE (DECREASE) IN CASH
       AND CASH EQUIVALENTS                               (462)    (1,329)              894       (128)

     CASH AND CASH EQUIVALENTS - Beginning of period     6,764      6,409             5,408      5,208
                                                       -------    -------           -------    -------

     CASH AND CASH EQUIVALENTS - End of period         $ 6,302    $ 5,080           $ 6,302    $ 5,080
                                                       =======    =======           =======    =======

CASH PAID DURING THE PERIOD FOR:
   Interest                                            $ 1,146    $   883           $ 2,104    $ 1,715
   Income taxes                                        $   164    $   135           $   204    $   135

          NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997


NOTE 1:  BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Westwood Financial Corporation (the "Corporation") and its a wholly-owned subsidiary, Westwood Savings Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

These consolidated financial statements were prepared in accordance with instructions for Form 10-QSB and therefore, do not include all disclosures necessary for a complete presentation of the statement of the financial condition, statement of operations, and statement of cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for the fair presentation of the interim financial statements have been included and all such adjustments are of a normal recurring nature. The results of operations for the six months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year March 31, 1998 or any other interim period. The consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes which are incorporated by reference in the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 1997.

NOTE 2:  PROPOSED MERGER

On September 10, 1997, the Corporation and Lakeview Financial Corporation ("Lakeview") the holding company of Lakeview Savings Bank ("Lakeview Savings"), Paterson, New Jersey, signed a definitive merger agreement providing for the merger of the Corporation into Lakeview and the merger of the Bank into Lakeview Savings. Shares of the Corporation will be exchanged for $29.25, payable in the aggregate in the form of 50% cash and 50% Lakeview Common Stock. The transaction is subject to certain contingencies including satisfaction of state and federal regulatory approvals, approval of the shareholders of the Corporation and a receipt of a fairness opinion by the Corporation. It is anticipated that the transaction will occur in the first calendar quarter of 1998. The transaction is expected to be accounted for under the purchase method.

NOTE 3:  STOCK BONUS PLANS

In conjunction with the signing of the letter of intent to merge, all shares remaining in the stock bonus plans vest immediately. This resulted in an additional $56,000 of amortization expense which is being recognized in the current quarter.

NOTE 4:  COMMITMENTS AND CONTINGENCIES

On July 2, 1997, the Savings Bank entered into a contract to purchase a tract of land for $280,000. The contract is contingent upon receiving all municipal and government approvals, as required. The land may be used for a possible branch site.

                       MANAGEMENT DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Westwood Financial Corporation, Inc, (the "Corporation") is a New Jersey corporation organized in December 1995 at the direction of the Board of Directors of the Westwood Savings Bank of New Jersey (the "Bank") to facilitate the conversion of Bergen North Financial, M.H.C. (the Mutual Holding Company") from the mutual to the stock form of ownership and to acquire and hold all of the capital stock of the Bank (collectively, the "Conversion and
Reorganization"). Prior to the consummation of the Conversion and Reorganization, the Mutual Holding Company was the majority stockholder of the Bank and upon consummation of the Conversion and Reorganization, the Mutual Holding Company was merged into the Bank. The Corporation acquired the Bank as a wholly-owned subsidiary upon the consummation of the Conversion and Reorganization on June 6, 1996.

On September 10, 1997, the Corporation and Lakeview Financial Corp. ("Lakeview") the holding company of Lakeview Savings Bank ("Lakeview Savings"), Paterson, New Jersey, signed a definitive merger agreement providing for the merger of the Corporation into Lakeview and the merger of the Bank into Lakeview Savings. Shares of the Corporation will be exchanged for $29.25, payable in the aggregate in the form of 50% cash and 50% Lakeview Common Stock. The transaction is subject to certain contingencies including satisfaction of state and federal regulatory approvals, approval of the shareholders of the Corporation and a receipt of a fairness opinion by the Corporation. It is anticipated that the transaction will occur in the first calendar quarter of 1998. The transaction is expected to be accounted for under the purchase method.

Financial Condition at September 30, 1997
-----------------------------------------

Total assets at September 30, 1997 amounted to $110.4 million, an increase of $2.4 million, or 2.26% over total assets at March 31, 1997. This increase was due primarily to a $1.9 million increase in investment securities, an increase of $900,000 in cash and cash equivalents, offset by a net decrease of $300,000 in loans receivable. Funding of asset growth was provided from the increase in deposit accounts. Total liabilities amounted to $100.1 million at September 30, 1997, an increase of $2.1 million, or 2.14%, over total liabilities at March 31, 1997. The increase in liabilities is due primarily to a $2.0 million net increase in deposits, which resulted in the Bank's response to the general increase in rates offered by other bank's in the market area.

On July 2, 1997, the Savings Bank entered into a contract to purchase a tract of land for $280,000. The contract is contingent upon receiving all municipal and government approvals, as required. The land may be used for a possible branch site.

The Bank had no non-performing assets at September 30, 1997 or at March 31, 1997.

Results of Operations - Comparison For the Three Months Ended September 30, 1997 and 1996
--------------------------------------------------------------------------------

Net Interest Income. Net interest income increased $82,000, or 12.06%, for the three months ended September 30, 1997 as compared to the same period ended September 30, 1996. The primary reason for the increase was that average balances of cash and investments securities increased $15.8 million due to the purchase and sales of investment securities during the three months ended September 30, 1997 compared to the same period in 1996. Declining interest rates partially offset the increase in net interest income. The interest rate spread and net interest margin declined to 2.50% and 2.83%, respectively during the three months ended September 30, 1997 compared to 2.69% and 3.05%, respectively for the same period in 1996. The lower interest rate spread and net interest margin are primarily due to a lower yield on earning assets and higher costs of funds in the second quarter of 1997.

Provision for Loan Losses. At September 30, 1997, the Bank increased its provision for loan losses by $4,000, from the comparable period in September
1996 due to a potential loss on a consumer loan. The loan is currently performing.

Non-Interest Income. Non-interest income increased $19,000, or 54.29% during the period ended September 30, 1997, as compared to the same period ended September 30, 1996. This increase was primarily due to a $9,000 increase in fee income from additional checking account activity, increased ATM fees and increased prepayment penalties.

Non-Interest Expense. Non-interest expense decreased $339,000 or 36.93% from $918,000 for the three months ended September 30, 1996 to $579,000 for the three months ended September 30, 1997. This decrease in expenses was primarily due to the $456,000 one time special SAIF assessment that occurred in September 1996, and a decrease in FDIC insurance and regulatory expenses of $27,000, offset by an $80,000 increase in compensation and employee benefits and $69,000 in merger expenses relating to legal and accounting expenses regarding the proposed merger. The increase in compensation and employee benefits was primarily due to an additional $56,000 expense to fully amortize the stock bonus plans. In conjunction with the signing of the letter of intent to merge, all shares remaining in the stock bonus plans vest immediately.

Results of Operations - Comparison of Six Months Ended September 30, 1997 and September 30, 1996
--------------------------------------------------------------------------------

Net Interest Income. Net interest income increased $197,000, or 14.65%, for the six months ended September 30, 1997 as compared to the same period ended September 30, 1996. The primary reason for the interest was that average balances of cash and investments securities increased $16.1 million due to the purchase and sales of investment securities during the six months ended September 30, 1997 compared to the same period in 1996. Declining interest rates partially offset the increase in net interest income. The interest rate spread and net interest margin declined to 2.51% and 2.83%, respectively during the six months ended September 30, 1997 compared to 2.78% and 3.07%, respectively for the same period in 1996. The lower interest rate spread and net interest margin are primarily due to a lower yield on earning assets and higher costs of funds for the first six months of 1997.

Provision for Loan Losses. At September 30, 1997, the Bank decreased its provision for loan losses by $23,000 or 57.50%, from the comparable period in September, 1996. The Bank maintains a provision for losses on loans based upon management's periodic evaluation of known and inherent risks in the loan portfolio, the Bank's past loss experience, adverse situations that may affect the borrower's ability to repay loans, estimated value of the underlying collateral and current and expected market conditions. Based upon a review of these factors, management determined that the Bank's allowance for loan losses was adequate in view of the composition of the Bank's loan portfolio. At September 30, 1997, the Bank's loan portfolio consisted of 88.31% of one-to four-family loans.

Non-Interest Income. Non-interest income increased $32,000 from $19,000 for the six months ended September 30, 1996 to $65,000 for the six months ended September 30, 1997, primarily due to a $20,000 increase in checking account fees and a $10,000 increase in ATM fees.

Non-Interest Expense. Non-interest expense decreased $310,000 from $1.3 million to $1.0 million during the comparable periods ending September 30, 1996 and 1997, respectively. This decrease was primarily due to the one-time SAIF special assessment of $454,000 made in 1996 offset by a $93,000 increase in compensation and employee benefits, $69,000 in merger expenses relating to legal and accounting expenses of the proposed merger and $40,000 in other expenses. The increase in compensation and employee benefits was primarily due to amortization of the stock bonus plans as previously discussed and the hiring of additional staff. In regard to the increase in other expenses, there was no expense included in this category that increased materially.

Liquidity Resources
-------------------

The Bank's liquidity is a measure of its ability to fund loans, pay withdrawals of deposits, and other cash outflows in an efficient, cost effective manner. The Bank's primary sources of funds are deposits and scheduled amortization and prepayment of loans and mortgage-backed securities. During the past several years, the Bank has used such funds primarily to fund maturing time deposits, pay savings withdrawals, fund lending commitments, purchase new investments, and increase liquidity. The Bank is currently able to fund its operations internally. Additionally, sources of funds include the ability to utilize Federal Home Loan Bank of New York advances and the ability to borrow against mortgage-backed and investment securities. As of September 30, 1997, the Bank had $10 million in borrowed funds.

The Bank anticipates that it will have sufficient funds available to meet its current commitments. As of September 30, 1997, the Bank had mortgage commitments to fund loans of $1.1 million. Also, at September 30, 1997, there were commitments on unused lines of credit relating to home equity loans of $2.6 million. Certificates of deposit scheduled to mature in one year or less at September 30, 1997 totaled $52.5 million. Based on historical deposit withdrawals and outflows, and on internal monthly deposit reports monitored by management, management believes that a majority of such deposits will remain with the Bank. As a result, no adverse liquidity effects are expected. At September 30, 1997, the Bank's total liquidity was 59.27%.

Capital Compliance
------------------

The following table sets forth the institution's capital position at September 30, 1997 as compared to the minimum regulatory capital requirements imposed on the institution by the FDIC at that date. The Bank also met the capital requirements of the New Jersey Department of Banking.

                                      At September 30, 1997
                                  -----------------------------
                                    Amount            of Assets
                                    ------            ---------

GAAP Capital:                      $10,290              9.32%
                                   =======             =====

Leverage Capital:(1)(2)
Actual Leverage Capital            $ 7,760              7.18%
Leverage Capital Requirement         3,243              3.00%
                                   -------             -----
  Excess                           $ 4,517              4.18%
                                   =======             =====
Tier 1 Capital: (1)(3)
  Actual Tier 1 Capital            $ 7,760             19.22%
  Tier 1 Capital Requirement         1,615              4.00%
                                   -------             -----
  Excess                           $ 6,145             15.22%
                                   =======             =====
Total Risk-Based Capital:(1)(3)
  Actual Risk-Based Capital        $ 7,995             19.80%
  Risk-Based Capital Requirement     3,230              8.00%
                                   -------             -----
  Excess                           $ 4,765             11.80%
                                   =======             =====

(1) Regulatory capital reflects modifications from GAAP capital due to identifiable intangible assets and constraints on allowance for loan and lease losses.
(2) Leverage Capital is computed as a percentage of Average Total Assets of $108,112.
(3) Tier 1 Capital and Total Risk-Based Capital are computed as a percentage of Total Risk-Weighted Assets of $40,370.

Key Operating Ratios
--------------------

THE TABLE BELOW SETS FORTH CERTAIN PERFORMANCE RATIOS OF THE BANK FOR THE PERIODS INDICATED.


                                                FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                -------------------    -------------------

                                                  1997      1996       1997       1996
                                                  ----      ----       ----       ----



RETURN ON AVERAGE ASSETS (net income
  divided by average total assets) (1)            0.43%    (0.65%)     0.65%     0.04%

RETURN ON AVERAGE EQUITY (net income
  divided by average equity) (1)                  4.67%    (6.19%)     7.00%     0.44%

INTEREST RATE SPREAD (1) (2)                      2.50%     2.69%      2.51%     2.78%

NET INTEREST MARGIN (net yield on average
  interest-earning assets)                        2.83%     3.05%      2.83%     3.07%

NON-PERFORMING ASSETS TO TOTAL ASSETS              N/A       N/A        N/A       N/A

AVERAGE INTEREST-EARNING ASSETS TO
  AVERAGE INTEREST-BEARING LIABILITIES          107.91%   109.20%    107.84%   107.50%

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES TO NON-INTEREST EXPENSE           130.05%    79.20%    150.99%    97.47%

NON-INTEREST EXPENSE TO AVERAGE ASSETS (1)        2.10%     3.62%      1.83%     3.00%



(1)  ANNUALIZED.

(2) INTEREST RATE SPREAD REPRESENTS THE DIFFERENCE BETWEEN THE WEIGHTED AVERAGE YIELD ON INTEREST-EARNING ASSETS AND THE WEIGHTED AVERAGE RATE ON INTEREST-BEARING LIABILITIES.
      COMPUTED ON THE BASIS OF AVERAGE MONTHLY VALUES.

                           PART II - OTHER INFORMATION
                           ---------------------------


         Item 1.           Legal Proceedings
                           -----------------

                           The Corporation was not involved in any material legal proceedings at September 30, 1997. The Bank, from time to time, is a party to litigation, which arises in the ordinary course of business, such as claims to enforce liens, claims involving the making and servicing of loans, claims relating to the hiring or termination of employees, and other issues incident to the business of the Bank. In the opinion of management, the resolution of these lawsuits would not have a material adverse effect on the financial condition or results of operations of the Bank or the Corporation.

         Item 2.           Changes in Securities
                           ---------------------

                           Not applicable.

         Item 3.           Defaults Upon Senior Securities
                           -------------------------------

                           Not applicable.

         Item 4.           Submission of Matters to a Vote of Security Holders
                           ---------------------------------------------------

                           The Annual Meeting of Shareholders of the Corporation was held on July 15, 1997 and the following items were acted upon:

                           1. Election of directors William J. Woods and Harry Randall, Jr.for a term of three years ending in 2000. Messrs. Woods and Randall were both elected for a term of three years by the following vote:

                                                              FOR                         WITHHELD
                                                   --------------------------     ---------------------------

                                                   # of Votes     % of Shares     # of Votes     % of Shares

                           William J. Woods          555,762          99%              6030           1%


                           Harry Randall, Jr.        555,712          99%              6080           1%

                           2. The ratification of the 1997 Directors Stock Plan. The number of abstention and the percentage of shares were 12,929 and 2.3%, respectively. The 1997 Directors Stock Plan was ratified by the following vote:


                                                              FOR                         WITHHELD
                                                   --------------------------     ---------------------------

                                                   # of Votes     % of Shares     # of Votes     % of Shares

                                                     481,691        85.71%           67,222            12%


                           3. The ratification of the appointment of RD Hunter & Company LLP as auditors for the Corporation for the fiscal year ending March 31, 1998. The number of abstention and the percentage of shares were 631 and 1%, respectively. RD Hunter & Company LLP was ratified as the Corporation's auditors by the following vote:


                                                              FOR                         WITHHELD
                                                   --------------------------     ---------------------------

                                                   # of Votes     % of Shares     # of Votes     % of Shares


                                                     555,161         98.8%           6,050          .01%


         Item 5.           Other Information
                           Not applicable.

         Item 6.           Exhibits and Reports on Form 8-K

                          (a)      List of Exhibits

                           3.1     Articles of Incorporation of Westwood Financial Corporation*

                           3.2     Bylaws of Westwood Financial Corporation*

                           4       Specimen Stock Certificate*

                           11      Statement re:  Computation of per share earnings

                           27      Financial Data Schedule (electronic filing only)


* Incorporated by reference to Registrant's Registration Statement on Form S-1 initially filed with the SEC on December 20, 1995 (File No. 33-28200).

                           (b)     Reports On Form 8-K
                                   On September 10, 1997, the Corporation filed a Form 8-K reporting the announcement of the definitive merger agreement with Lakeview Financial Corp.

                         WESTWOOD FINANCIAL CORPORATION

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         Westwood Financial Corporation



Date: 11/12/97            By:  /s/William J. Woods
     -----------------         -------------------------------------------------
                               William J. Woods
                               Chief Executive Officer
                               (Principal Executive Officer)



Date: 11/12/97            By:  /s/George E. Niemczyk
     -----------------         -------------------------------------------------
                               George E. Niemczyk
                               Controller
                               (Principal Accounting and Financial Officer)

EXHIBIT 11

                         WESTWOOD FINANCIAL CORPORATION


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                        Six Months Ended
                                                       September 30, 1997
                                                       ------------------


         Net Income  ................................         $357,000
                                                              ========


         Primary and fully diluted

         Average shares outstanding..................         645,268
                                                              =======


         Per share amount............................         .55
                                                              ===



Earnings per share of common stock for the six months ended September 30, 1997 have been determined by dividing net income for the six month period by the weighted average number of shares of common stock outstanding.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

         (i) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. LFC's Certificate of Incorporation includes limitations on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         (ii) Indemnification of Directors, Officers, Employees and Agents. Under Article XVI and XVII of its Certificate of Incorporation, LFC must, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (A) were in breach of his duty of loyalty to the corporation or its shareholders, (B) were not in good faith or involved a knowing violation of law or (C) resulted in receipt by such person of an improper personal benefit.

         (iii) Insurance. LFC's directors and officers are insured against losses arising from any claim against them such as wrongful acts or omissions, subject to certain limitations.

Item 21. Exhibits

    2.1 Agreement and Plan of Reorganization dated as of September 10, 1997, by and between Lakeview Financial Corp.,, Lakeview Savings Bank, Westwood Financial Corporation and Westwood Savings Bank (attached as Appendix I to the Proxy Statement/Prospectus filed as a part of this Registration Statement).
    5.1 Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the legality of the securities being registered and the Merger.^
    8.1 Opinion of Malizia, Spidi, Sloane & Fisch, P.C. concerning certain federal tax consequences.
   ^23.1 Consent of  Malizia,  Spidi,  Sloane & Fisch,  P.C.  (contained  in its
         Opinions 5.1 and 8.1).
   ^23.2 Consent of KPMG Peat Marwick LLP.^
    23.3 Consent of RD Hunter & Company^ LLP.
    23.4 Consent of FinPro, Inc..
   ^99.1 Opinion  of  FinPro,  Inc.  (attached  as  Appendix  II to  the  Proxy
          Statement/Prospectus filed as a part of this Registration Statement).
     99.2 Form of Proxy of Westwood Financial Corporation.

Item 22. Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) ^ To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 ^, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                  ^ The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  ^ The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, LFC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paterson, New Jersey, on ^ January 15, 1998.


                                     LAKEVIEW FINANCIAL CORP.


                                     By:   /s/Kevin J. Coogan
                                          --------------------------------------
                                           Kevin J. Coogan
                                           President, Chief Executive
                                           Officer and Director
                                           (Duly Authorized Representative)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities as of ^ January 15, 1998.

By: /s/Kevin J. Coogan                  By:   /s/Leo J. Dean
    ----------------------------------        ----------------------------------
    Kevin J. Coogan                           Leo J. Dean
    President, Chief Executive Officer        Director
      and Director
    (Principal Executive Officer)



By: /s/Leo J. Costello                  By:   /s/Michael R. Rowe
    ----------------------------------        ----------------------------------
    Leo J. Costello                           Michael R. Rowe
    Director                                  Director



By: /s/Robert J. Davenport              By:   /s/Dennis D. Pedra
    ----------------------------------        ----------------------------------
    Robert J. Davenport                       Dennis D. Pedra
    Director                                  Director



By: /s/Vincent A. Scola                 By:  /s/Anthony G. Gallo
    ----------------------------------       -----------------------------------
    Vincent A. Scola                          Anthony G. Gallo
    Director                                  Vice President and Chief Financial Officer
                                              (Principal Financial and Accounting Officer)
